                                               Filed Pursuant to Rule 424(b)(1)
                                               Registration No.  33-98378


           PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED APRIL 11, 1996)
--------------------------------------------------------------------------------
                        NEWCOURT RECEIVABLES ASSET TRUST
          $188,172,873 CLASS A 6.24% ASSET BACKED NOTES, SERIES 1996-3
                   NEWCOURT RECEIVABLES CORPORATION, SELLER,
                      NEWCOURT CREDIT GROUP INC., SERVICER
--------------------------------------------------------------------------------
     The Newcourt Receivables Asset Trust (the "TRUST" or the "ISSUER") has been formed pursuant to a Pooling, Collateral Agency and Servicing Agreement, dated as of April 15, 1996, among Newcourt Receivables Corporation ("NRC"), as Seller, Newcourt Credit Group Inc. ("NEWCOURT"), as Servicer, Fleet National Bank, as collateral agent (the "COLLATERAL AGENT"), and Chase Manhattan Bank Delaware, as issuer trustee (the "ISSUER TRUSTEE"), and will issue $188,172,873 aggregate principal amount of Class A 6.24% Asset Backed Notes, Series 1996-3 (the "SERIES 1996-3 CLASS A NOTES"). The Series 1996-3 Class A Notes will be issued pursuant to an Indenture, to be dated as of December 12, 1996 (the "INDENTURE"), between the Trust and Fleet National Bank, as Indenture Trustee (the "INDENTURE TRUSTEE"). The trust will also issue $8,181,429 aggregate principal amount of Class B 6.91% Asset Backed Notes, Series 1996-3 (the "SERIES 1996-3 CLASS B NOTES") and $8,181,429 aggregate principal amount of Class C 8.66% Asset Backed Notes, Series 1996-3 (the "SERIES 1996-3 CLASS C NOTES"; together with the Series 1996-3 Class B Notes, the "SERIES 1996-3 SUBORDINATED NOTES"; and together with the Series 1996-3 Class A Notes and the Series 1996-3 Class B Notes, the "SERIES 1996-3 NOTES"). In addition, as more fully described herein, the Trust has previously issued the Series 1996-1 Notes and the Series 1996-2 Notes (each as defined herein). The Series 1996-3 Subordinated Notes together with all other outstanding Subordinated Notes (as defined in the Prospectus) heretofore and from time to time hereafter issued by the Trust are subordinated to the Series 1996-3 Class A Notes and all other outstanding Class A Notes (as defined in the Prospectus) heretofore and from time to time hereafter issued by the Trust, as described herein and in the Prospectus. The Series 1996-3 Subordinated Notes are not being offered and sold hereunder. The Series 1996-3 Class A Notes will rank pari passu with all other outstanding Class A Notes heretofore and from time to time hereafter issued by the Trust, as described herein and in the Prospectus. The property of the Trust (the "TRUST ASSETS") does and will include a pool of contracts (collectively, the "CONTRACTS") consisting of (i) conditional sale agreements, promissory notes with or without related security agreements, operating and finance leases, installment payment agreements, and similar types of financing agreements with end-users (each, an "END-USER") of the Equipment, Software and Services described below (such Contracts, "END-USER CONTRACTS") and meeting eligibility requirements specified herein and in the Prospectus, and in each case with respect to certain information technology, communications, commercial, industrial, transportation, resources and construction equipment (the "EQUIPMENT"), certain computer software (the "SOFTWARE") and related support and consulting services (the "SERVICES"; together with Equipment and Software, the "FINANCED ITEMS"),
                                                  (cover continued on next page)
                            ------------------------

     THE SERIES 1996-3 CLASS A NOTES ARE SECURED BY THE ASSETS OF THE TRUST. THE PROCEEDS OF THE ASSETS OF THE TRUST AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT ARE THE ONLY SOURCES OF PAYMENTS ON THE SERIES 1996-3 CLASS A NOTES. THE SERIES 1996-3 CLASS A NOTES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, THE ISSUER TRUSTEE, NEWCOURT CREDIT GROUP INC., NEWCOURT RECEIVABLES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 15 IN THE PROSPECTUS.
--------------------------------------------------------------------------------

                                                  PRICE TO           UNDERWRITING          PROCEEDS TO
                                                  PUBLIC(1)            DISCOUNT           SELLER(1)(2)
-----------------------------------------------------------------------------------------------------------
Per Class A Note...........................       99.9910%              0.3000%             99.6910%
-----------------------------------------------------------------------------------------------------------
Total......................................     $188,155,937           $564,519           $187,591,418

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accrued interest, if any, on the Class A Notes from November 1, 1996.
(2) Before deduction of expenses estimated to be $175,000.
                            ------------------------
FIRST UNION CAPITAL MARKETS CORP.
                                     DEUTSCHE MORGAN GRENFELL
                                                                 LEHMAN BROTHERS
The date of this Prospectus Supplement is December 9, 1996 continued from previous page together with certain rights of the Financing Originator (as hereinafter defined) under vendor finance program agreements and vendor assignments with vendors of the Financed Items, collections thereon, the Equipment or a security interest in the Equipment, as more fully described herein and in the Prospectus, and (ii) limited or full recourse promissory notes payable by vendors (such notes, "VENDOR NOTES") and secured by the vendor's interest in End-User Contracts originated by such vendor (End-User Contracts securing Vendor Notes being collectively referred to as "SECONDARY CONTRACTS"), and by the Equipment related to such End-User Contracts. The Series 1996-3 Notes as well as each other outstanding Series of Notes heretofore and hereafter issued from time to time by the Trust will be secured by the Trust Assets pursuant to the Pooling Agreement. The Seller has acquired, in the case of the Initial Contracts, or will acquire, in the case of other Contracts, the Contracts (or interests therein securing Vendor Notes), the Equipment (or interests therein) and related assets from the Financing Originator.

                           ---------------------------

      The Series 1996-3 Class A Notes are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to the approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel, or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Series 1996-3 Class A Notes will be made only in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, Societe Anonyme and the Euroclear System.

                           ---------------------------

         The Trust may from time to time offer other Series of Notes which will be payable from the assets of the Trust and amounts on deposit in the Reserve Account and which may have terms significantly different from the Series 1996-3 Notes.

         Interest on the Series 1996-3 Notes will be payable monthly on the 20th day of each month (or if such day is not a Business Day, the next succeeding Business Day) commencing on December 20, 1996 (each, a "DISTRIBUTION DATE"). The interest rate for the Series 1996-3 Class A Notes will be 6.24% per annum. The interest rate for the Series 1996-3 Class B Notes will be 6.91% per annum. The interest rate for the Series 1996-3 Class C Notes will be 8.66% per annum. Principal of the Series 1996-3 Notes will be payable on each Distribution Date to the extent described herein and in the Prospectus.

         The Maturity Date for all of the Series 1996-3 Notes is December 20, 2004. However, the actual payment in full of the Series 1996-3 Class A Notes and the Series 1996-3 Subordinated Notes could occur sooner. The Maturity Date for the Series 1996-1 Notes is August 20, 2003 and for the Series 1996-2 Notes is June 20, 2004

         The Series 1996-3 Class A Notes will be represented by certificates that will be registered in the name of CEDE & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Series 1996-3 Class A Notes will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive Series 1996-3 Class A Notes will be available to the Series 1996-3 Class A Noteholders only under the limited circumstances described under "Description of the Notes--Definitive Class A Notes" in the Prospectus.

         There is currently no secondary market for the Series 1996-3 Class A Notes, and there is no assurance that one will develop or, if one does develop, that it will continue until the Series 1996-3 Class A Notes are paid in full.

                           ---------------------------


         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SERIES 1996-3 CLASS A NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES 1996-3 CLASS A NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                           ---------------------------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SERIES 1996-3 CLASS A NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

         The Commission maintains a Web site at "http://www.sec.gov" which contains information regarding registrants that file electronically with the Commission.

                            SUMMARY OF SERIES TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and a listing of the pages on which such terms are defined is found in the "Index of Terms". Certain capitalized terms used in this summary but not otherwise defined herein have the meanings assigned to such terms in the Prospectus.

Issuer...................   Newcourt Receivables Asset Trust, a Delaware
                            business trust (the "TRUST" or the "ISSUER"). The principal executive offices of the Trust are in Wilmington, Delaware, in care of the Issuer Trustee, at the address of the Issuer Trustee specified below.

Seller...................   Newcourt Receivables Corporation ("NRC"), a Delaware
                            corporation and a wholly-owned subsidiary of Newcourt Credit Group USA Inc., a Delaware corporation ("NEWCOURT USA"), which, in turn, is a wholly-owned subsidiary of Newcourt Credit Group
                            Inc. ("NEWCOURT"). The principal executive offices of the Seller are located at Bank One Tower, 111
                            Monument Circle, Suite 300, Indianapolis, Indiana
                            46204.

Servicer.................   Newcourt Credit Group Inc., an Ontario corporation.
                            The principal executive offices of the Servicer are located at BCE Place, 181 Bay Street, Suite 3500,
                            P.O. Box 827, Toronto, Ontario, Canada M5J 2T3.

Subservicers.............   As described in the Prospectus (see "Credit and
                            Contract Servicing Procedures--Contract Collections" in the Prospectus), Newcourt Financial USA Inc. may perform limited servicing duties.

Issuer Trustee...........   Chase Manhattan Bank Delaware.  The principal
                            executive offices of the Issuer Trustee are located at 1201 Market Street, Wilmington, Delaware 19801.

Indenture Trustee........   Fleet National Bank.  The principal executive
                            offices of the Indenture Trustee are located at 777
                            Main Street, 11th Floor, Hartford, Connecticut
                            06115.

Collateral Agent.........   Fleet National Bank.  The principal executive
                            offices of the Collateral Agent are located at 777
                            Main Street, 11th Floor, Hartford, Connecticut
                            06115.

Financing Originator.....   Newcourt Financial USA Inc. (the "FINANCING
                            ORIGINATOR"), a wholly-owned subsidiary of Newcourt
                            USA.

Series Cutoff Date.......   October 31, 1996.

Series Closing Date......   December 12, 1996.

The Notes................   Class A 6.24% Asset Backed Notes, Series 1996-3 (the
                            "SERIES 1996-3 CLASS A NOTES") in the aggregate initial principal amount of $188,172,873 (the
                            "INITIAL SERIES 1996-3 CLASS A PRINCIPAL AMOUNT").
                            The Trust will also issue Class B 6.91% Asset Backed
                            Notes, Series 1996-3 (the "SERIES 1996-3 CLASS B
                            NOTES") in the aggregate initial principal amount of $8,181,429 (the "INITIAL SERIES 1996-3 CLASS B
                            PRINCIPAL AMOUNT") and Class C 8.66% Asset Backed

                            Notes, Series 1996-3 (the "SERIES 1996-3 CLASS C NOTES" and, together with the Series 1996-3 Class A Notes and the Series 1996-3 Class B Notes, the "SERIES 1996-3 NOTES") in the aggregate initial principal amount of $8,181,429 (the "INITIAL SERIES 1996-3 CLASS C PRINCIPAL AMOUNT"). In addition, the Trust has previously issued $119,656,814 aggregate principal amount of Class A 6.79% Asset Backed Notes, Series 1996-1 of which $91,142,688 will be outstanding as of the Series Closing Date (the "SERIES 1996-1 CLASS A NOTES"), $5,202,470 aggregate principal amount of Class B 7.53% Asset Backed Notes, Series 1996-1 of which $4,331,812 will be outstanding as of the Series Closing Date (the "SERIES 1996-1 CLASS B NOTES"), $5,202,470 aggregate principal amount of Class C 9.05% Asset Backed Notes, Series 1996-1 of which $4,331,812 will be outstanding as of the Series Closing Date (the "SERIES 1996-1 CLASS C NOTES"; together with the Series 1996-1 Class A Notes, and the Series 1996-1 Class B Notes, the "SERIES 1996-1 NOTES"), $169,810,862 aggregate principal amount of Class A 6.87% Asset Backed Notes, Series 1996-2 of which $159,104,292 will be outstanding as of the Series Closing Date (the "SERIES 1996-2 CLASS A NOTES"), $7,383,081 aggregate principal amount of Class B 7.54% Asset Backed Notes, Series 1996-2 of which $7,098,087 will be outstanding as of the Series Closing Date (the "SERIES 1996-2 CLASS B NOTES") and $7,383,081 aggregate principal amount of Class C 9.22% Asset Backed Notes, Series 1996-2 of which $7,098,087 will be outstanding as of the Series Closing Date (the "SERIES 1996-2 CLASS C NOTES"; together with the Series 1996-2 Class A Notes, and the Series 1996-2 Class B Notes, the "SERIES 1996-2 NOTES"). The Series 1996-3 Class B Notes are subordinated to the Class A Notes of all Series to the extent set forth herein and in the Prospectus and are not being offered or sold hereunder. The Series 1996-3 Class C Notes are subordinated to the Class A Notes and the Class B Notes of all Series to the extent set forth herein and in the Prospectus and are not being offered or sold hereunder.

                            The Series 1996-3 Class A Notes will be available for purchase in denominations of $1,000 and integral multiples thereof (except for one Class A Note which, for rounding purposes, may be less than an integral multiple thereof) in book-entry form only. The holders of Series 1996-3 Class A Notes will not be entitled to receive a definitive Series 1996-3 Class A Note except in the event that definitive Series 1996-3 Class A Notes are issued in the limited circumstances described in the Prospectus. See "Description of the Notes--Definitive Class A Notes" in the Prospectus. The Series 1996-3 Class A Notes will be issued pursuant to an Indenture to be dated as of December 12, 1996 (the "INDENTURE") among the Issuer, the Collateral Agent, NRC and the Indenture Trustee.

Class A Interest Rate....   6.24% per annum.

Class B Interest Rate....   6.91% per annum.

Class C Interest Rate....   8.66% per annum.

Subordinated Note Rate...   For purposes of calculating the Series Discount Rate
                            applicable to the Series 1996-3 Notes, the Subordinated Note Rate is 14.43%.

Minimum Amount...........   For the Series 1996-3 Notes, $4,602,054.

Excess Spread Amount.....   To the extent available, a portion of the Series
                            Available Amounts for all Series will be applied on each Distribution Date to pay principal on the Series 1996-3 Notes and the Notes of other Series in accordance with the allocation method set forth under "Description of the Notes--Allocations" in the Prospectus. See "Description of the Series 1996-3
                            Notes--Excess Spread Amount".

Trust Assets.............   The Trust Assets will include (i) (w) the Contracts
                            transferred to the Trust in connection with the Series 1996-1 Notes and which are outstanding on the Series Closing Date (the "SERIES 1996-1 CONTRACTS"), with an aggregate Discounted Contract Balance (the
                            "SERIES 1996-1 ADCB") of $99,200,522 as of the
                            Series Cutoff Date (x) the Contracts transferred to the Trust in connection with the Series 1996-2 Notes and which are outstanding on the Series Closing Date
                            (the "SERIES 1996-2 CONTRACTS"; together with the
                            Series 1996-1 Contracts, the "PRIOR SERIES
                            CONTRACTS"), with an aggregate Discounted Contract
                            Balance (the "SERIES 1996-2 ADCB") of $173,906,258 as of the Series Cutoff Date, (y) Additional
                            Contracts transferred to the Trust as of the Series
                            Cutoff Date in connection with the Series 1996-3
                            Notes (the "SERIES 1996-3 CONTRACTS") with an aggregate Discounted Contract Balance (the "SERIES
                            1996-3 ADCB") of $204,535,732 as of the Series
                            Cutoff Date and (z) Additional Contracts transferred from time to time prior to the Commitment
                            Termination Date to the Trust in connection with the issuance of additional Series of Notes as described herein and in the Prospectus, (ii) all monies due or to become due thereunder after, for each Contract, the Cutoff Date specified therefor in the Supplement executed in connection with the transfer of such Contracts to the Trust, (iii) the related Equipment
                            (or a security interest therein), (iv) with respect to Contracts which are Vendor Notes, the Applicable
                            Security related thereto, (v) such amounts as from time to time may be held in (A) the Collection
                            Account, (B) the Reserve Account and (C) the Cash
                            Collateral Account, other than earnings on funds in any such account, (vi) the rights of the Financing
                            Originators under certain Vendor Agreements insofar as such rights relate to the Contracts (including
                            Additional Contracts) transferred to the Trust,
                            (vii) the rights of the Seller under the Purchase
                            Agreements other than certain rights of
                            indemnification from the Financing Originator to the Seller and (viii) proceeds of all of the foregoing.

                            On the Series Closing Date, the Contracts will consist of the Prior Series Contracts which remain outstanding and the Series 1996-3 Contracts (collectively, the "TRANSFERRED CONTRACTS"); the Equipment will consist of the Equipment (or security interest therein) related to the Transferred Contracts; and the Applicable Security will consist of the Applicable Security related to the Transferred Contracts which are Vendor Notes. Subsequent to the Series Closing Date, the Seller at its option may (at any time prior to the Commitment Termination Date) sell to the Trust Additional Contracts and interests in related Equipment and Applicable Security, subject to certain terms and conditions described herein and in the Prospectus. See "The Trust Assets--Additional Contracts" and "Description of the Notes--New Issuances; Addition of Trust Assets" in the Prospectus. Such additions, if any, will be made in connection with the issuance of additional Series of Notes. None of the Seller, the Servicer, the Issuer Trustee or the Trust is required or intends to obtain the consent of the Series 1996-3 Noteholders to issue any additional Series or to add any Additional Contracts in connection therewith. The Trust is entitled to all collections on the Prior Series Contracts as of the respective Cutoff Date for each related Series and will be entitled to all collections with respect to the Series 1996-3 Contracts due on or after the Series Cutoff Date, and will be entitled to all collections with respect to the Additional Contracts due on or after the Cutoff Date specified in the Supplement executed in connection with the transfer of such Contracts to the Trust. The Transferred Contracts and any Additional Contracts (other than any of the foregoing which have been re-assigned to the Seller or have been paid or prepaid in full) will individually be referred to as "CONTRACTS" and collectively will comprise the "CONTRACT POOL".

                            Each Series will be secured by all Trust Assets, and an Event of Default under any Series will constitute an Event of Default under all Series. See "Description of the Series 1996-3 Notes--Events of Default and Restricting Events".

                            The Servicer may agree to the early termination or full prepayment of any Contract included in the Contract Pool on the terms and subject to the conditions described in "Description of the Notes--Prepaid Contracts" in the Prospectus.

                            Additional Contracts will be required to meet such criteria as may be required from time to time by the Rating Agency; provided, however, that Additional Contracts may not be added to the Contract Pool (i) following the Commitment Termination Date or (ii) unless such addition would not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series of Class A Notes. See "The Contracts" and "The Pooling Agreement-- Representations and Warranties" in the Prospectus.

Transferred Contracts....   The Transferred Contracts cover a variety of new and
                            used information technology, communications, commercial, industrial, transportation, resources and construction equipment, computer software and related services.

                            The Transferred Contracts have been selected by the Financing Originator from its portfolio of CSAs, Secured and Unsecured Notes, Leases, IPAs, Financing Agreements and Vendor Notes, have the characteristics specified in the Pooling Agreement and described herein and in the Prospectus and were purchased by the Seller (i) in the case of Series 1996-1 Contracts transferred by the Seller to the Trust under the Series 1996-1 Purchase Agreements,
                            (ii) in the case of Series 1996-2 Contracts transferred by the Seller to the Trust, under the Series

                            1996-2 Purchase Agreement and (iii) in the case of Series 1996-3 Contracts transferred by the Seller to the Trust under the Series 1996-3 Purchase Agreement. See "The Pooling Agreement Generally-- Representations and Warranties" and "Use of Proceeds" in the Prospectus and "The Trust Assets--Initial Contracts" and "--Other Pool Data" herein. Certain of the Contracts (the "PBCC CONTRACTS") transferred to the Trust and purchased by the Seller under the Series 1996-2 Purchase Agreement and the Series 1996-3 Purchase Agreement were acquired by the Financing Originator from Pitney Bowes Credit Corporation ("PBCC") on June 28, 1996. The PBCC Contracts consist of a portfolio of End-User Contracts and Vendor Notes secured by Secondary Contracts and the related Equipment and Applicable Security. The PBCC Contracts and each related Vendor, have been re-underwritten by the Financing Originator using the standard credit underwriting procedures described in Newcourt's Credit Manual. See "Credit and Contract Servicing Procedures" in the Prospectus.

                            The Transferred Contracts represent substantially all of the Eligible Contracts owned by the Financing Originator as of the respective Cutoff Date for each related Series that satisfied the concentration criteria set forth in the Prospectus under "Description of the Notes--Concentration Amounts". As of the Series Cutoff Date, the ADCB of the Transferred Contracts was $477,642,511, the weighted average remaining term to maturity for the Transferred Contracts was approximately 42 months, the final scheduled payment date of the Transferred Contract with the latest expiration was October 25, 2003 and the average Discounted Contract Balance was approximately $54,588. The Series Discount Rate for the Series 1996-1 Contracts is 8.11% per annum, the Series Discount Rate for the Series 1996-2 Contracts is 8.12% per annum and the Series Discount Rate for the Series 1996-3 Contracts is 7.50% per annum. For further information regarding the Transferred Contracts, see "The Contracts" in the Prospectus and "The Trust Assets--Initial Contracts" and "--Other Pool Data" herein.

Terms of the Notes:

A.  Interest ............   Interest on the Series 1996-3 Notes will be payable
                            monthly on the 20th day of each month or, if any such date is not a day other than a Saturday, a Sunday or a day on which banking institutions in Indianapolis, Indiana, Wilmington, Delaware or New
                            York, New York are authorized or obligated by any law or regulation to be closed (any such date, a "BUSINESS DAY"), on the next succeeding Business
                            Day, commencing December 20, 1996 (each, a
                            "DISTRIBUTION DATE"), to the holders of record of the Series 1996-3 Class A Notes (the "SERIES 1996-3
                            CLASS A NOTEHOLDERS"), the holders of record of the Series 1996-3 Class B Notes (the "SERIES 1996-3
                            CLASS B NOTEHOLDERS") and the holders of record of the Series 1996-3 Class C Notes (the "SERIES 1996-3
                            CLASS C NOTEHOLDERS", and together with the Series
                            1996-3 Class A Noteholders and Series 1996-3 Class B
                            Noteholders, the "SERIES 1996-3 NOTEHOLDERS"), in each case as of the last day of the calendar month preceding the month in which such Distribution Date occurs (the "RECORD DATE"); except that the Record
                            Date for the

                            December 20, 1996 Distribution Date will be the date of the original issuance of the Series 1996-3 Notes (the "SERIES CLOSING DATE").

                            Interest on the outstanding principal amount of the Series 1996-3 Notes will accrue at the Class A Interest Rate, Class B Interest Rate or Class C Interest Rate, as applicable, from and including the first day of each calendar month to and including the last day of such calendar month on the outstanding principal amount of such Series 1996-3 Notes as of the first day of such calendar month, except that interest payable on the first Distribution Date following the Series Closing Date will accrue at the applicable Interest Rate for the period from but excluding the Series Cutoff Date to and including the last day of the calendar month immediately preceding such Distribution Date, on the Principal Amount of such Series 1996-3 Notes as of such Series Closing Date (assuming such amount was outstanding as of the Series Cutoff Date for such Series) (each period for which interest accrues on the Series 1996-3 Notes, an "ACCRUAL PERIOD").

                            Interest on the principal amount of the Series 1996-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

B.  Principal

    General..............   As described in the Prospectus (see "Description of
                            the Notes--Allocations" in the Prospectus), principal of the Series 1996-3 Class A Notes will be payable on each Distribution Date in an amount equal to the lesser of the Class A Principal Payment
                            Amount for the Series 1996-3 Notes for such Distribution Date and the then outstanding principal amount of the Series 1996-3 Class A Notes, to the extent Series Available Amounts for the Series
                            1996-3 Notes are available therefor and to the extent of amounts otherwise payable on account of the Subordinated Notes which are subordinated to the prior payment of the Class A Principal Payment
                            Amount for the Series 1996-3 Notes. See "Description of the Notes--Allocations" in the Prospectus.

                            As described in the Prospectus (see "Description of the Notes--Allocations" in the Prospectus), subject to certain restrictions, principal of the Series 1996-3 Class B Notes will be payable on each Distribution Date in an amount equal to the lesser of the Class B Principal Payment Amount for the Series 1996-3 Notes for such Distribution Date and the then outstanding principal amount of the Series 1996-3 Class B Notes, to the extent Series Available Amounts for the Series 1996-3 Notes are available after the payment of the Class A Principal Payment Amount for the Series 1996-3 Class A Notes, the deposit into the Reserve Account of an allocable portion of amounts necessary to maintain the Minimum Reserve Balance and payment of interest in respect of the Series 1996-3 Class C Notes as described in the Prospectus.

                            As described in the Prospectus (see "Description of the Notes--Allocations" in the Prospectus), subject to certain restrictions, principal of the Series 1996-3 Class C Notes will be payable on each

                                          Distribution Date in an amount equal
                                          to the Series Available Amounts
                                          remaining after the payment of the
                                          Class A Principal Payment Amount for
                                          the Series 1996-3 Class A Notes, the
                                          payment of interest in respect of the
                                          Series 1996-3 Class B Notes and Series
                                          1996-3 Class C Notes and the payment
                                          of the Class B Principal Payment
                                          Amount for the Series 1996-3 Class B
                                          Notes.

                                          Payment on the Series 1996-3 Class B
                                          Notes and the Series 1996-3 Class C
                                          Notes will be subordinated to payments
                                          on the Class A Notes of all Series
                                          (including the Series 1996-3 Class A
                                          Notes) to the extent described herein
                                          and in the Prospectus.

   Maturity Date.......................   The Maturity Date for the Series
                                          1996-3 Notes is December 20, 2004.

   Expected Amortization Schedule......   The expected amortization schedule for
                                          the Series 1996-3 Class A Notes is set
                                          forth herein under "Description of the
                                          Series 1996-3 Notes--Payments of
                                          Principal". Although the Maturity Date
                                          for the Series 1996-3 Class A Notes is
                                          December 20, 2004, the expected final
                                          payment date for the Series 1996-3
                                          Class A Notes is March 20, 2001.

C. Optional Redemption.................   The Series 1996-3 Class A Notes may be
                                          redeemed in whole, but not in part, on
                                          any Distribution Date if the Seller
                                          exercises its option to redeem all
                                          Series of Class A Notes and Class B
                                          Notes when the aggregate outstanding
                                          principal balance of the Class A Notes
                                          and Class B Notes of all Series is
                                          less than 10% of the initial aggregate
                                          principal balance of all Series of
                                          Class A Notes and Class B Notes as of,
                                          in each case, their original date of
                                          issuance. The redemption price for the
                                          Series 1996-3 Class A Notes (the
                                          "REDEMPTION PRICE") will be equal to
                                          the unpaid principal amount of such
                                          Notes plus accrued and unpaid interest
                                          thereon through the date of
                                          redemption.

Reserve Account........................   As described in the Prospectus under
                                          "Description of the Notes--Reserve
                                          Account", a trust account has been
                                          established by the Servicer in the
                                          name of and maintained by the
                                          Collateral Agent (the "RESERVE
                                          ACCOUNT"). As of the Series Closing
                                          Date there will be $4,776,425 in the
                                          Reserve Account, which amount will
                                          include $2,045,357 funded by Newcourt
                                          on the Series Closing Date (the amount
                                          so funded by Newcourt, the "MINIMUM
                                          DEPOSIT"). The Minimum Deposit is
                                          equal to the lesser of (x) 1% of the
                                          Series ADCB for the Series 1996-3
                                          Notes and (y) the amount by which
                                          amounts then on deposit therein are
                                          less than the Minimum Reserve Balance.
                                          Thereafter, on each Distribution Date
                                          amounts required to be maintained on
                                          deposit in the Reserve Account will be
                                          funded with Series Available Amounts
                                          for each Series of Notes remaining
                                          after payment of interest and
                                          principal payments due on the Class A
                                          Notes of such Series and interest
                                          payments due on the Class B Notes of
                                          such Series.

                                          On each Distribution Date, amounts on
                                          deposit in the Reserve Account will be
                                          applied as described in the Prospectus
                                          under "Description of the
                                          Notes--Allocations" and "--Reserve
                                          Account". As so described, on each
                                          Distribution Date amounts on deposit
                                          in the Reserve Account in excess of
                                          the Aggregate Minimum Reserve Balance
                                          will be paid first, to Newcourt and
                                          second, to the holders of the Class C
                                          Notes.

Servicing Matters................   The Servicer will be entitled to receive on
                                    each Distribution Date a monthly fee (the
                                    "SERVICING FEE") equal to the product of (i) one-twelfth, (ii) .60% and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period, payable out of the Available Amount.

                                    For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) which was due and payable pursuant to a Contract during such Collection Period was not received prior to the end of such Collection Period, the Servicer may make an advance (a "SERVICER ADVANCE") in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recoup such amount from subsequent collections under the related Contract. The Servicer will be entitled to be reimbursed for Servicer Advances as described herein and in the Prospectus.

                                    The PBCC Contracts include Contracts (the
                                    "INTER-TEL CONTRACTS") originated by
                                    Inter-Tel Leasing, Inc. ("INTER-TEL") and
                                    Contracts (the "TRIAD CONTRACTS") originated by Triad Systems Financial Corporation (formerly known as TSC Leasing Corporation) and its subsidiary, Orleans Leasing Corporation (collectively, "TRIAD"). The End-Users under the Inter-Tel Contracts and Triad Contracts will continue to make payments thereon to Inter-Tel and Triad, respectively, following the Series Cutoff Date. The Servicer will cause to be established and maintained in the name of the Collateral Agent the Cash Collateral Account (as defined herein) into which the Seller will initially deposit an amount equal to the sum of (i) the maximum scheduled payments due on the Inter-Tel Contracts and the Triad Contracts during any Collection Period and (ii) an amount equal to the anticipated prepayments on such Contracts assuming a Conditional Payment Rate (as defined herein) of 7%, for the period from and including the Series Cutoff Date through and including November 30, 1996 (the sum of (i) and (ii) for any period, the "CASH COLLATERAL REQUIRED AMOUNT"). See
                                    "The Servicer--Servicing" herein.

Tax Status.......................   In the opinion of Skadden, Arps, Slate,
                                    Meagher & Flom LLP, tax counsel for NRC, for federal income tax purposes, the Series
                                    1996-3 Class A Notes will properly be
                                    characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

ERISA Considerations.............   The Series 1996-3 Class A Notes will be
                                    eligible for purchase by Benefit Plans under certain circumstances. See "ERISA
                                    Considerations" herein and in the
                                    Prospectus.

Rating of the Securities.........   It is a condition to the issuance of the
                                    Class A Notes that the Series 1996-3 Class A
                                    Notes be rated "AAA" by Standard & Poor's
                                    Ratings Services (the "RATING AGENCY").

                                    A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity.

                                THE TRUST ASSETS

THE TRANSFERRED CONTRACTS

         The Transferred Contracts include the Prior Series Contracts which are comprised of (i) Contracts which were transferred by the Financing Originator, to the Seller on December 28, 1995 pursuant to the Original Purchase Agreement and which remain outstanding on the Series Closing Date and certain additional Contracts which were transferred by the Financing Originator to the Seller on April 15, 1996 pursuant to the Purchase Agreement dated as of such date (together with the Original Purchase Agreement, the "SERIES 1996-1 PURCHASE AGREEMENTS") and which remain outstanding on the Series Closing Date and (ii) Contracts which were transferred by the Financing Originator to the Seller on September 17, 1996 pursuant to the Purchase Agreement dated as of such date (the "SERIES 1996-2 PURCHASE AGREEMENT") and which remain outstanding on the Series Closing Date. In addition, the Transferred Contracts include the Series 1996-3 Contracts which will be purchased from the Financing Originator as of the Series Cutoff Date under the Purchase Agreement dated as of December 12, 1996 (the "SERIES 1996-3 PURCHASE AGREEMENT"). Certain of the Transferred Contracts, including certain of the Series 1996-3 Contracts, were acquired by the Financing Originator on June 28, 1996 from Pitney Bowes Credit Corporation ("PBCC") pursuant to an asset purchase agreement dated as of May 31, 1996. The Transferred Contracts were selected by the Financing Originator from its portfolio of Contracts based on the criteria specified in the Purchase Agreements and described herein and in the Prospectus. See "The Trust Assets--Additional Representations and Warranties" herein and "The Pooling Agreement Generally--Representations and Warranties" and "--Concentration Amounts" in the Prospectus. The Transferred Contracts represent substantially all of the Eligible Contracts owned by the Financing Originator that satisfied as of the respective Cutoff Date for each related Series the concentration criteria set forth in the Prospectus under "Description of the Notes--Concentration Amounts". As of the Series Cutoff Date, the ADCB of the Transferred Contracts was $477,642,511, the weighted average remaining term to maturity for the Transferred Contracts was approximately 42 months, the final scheduled payment date of the Transferred Contract with the latest expiration was October 25, 2003 and the average Discounted Contract Balance was approximately $54,588. The Series Discount Rate for the Series 1996-1 Contracts is 8.11% per annum, the Series Discount Rate for the Series 1996-2 Contracts is 8.12% per annum and the Series Discount Rate for the Series 1996-3 Contracts is 7.50% per annum. For further information regarding the Transferred Contracts, see "The Contracts" in the Prospectus and "The Trust Assets--Other Pool Data" herein.

ADDITIONAL CONTRACTS

         The Pooling Agreement provides that, pursuant to any one or more Supplements, the Seller may direct the Issuer Trustee to issue from time to time new Series subject to the conditions described in the Prospectus (each such issuance, a "NEW ISSUANCE"). Under the Pooling Agreement, the Seller may designate the terms and conditions of any newly issued Series. In connection with a New Issuance, the Seller will transfer Additional Contracts and the related Equipment or other Applicable Security to the Trust (each such transfer, an "ADDITION") as of the applicable Cutoff Date (the date on which Additional Contracts are transferred to the Trustee, an "ADDITION DATE"), subject to the conditions described below. None of the Seller, the Servicer, the Issuer Trustee or the Trust is required or intends to obtain the consent of any Noteholder of any outstanding Series (including any Series 1996-3 Noteholder) to issue any additional Series or add any Additional Contracts in connection therewith. Upon each Addition, all then outstanding Series of Notes (including any Notes issued in conjunction with such Addition) will be secured by the related Additional Contracts, Equipment or other Applicable Security and proceeds thereof. Because each Series will be secured by all Contracts in the Contract Pool, including Additional Contracts added in connection with a New Issuance, there can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Class A Noteholder of another Series previously issued by the Trust. See "Risk Factors--Issuance of Additional Series" in the Prospectus. The Seller intends to offer, from time to time, additional Series.

         Under the Pooling Agreement and pursuant to a Supplement, a New Issuance and related Addition may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement and described in the Prospectus under "Description of the Notes--New Issuances; Addition of Trust Assets", including that Additional Contracts may not be added to the Contract Pool (i) at any time subsequent to the Commitment Termination Date and (ii) unless such addition would not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series of Class A Notes.

ADDITIONAL REPRESENTATIONS AND WARRANTIES

         Pursuant to the Supplement to the Pooling Agreement to be executed in connection with the Series 1996-3 Notes (the "SERIES SUPPLEMENT"), the Seller and the Servicer represent and warrant that as of the Series Closing Date (i) none of the Transferred Contracts in the Contract Pool is or may become subject to a floating interest rate provision and (ii) the aggregate principal amount of Transferred Contracts in the Contract Pool which are subject to voluntary prepayment by an Obligor does not exceed 30% of the aggregate principal amount of the Contracts in the Contract Pool.

         In addition to the representations and warranties specified in the Prospectus, the Seller will represent in the Series Supplement for the benefit of all Noteholders that each of the PBCC Contracts satisfy the underwriting policies detailed in Newcourt's Credit Manual.

         Notwithstanding the provisions of the Prospectus which would require that the Financing Originator represent and warrant in the Series 1996-3 Purchase Agreement, with respect to the Contracts transferred thereunder as of the Cutoff Date, that such Contracts are secured by a fully perfected Lien of the first priority on the related Equipment or, in the case of any Vendor Note, related Applicable Security, the Financing Originator will represent and warrant in the Series 1996-3 Purchase Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date, that such Contracts are secured by a fully perfected Lien of the first priority on the related Equipment or, in the case of any Vendor Note, related Applicable Security, except to the extent the failure to be so perfected would not have a material adverse effect upon the Class A Noteholders.

OTHER POOL DATA

         As of the Series Cutoff Date, there are 8,750 Transferred Contracts, with an ADCB (calculated at the respective Series Discount Rates) of $477,642,511. Approximately 11.16% of the ADCB of the Transferred Contracts provide for payments by the Obligor thereunder on a basis other than monthly payments. The composition and distribution of the Transferred Contracts by remaining term, original term, Discounted Contract Balance, End-User industry, geographic distribution, type of equipment and type of End-User Contract are set forth in the following tables and are reported as of the Series Cutoff Date. Subschedules to Transferred Contracts reflecting amounts billed to separate billing locations are treated as separate Transferred Contracts. Classification by industry is based on Newcourt's customary procedures for determining obligor industry. Percentages and amounts set forth in the following tables may not total due to rounding.

         The ADCB of the Transferred Contracts contained in the following tables was calculated using a Series Discount Rate for the Series 1996-1 Contracts of 8.11% per annum, a Series Discount Rate for the Series 1996-2 Contracts of 8.12% per annum and a Series Discount Rate for the Series 1996-3 Contracts of 7.50% per annum.

        DISTRIBUTION OF TRANSFERRED CONTRACTS BY REMAINING CONTRACT TERM

                    REMAINING CONTRACT                         NUMBER     PERCENTAGE OF ADCB    ADCB OF
                    TERM RANGE (MONTHS)                     OF CONTRACTS   OF CONTRACT POOL    CONTRACTS
----------------------------------------------------------  ------------  ------------------  ------------
   0 Less than Rem. Term Less than or equal to 12.........      833               5.83 %      $ 27,841,779
  12 Less than Rem. Term Less than or equal to 24.........      1,236             7.37 %        35,209,989
  24 Less than Rem. Term Less than or equal to 36.........      1,925            17.84 %        85,216,913
  36 Less than Rem. Term Less than or equal to 48.........      2,369            31.91 %       152,400,488
  48 Less than Rem. Term Less than or equal to 60.........      2,324            33.01 %       157,674,251
  60 Less than Rem. Term Less than or equal to 72.........         51             2.21 %        10,576,331
  72 Less than Rem. Term Less than or equal to 84.........         12             1.83 %         8,722,760
                                                                -----           ------        ------------
       Total..............................................      8,750           100.00 %      $477,642,511
                                                                =====           ======        ============

      DISTRIBUTION OF TRANSFERRED CONTRACTS BY DISCOUNTED CONTRACT BALANCES


             DISCOUNTED CONTRACT                                       NUMBER        PERCENTAGE OF ADCB         ADCB OF
                BALANCE RANGE                                       OF CONTRACTS      OF CONTRACT POOL         CONTRACTS
------------------------------------------------------------------- ------------     ------------------      -------------
        0 Less than Balance Less than or equal to   25,000 .........  3,806               8.43 %             $ 40,258,886
   25,000 Less than Balance Less than or equal to   50,000 .........  1,661              12.76  %              60,952,676
   50,000 Less than Balance Less than or equal to   75,000 .........  1,422              18.75  %              89,542,783
   75,000 Less than Balance Less than or equal to  100,000 .........  1,166              20.87  %              99,661,907
  100,000 Less than Balance Less than or equal to  200,000 .........    466              12.60  %              60,205,552
  200,000 Less than Balance Less than or equal to  300,000 .........     98               5.03 %               24,025,565
  300,000 Less than Balance Less than or equal to  400,000 .........     41               2.96 %               14,135,246
  400,000 Less than Balance Less than or equal to  500,000 .........     17               1.61 %                7,676,402
  500,000 Less than Balance Less than or equal to 1,000,000 ........     44               6.17 %               29,487,873
1,000,000 Less than Balance Less than or equal to 4,000,000.........     28               9.89 %               47,234,941
4,000,000 Less than Balance.........................................      1               0.93 %                4,460,681
                                                                      -----             ------               ------------
                     Total..........................................  8,750             100.00 %             $477,642,511
                                                                      =====             ======               ============



         DISTRIBUTION OF TRANSFERRED CONTRACTS BY ORIGINAL CONTRACT TERM

            ORIGINAL CONTRACT                                          NUMBER        PERCENTAGE OF ADCB           ADCB OF
           TERM RANGE (MONTHS)                                      OF CONTRACTS      OF CONTRACT POOL           CONTRACTS
------------------------------------------------------------------- ------------     ------------------      -------------
 0 Less than Orig. Term Less than or equal to 12 ...................     30               0.48 %             $  2,296,376
12 Less than Orig. Term Less than or equal to 24 ...................    483               3.73 %               17,835,309
24 Less than Orig. Term Less than or equal to 36 ...................  1,550              13.99 %               66,832,153
36 Less than Orig. Term Less than or equal to 48 ...................  1,881              24.45 %              116,763,600
48 Less than Orig. Term Less than or equal to 60 ...................  4,118              48.35 %              230,928,288
60 Less than Orig. Term Less than or equal to 72 ...................    660               5.69 %               27,170,962
72 Less than Orig. Term Less than or equal to 84 ...................     26               2.36 %               11,273,636
84 Less than Orig. Term.............................................      2               0.95 %                4,542,188
                                                                      -----             ------               ------------
                     Total..........................................  8,750             100.00 %             $477,642,511
                                                                      =====             ======               ============



           DISTRIBUTION OF TRANSFERRED CONTRACTS BY END-USER INDUSTRY


                                                                       NUMBER           PERCENTAGE OF ADCB          ADCB OF
          INDUSTRY TYPE                                              OF CONTRACTS        OF CONTRACT POOL          CONTRACTS
-------------------------------------------------------------------- ------------       ------------------       ------------
Transportation......................................................    4,397                55.56 %             $265,370,288
Resources...........................................................      298                 5.16 %               24,663,006
Construction........................................................      267                 3.32 %               15,871,185
Printing............................................................       36                 2.06 %                9,823,312
Financial Management................................................      486                 6.41 %               30,637,942
Distribution........................................................    2,001                 6.68 %               31,924,557
Manufacturing.......................................................      293                 4.29 %               20,514,431
Government..........................................................       18                 0.15 %                  732,312
Commercial..........................................................      180                 3.26 %               15,566,582
Miscellaneous.......................................................      774                13.09 %               62,538,895
                                                                        -----               ------               ------------
                     Total..........................................    8,750               100.00 %             $477,642,511
                                                                        =====               ======               ============

          GEOGRAPHIC DISTRIBUTION OF TRANSFERRED END-USER CONTRACTS (a)


                                     NUMBER         PERCENTAGE OF ADCB       ADCB OF
              STATE               OF CONTRACTS       OF CONTRACT POOL       CONTRACTS
----------------------------------------------      ------------------     ------------
Texas..............................  1,475                15.08 %          $ 72,009,923
California.........................    758                 8.30 %             39,621,584
New York...........................    450                 7.34 %             35,038,565
Alabama............................    372                 5.04 %             24,089,168
Georgia............................    417                 4.99 %             23,811,305
Illinois...........................    375                 4.37 %             20,885,299
Florida............................    372                 3.53 %             16,873,512
New Jersey.........................    226                 3.44 %             16,448,939
Missouri...........................    257                 3.00 %             14,351,080
Michigan...........................    234                 2.64 %             12,603,915
Pennsylvania.......................    202                 2.57 %             12,270,136
Mississippi........................    180                 2.46 %             11,740,840
Ohio...............................    192                 2.42 %             11,572,369
Louisiana..........................    229                 2.15 %             10,277,764
Arkansas...........................    159                 2.13 %             10,170,777
All other states (b)...............  2,852                30.54 %           145,877,336
                                     -----               ------            ------------
              Total................  8,750               100.00 %          $477,642,511
                                     =====               ======            ============

(a)      By End-User billing address.
(b) No other state accounted for more than 1.76% of the ADCB of the Contract Pool as of the Series Cutoff Date.


           DISTRIBUTION OF TRANSFERRED CONTRACTS BY TYPE OF COLLATERAL

                                      NUMBER        PERCENTAGE OF ADCB       ADCB OF
         EQUIPMENT TYPE            OF CONTRACTS      OF CONTRACT POOL       CONTRACTS
---------------------------------- ------------     ------------------    ------------
Transportation.....................  4,547               58.03  %         $277,175,474
Construction.......................    206                3.58 %            17,103,144
Computer Hardware..................  2,009               13.36  %           63,802,680
Computer Software..................    122                8.76 %            41,863,637
Resources..........................    280                5.01 %            23,929,204
Printing Equipment.................     13                2.15 %            10,260,466
Manufacturing Equipment............     68                0.83 %             3,942,356
Miscellaneous......................  1,505                8.28 %            39,565,551
                                     -----              ------            ------------
              Total................  8,750              100.00 %          $477,642,511
                                     =====              ======            ============

     DISTRIBUTION OF TRANSFERRED END-USER CONTRACTS BY TYPE OF CONTRACT (A)

                                       NUMBER      PERCENTAGE OF ADCB        ADCB OF
          CONTRACT TYPE             OF CONTRACTS    OF CONTRACT POOL        CONTRACTS
----------------------------------- ------------   ------------------     ------------
CSAs...............................  4,984               65.76 %          $314,102,202
True Leases........................    448                8.16 %            38,999,426
Finance Leases.....................  3,196               16.49 %            78,776,250
IPAs...............................     94                5.96 %            28,474,489
Secured Notes......................      5                1.62 %             7,745,073
Unsecured Notes....................      7                0.63 %             3,006,964
Other Financing Agreements.........     16                1.37 %             6,538,106
                                     -----              ------            ------------
 Total.............................  8,750              100.00 %          $477,642,511
                                     =====              ======            ============

(a) The Vendor Notes related to Secondary Contracts described above represent $42,447,022 or 8.89% of the ADCB of the Contract Pool.

                                  THE SERVICER

SERVICING

      The Contracts will be serviced by Newcourt, as the Servicer, pursuant to and in accordance with the Pooling Agreement. The Financing Originator will act as subservicer of the Contracts.

      Pursuant to the Amended and Restated Letter Agreement dated April 27, 1995 (the "LETTER AGREEMENT") among the Financing Originator (as assignee of PBCC), Inter-Tel and certain affiliates of Inter-Tel, Inter-Tel will continue to bill and collect collections on account of the Inter-Tel Contracts. Pursuant to the Loan and Security Agreement dated as of November 1, 1989 (as amended, the "LOAN AGREEMENT") among Triad and the Financing Originator, Triad will continue to bill and collect collections on account of the Triad Contracts. No later than the 20th day of each month, Triad is obligated to remit to the Servicer all amounts received during the period commencing on the 21st day of the prior month and ending on the 20th day of the current month from the End-Users under non-defaulted Triad Contracts. Inter-Tel is obligated to pay to the Servicer no later than the first day of each month, an amount equal to all payments scheduled to have been made and all prepayments received, in each case during the immediately preceding month by the End-Users under non-defaulted Inter-Tel Contracts. The Servicer expects that the aggregate scheduled payments due to be received by Inter-Tel and Triad during any monthly period will not exceed $1,392,411. The Servicer, for the benefit of the Noteholders, will cause to be established and maintained in the name of the Collateral Agent on behalf of the Noteholders, with a Qualified Institution designated by the Servicer, a segregated trust account within the corporate trust department of such Qualified Institution (the "CASH COLLATERAL ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders. The Collateral Agent will, for the benefit of the Noteholders, possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. On the Closing Date, the Servicer will deposit an amount equal to $1,640,227 (the "INITIAL CASH COLLATERAL AMOUNT") in the Cash Collateral Account, which amount shall be equal to the Cash Collateral Required Amount for the period from and including the Series Cutoff Date through and including November 30, 1996.

      Each month, the Servicer will deposit all amounts received from Triad and Inter-Tel, respectively, in the Collection Account, in each case, within two Business Days of the date of processing thereof. On each Determination Date, the Servicer will calculate the Cash Collateral Required Amount for the current Collection Period. On each Distribution Date, all amounts on deposit in the Cash Collateral Account in excess of the Cash Collateral Required Amount for the Collection Period immediately preceding the Collection Period during which such Distribution Date occurs will be released to the Servicer. Upon the occurrence of (i) an Insolvency Event with respect to either Triad or Inter-Tel, (ii) the failure of either Triad or Inter-Tel to deliver to the Servicer the required amounts described above on the due dates therefor or (iii) certain events of default by Triad under the Loan Agreement or by Inter-Tel under the Letter Agreement, the Collateral Agent will withdraw from the Cash Collateral Account and deposit into the Collection Account the portion of the amounts on deposit in the Cash Collateral Account attributable to Triad or Inter-Tel, as appropriate. Neither the Seller, the Servicer nor any other party will be obligated to replenish the Cash Collateral Account for any withdrawals therefrom. If, however, the scheduled payments under any of the Triad Contracts or Inter-Tel Contracts are, as a result of actions taken by the Servicer, increased and as a result thereof the amounts then on deposit in the Cash Collateral Account are less than the Cash Collateral Required Amount (after giving effect to such increased payments), the Servicer shall on the immediately following Distribution Date deposit the amount of such insufficiency into the Cash Collateral Account. The Financing Originator has the right to terminate the authority of each of Inter-Tel and Triad to bill and collect as described above upon the occurrence of certain defaults specified in the Letter Agreement and the Loan Agreement, respectively.

         Pursuant to the Series 1996-3 Supplement, on any Determination Date, the Servicer will have the right, upon 30-days prior written notice to the Collateral Agent and the Rating Agency, to substitute for the Cash Collateral Account a renewable letter of credit ("LETTER OF CREDIT") in the name of the Collateral Agent and for the account of the Servicer. The short-term debt obligations of the bank which issues the Letter of Credit must be rated not less than A-1+ by the Rating Agency and the bank, and the Letter of Credit must at all times be available in a minimum amount equal to the Cash Collateral Required Amount for each applicable Collection Period. Upon issuance of a Letter of Credit to the Collateral Agent, all amounts on deposit in the Cash Collateral Account will be released to the Servicer. Pursuant to the Series 1996-3 Supplement, the Servicer will be required to maintain either the Cash Collateral Account or a Letter of Credit, in each case meeting the foregoing requirements, for so long as any Triad Contracts or Inter-Tel Contracts remain outstanding.

      No assurance can be given that the amounts on deposit in the Cash Collateral Account for any Collection Period will at least equal the amounts owed by Inter-Tel and Triad for such period as described above.

DELINQUENCY AND DEFAULT EXPERIENCE

      Set forth below is certain information regarding the delinquency and loss experience of Newcourt with respect to its portfolio of financing agreements (including Contracts and other financing agreements that it previously sold but continues to service) for transportation, construction, information technology, communications, computer software, resources and commercial and industrial equipment users. Information regarding the delinquency and loss experience of the Prior Series Contracts for the eight-month period ended on October 31, 1996 is contained in the Monthly Reports for each calendar month in such period, which Monthly Reports have been filed by Newcourt on Form 8-K under the Exchange Act. The Servicer will provide without charge to any prospective purchaser of the Series 1996-3 Class A Notes copies of such Monthly Reports. The Servicer may be contacted at (416) 594-2400. There can be no assurance that the levels of delinquency and loss experience on the Contracts will be comparable to that set forth in the foregoing Monthly Reports or below.


                        DELINQUENCY EXPERIENCE (a)(b)(c)

                                                      AT DECEMBER 31,                          AT SEPTEMBER 30,          AVERAGE
                                 --------------------------------------------------------      ----------------      --------------
                                     1993                  1994                 1995                1996
                                 --------------       --------------       --------------       --------------
Investment in Contracts ..       $  415,004,008       $  611,863,249       $1,020,470,568       $1,646,495,630       $  923,458,364
Delinquencies:  (% of
  Investment in Contracts)
31-90 Days ...............                 0.25%                0.26%                2.42%                1.93%                1.21%
91+ Days .................                 0.06%                0.01%                0.26%                0.46%                0.20%
Total Delinquencies ......                 0.31%                0.28%                2.68%                2.39%                1.41%

(a) Newcourt classifies accounts as delinquent at the time a payment (or a portion thereof) remains unpaid 31 days or more following the date on which such payment is due. The amount classified as delinquent is the sum of future minimum payments under the financing agreements. Delinquent accounts are written off in their entirety when a determination is made that the account is uncollectible.

(b)   The percentages in any column may not total due to rounding.

(c) Contracts payable in Canadian dollars have been converted to U.S. Dollars at the exchange rate in effect on December 31, 1993, 1994 and 1995 and on September 30, 1996, respectively.


                            LOSS EXPERIENCE (a)(b)(c)

                                            AT DECEMBER 31,                          AT SEPTEMBER 30,        AVERAGE (b)
                       --------------------------------------------------------      ----------------      --------------
                            1993                 1994                 1995                 1996
                       --------------       --------------       --------------       --------------
LOSSES:
Average
 Investment in
 Contracts .....       $  343,511,201       $  502,162,207       $  854,260,753       $1,433,303,467       $  783,309,407
Gross Losses ...            1,709,121            4,332,452            6,035,281           17,224,308            8,760,649
 Recoveries ....              891,237            3,200,891            5,716,447           14,517,046            7,291,159
Net Losses .....              817,883            1,131,561              318,834            2,707,262            1,469,490
 Net Losses as a
   Percentage of
   Investment in
   Contracts ...                 0.24%                0.23%                0.04%                0.25%(d)             0.19%

(a) Figures for 1993, 1994, and 1995 are for the year ended. Figures for 1996 are for the nine months ended September 30, 1996.

(b) Average Investment in Contracts is the average of the Investment in Contracts at the end of each quarter. Average investment in Contracts for 1993, 1994 and 1995 has been restated to exclude the wholesale transportation portfolio.

(c) Contracts payable in Canadian dollars have been converted to U.S. Dollars at the exchange rate in effect on December 31, 1993, 1994 and 1995 and on September 30, 1996, respectively.

(d) The percentage for the nine-month period ended September 30, 1996 is annualized.

PREPAYMENTS

      Set forth below is information regarding the sensitivity of the Notes to changes in the rate of prepayment by the End-Users of Contracts. As stated in the Prospectus, the rate of early terminations of Contracts due to Prepayments is influenced by various factors over which Newcourt has no control. As a result, no assurances are given regarding the rate of prepayments or payments on the Contracts and no prediction can be made as to the actual rate of Prepayments which will be experienced on the Contracts in the Contract Pool. See "Risk Factors--Absence of Prepayment History" in the Prospectus.

      The following chart sets forth the cumulative amount of Optional Prepayments made in each of the corresponding years on all United States Dollar denominated Contracts that Newcourt previously sold but continues to service (including the Prior Series Contracts) ("USD CONTRACTS"), and the percentage equivalent of a fraction the numerator of which is such cumulative amount of Optional Prepayments and the denominator of which is the average of the outstanding balances of USD Contracts as at the last day of each calendar quarter (or portion thereof) in such year. No assurances are given that all such Contracts would be Eligible Contracts; that the portfolio of Financed Items in the Contract Pool at any date of determination would resemble the portfolio of equipment from which the following information has been generated; or that the prepayment experience for any particular Financed Item would resemble that of a different Financed Item. As a result, and as stated in the Prospectus, no assurance can be given that Prepayments (including Optional Prepayments) on the Contracts will conform to the following historical information.

     PREPAYMENT EXPERIENCE OF USD CONTRACTS FROM 1993 TO SEPTEMBER 30, 1996

                                         AVERAGE            CUMULATIVE
                                       OUTSTANDING           AMOUNT OF           PREPAYMENT
              YEAR                   PORTFOLIO BALANCE      PREPAYMENTS             RATE
-----------------------------------  ------------------   ---------------        ----------
                                                  (IN MILLIONS, EXCEPT PERCENTAGES)
1993 ....................               $ 40.45               $  0.50                 1.24%
1994 ....................               $ 93.04               $  0.68                 0.73%
1995 ....................               $130.14               $  3.82                 2.93%
September 30, 1996 ......               $285.03               $ 15.86                 5.56%

      The following chart sets forth the percentage of the Initial Principal Amount of the Class A Notes which would be outstanding on the Distribution Dates set forth below assuming a CPR of 0%, 3%, 7% and 10%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR ("CONDITIONAL PAYMENT RATE" or "CPR") assumes that a fraction of the outstanding Contract Pool is prepaid on each Distribution Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Distribution Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below under the column 7% CPR corresponds to the expected amortization schedule for the Series 1996-3 Class A Notes set forth herein under "Description of the Series 1996-3 Notes--The Series 1996-3 Class A Notes".

                                PREPAYMENT TABLE

DISTRIBUTION DATE            PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
-----------------           ----------------------------------------------------
                            0% CPR         3% CPR         7% CPR         10% CPR
                            ------         ------         ------         -------
Closing Date .......        100.00%        100.00%        100.00%        100.00%
December 20, 1996 ..         97.86%         97.59%         97.21%         96.93%
March 20, 1997 .....         91.46%         90.45%         89.08%         88.02%
June 20, 1997 ......         84.85%         83.22%         81.00%         79.31%
September 20, 1997 .         77.62%         75.48%         72.61%         70.44%
December 20, 1997 ..         71.39%         68.82%         65.41%         62.87%

DISTRIBUTION DATE                   PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
-----------------                   --------------------------------------------------
                                     0% CPR        3% CPR        7% CPR        10% CPR
                                     ------        ------        ------        -------
March 20, 1998 ..............        65.13%        62.25%        58.45%        55.63%
June 20, 1998 ...............        58.72%        55.62%        51.57%        48.60%
September 20, 1998 ..........        51.58%        48.40%        44.29%        41.30%
December 20, 1998 ...........        45.47%        42.26%        38.15%        35.18%
March 20, 1999 ..............        39.47%        36.32%        32.32%        29.46%
June 20, 1999 ...............        33.76%        30.73%        26.92%        24.22%
September 20, 1999 ..........        27.67%        24.89%        21.41%        18.96%
December 20, 1999 ...........        22.90%        20.34%        17.15%        14.93%
March 20, 2000 ..............        16.59%        15.30%        13.33%        11.35%
June 20, 2000 ...............        11.36%        10.26%         9.74%         8.04%
September 20, 2000 ..........         6.54%         5.67%         5.28%         3.87%
December 20, 2000 ...........         3.10%         2.42%         1.97%         0.76%
March 20, 2001 ..............         0.26%         0.00%         0.00%         0.00%
June 20, 2001 ...............         0.00%         0.00%         0.00%         0.00%
Weighted Average Life (years)         1.96          1.87          1.76          1.67

                              THE INDENTURE TRUSTEE

      Fleet National Bank, a national banking association, will be the Indenture Trustee under the Indenture, and its principal offices are located at 777 Main Street, 11th floor, Hartford, Connecticut 06115. For further information regarding the Indenture Trustee, see "The Pooling Agreement Generally--The Indenture Trustees" in the Prospectus.

                               THE ISSUER TRUSTEE

      Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), a Delaware state chartered bank, will be the Issuer Trustee under the Pooling Agreement, and its principal offices are located at 1201 Market Street, Wilmington Delaware 19801. The Issuer Trustee's liability in connection with the issuance and sale of the Series 1996-3 Notes is limited solely to the express obligations of the Issuer Trustee set forth in the Pooling Agreement and the Indenture. For further information regarding the Issuer Trustee, see "The Pooling Agreement Generally--The Issuer Trustee" in the Prospectus.

                                   THE ISSUER

      The Issuer is a Delaware business trust formed solely for the purpose of effectuating the issuance of Series of Notes and the other transactions described in the Prospectus. For further information regarding the Issuer see "The Issuer" in the Prospectus.

                     DESCRIPTION OF THE SERIES 1996-3 NOTES

GENERAL

      The Series 1996-3 Class A Notes will be issued pursuant to the terms of the Indenture and secured pursuant to the terms of the Pooling Agreement. The following summary describes certain terms of the Series 1996-3 Notes, the Pooling Agreement and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Series 1996-3 Notes, the Pooling Agreement, the Indenture and the Note Documents for the Subordinated Notes. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given Series set forth in the Prospectus, to which description reference is hereby made. Fleet National Bank, a national banking association, will be the Indenture Trustee under the Indenture.

THE SERIES 1996-3 CLASS A NOTES

      Payments of Interest. Interest on the outstanding principal amount of the Series 1996-3 Class A Notes will be payable to the Series 1996-3 Class A Noteholders on a monthly basis on each Distribution Date. Interest on the outstanding principal amount of the Series 1996-3 Class A Notes will accrue at the Class A Interest Rate from and including the first day of each Accrual Period to and including the last day of such Accrual Period on the outstanding principal amount of the Series 1996-3 Class A Notes as of the first day of such Accrual Period. Interest will be payable on each Distribution Date for the calendar month immediately preceding such Distribution Date. Interest due on any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date. Interest payments on the Series 1996-3 Class A Notes will generally be derived from the Series Available Amount for the Series 1996-3 Notes. See "Description of the Notes--Allocations" in the Prospectus.

      Payments of Principal. Principal of the Series 1996-3 Class A Notes will be payable on each Distribution Date in an amount equal to the lesser of the Class A Principal Payment Amount for such Series and for such Distribution Date and the remaining outstanding principal amount of the Series 1996-3 Class A Notes, to the extent Series Available Amounts for the Series 1996-3 Notes are available therefor and to the extent of amounts otherwise payable on account of the Subordinated Notes which are subordinated to the prior payment of the Class A Principal Payment Amount for the Series 1996-3 Notes. See "Description of the Notes--Allocations" in the Prospectus. In addition, principal of the Series 1996-3 Class A Notes will be payable on each Distribution Date in an amount equal to the product of the Applicable Class Percentage for such Notes and the Excess Spread Amount for such Series and for such Distribution Date, to the extent of the Series Available Amounts for the Series 1996-3 Notes remaining after payment of interest in respect of the Series 1996-3 Class A Notes, interest in respect of the Series 1996-3 Class B Notes, the Class A Principal Payment Amount for the Series 1996-3 Class A Notes, amounts required to be deposited in the Reserve Account, interest in respect of the Series 1996-3 Class C Notes, the Class B Principal Payment Amount for the Series 1996-3 Class B Notes and the Class C Principal Payment Amount for the Series 1996-3 Class C Notes, to the extent described in the Prospectus. See "Description of the Notes--Allocations" in the Prospectus.

      Payment of principal of the Subordinated Notes of all Series and the payment of interest of the Class C Notes of all Series will be subordinated to the payment of principal of the Series 1996-3 Class A Notes as described in the Prospectus under "Description of the Notes--Allocations". The Series 1996-3 Class A Notes will mature and be due and payable on the Maturity Date. Prior thereto, amounts to be applied in reduction of the outstanding Principal Amount of any Series 1996-3 Class A Note, including the payment of the Class A Principal Payment Amount for such Series payable on any Distribution Date, will not be due and payable, although the failure of the Seller to remit any Available Amounts (including Available Amounts to be used to make any such Class A Principal Payment Amount) will, after the applicable grace period, constitute an Event of Default. See "Description of the Notes--Events of Default" in the Prospectus.

      Assuming a CPR of 7%, the expected amortization schedule for the Series 1996-3 Class A Notes is set forth below.

                                                                  EXPECTED REPAYMENT
             DISTRIBUTION DATE                CLASS A BALANCE          AMOUNT
--------------------------------------------  ------------------  ------------------
Closing Date                                   $188,172,873
December 20, 1996                               182,930,850         $  5,242,023
January 20, 1997                                177,945,713            4,985,137
February 20, 1997                               172,518,088            5,427,624
March 20, 1997                                  167,616,860            4,901,229
April 20, 1997                                  162,796,927            4,819,933
May 20, 1997                                    157,950,631            4,846,296
June 20, 1997                                   152,421,185            5,529,446
July 20, 1997                                   146,952,431            5,468,754
August 20, 1997                                 141,679,984            5,272,447
September 20, 1997                              136,625,843            5,054,141
October 20, 1997                                132,092,772            4,533,071
November 20, 1997                               127,461,563            4,631,210

                                                                  EXPECTED REPAYMENT
             DISTRIBUTION DATE                CLASS A BALANCE          AMOUNT
--------------------------------------------  ------------------  ------------------
December 20, 1997                              $123,092,858         $  4,368,704
January 20, 1998                                118,868,104            4,224,754
February 20, 1998                               114,151,277            4,716,827
March 20, 1998                                  109,979,810            4,171,467
April 20, 1998                                  105,896,838            4,082,971
May 20, 1998                                    101,782,140            4,114,698
June 20, 1998                                    97,038,997            4,743,143
July 20, 1998                                    92,307,014            4,731,983
August 20, 1998                                  87,775,031            4,531,983
September 20, 1998                               83,344,541            4,430,491
October 20, 1998                                 79,467,349            3,877,192
November 20, 1998                                75,484,972            3,982,377
December 20, 1998                                71,787,408            3,697,564
January 20, 1999                                 68,231,616            3,555,792
February 20, 1999                                64,299,454            3,932,162
March 20, 1999                                   60,813,157            3,486,297
April 20, 1999                                   57,478,990            3,334,167
May 20, 1999                                     54,217,587            3,261,402
June 20, 1999                                    50,652,459            3,565,128
July 20, 1999                                    47,344,654            3,307,805
August 20, 1999                                  43,822,960            3,521,694
September 20, 1999                               40,281,307            3,541,652
October 20, 1999                                 37,553,507            2,727,800
November 20, 1999                                34,924,245            2,629,262
December 20, 1999                                32,264,980            2,659,266
January 20, 2000                                 29,767,206            2,497,773
February 20, 2000                                27,460,386            2,306,821
March 20, 2000                                   25,077,699            2,382,687
April 20, 2000                                   22,885,204            2,192,495
May 20, 2000                                     20,753,509            2,131,695
June 20, 2000                                    18,320,936            2,432,573
July 20, 2000                                    16,087,819            2,233,118
August 20, 2000                                  12,852,057            3,235,762
September 20, 2000                                9,928,658            2,923,399
October 20, 2000                                  7,760,382            2,258,275
November 20, 2000                                 5,592,806            2,077,577
December 20, 2000                                 3,702,682            1,890,123
January 20, 2001                                  1,840,222            1,862,460
February 20, 2001                                   132,722            1,707,501
March 20, 2001                                            0              132,722

      Based upon the foregoing schedule of payments, the weighted average life of the Series 1996-3 Class A Notes would be 1.76 years. Because the foregoing schedule assumes a 7% CPR and that there will not be any Defaulted Contracts, no assurances are given that the weighted average life of the Series 1996-3 Class A Notes will not be longer or shorter than 1.76 years. See "Prepayment Table".

      Following the occurrence of an Event of Default, and during the continuance of a Restricting Event, principal payments will be made on the Series 1996-3 Class A Notes in an amount equal to the remaining outstanding principal amount thereof; provided, that if the Available Amount remaining to be allocated to the payment of principal of the Series 1996-3 Class A Notes (as described in "Description of the Notes--Allocations; Following an Event of Default" and "--Allocations; Following a Restricting Event" in the Prospectus) is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class A Notes pro rata based on the outstanding principal amount thereof.

      Principal payments on the Series 1996-3 Class A Notes will generally be derived from the Series Available Amount for the Series 1996-3 Notes remaining after the payment of interest payments on the Series 1996-3 Class A Notes and interest payments on the Series 1996-3 Class B Notes and from amounts otherwise payable on account of the Subordinated Notes which are subordinated to the prior payment of the Class A Principal Payment Amount for the Series 1996-3 Notes. See "Description of the Notes--Allocations" in the Prospectus. Failure to have paid in full the outstanding principal amount of any Series of Notes by their respective Maturity Date will constitute an Event of Default under the Indenture. See "Description of the Notes--Events of Default" in the Prospectus. Prior to the Maturity Date, no principal amount will be considered due and payable on the Series 1996-3 Class A Notes (and, therefore, no Event of Default will arise from the failure to pay such amount) unless and to the extent funds are available for the payment therefor.

      Definitive Series 1996-3 Class A Notes. Upon the occurrence of certain events discussed more fully in the Prospectus under the heading "Description of the Notes--Definitive Class A Notes", the Indenture Trustee will be obligated to issue Series 1996-3 Class A Notes in fully registered, certificated form.

THE SERIES 1996-3 CLASS B NOTES

      General. The Series 1996-3 Class B Notes are not being offered or sold hereunder. The Series 1996-3 Class B Notes will be sold in a private placement, provided, that a certain amount of Class B Notes of all Series will continue to be held by the Seller as described in "The Pooling Agreement Generally--The Non-Transferrable Notes" in the Prospectus.

      Payments of Interest. Interest on the outstanding principal amount of the Series 1996-3 Class B Notes will be payable to the Series 1996-3 Class B Noteholders on a monthly basis on each Distribution Date. Interest on the outstanding principal amount of the Series 1996-3 Class B Notes will accrue at the Class B Interest Rate from and including the first day of each Accrual Period to and including the last day of such Accrual Period on the outstanding principal amount of the Series 1996-3 Class B Notes as of the first day of such Accrual Period. Interest due on any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date. Interest payments on the Series 1996-3 Class B Notes will generally be derived from the Series Available Amount for the Series 1996-3 Notes. See "Description of the Notes--Allocations" in the Prospectus.

      Payments of Principal. Principal of the Series 1996-3 Class B Notes will be payable on each Distribution Date in an amount equal to the lesser of the Class B Principal Payment Amount for such Series and for such Distribution Date and the remaining outstanding principal amount of the Series 1996-3 Class B Notes, to the extent that Series Available Amounts for the Series 1996-3 Notes are available therefor and to the extent of amounts otherwise payable on account of the Class C Notes which are subordinated to the prior payment of the Class B Principal Payment Amount for the Series 1996-3 Notes. See "Description of the Notes--Allocations" in the Prospectus. In addition, principal of the Series 1996-3 Class B Notes will be payable on each Distribution Date in an amount equal to the product of the Applicable Class Percentage for such Notes and the Excess Spread Amount for such Series and for such Distribution Date, to the extent of the Series Available Amount for the Series 1996-3 Notes remaining after payment of interest in respect of the Series 1996-3 Class A Notes, interest in respect of the Series 1996-3 Class B Notes, the Class A Principal Payment Amount for the Series 1996-3 Class A Notes, amounts required to be deposited in the Reserve Account, interest in respect of the Series 1996-3 Class C Notes, the Class B Principal Payment Amount for the Series 1996-3 Class B Notes and the Class C Principal Payment Amount for the Series 1996-3 Class C Notes, to the extent described in the Prospectus. See "Description of the Notes--Allocations" in the Prospectus.

      Principal payments on the Series 1996-3 Class B Notes will generally be derived from the Series Available Amount for the Series 1996-3 Notes remaining after the payment of interest payments on the Series 1996-3 Class A Notes and Series 1996-3 Class B Notes, amounts allocable to the Reserve Account and the aggregate amount of principal payments allocable to the Series 1996-3 Class A Notes and from amounts otherwise payable on account of the Class C Notes which are subordinated to the prior payment of the Class B Principal Payment Amount for the Series 1996-3 Notes. Payment of principal of and interest on the Class C Notes of all Series will be subordinated to the payment of principal of the Series 1996-3 Class B Notes as described in the Prospectus under "Description of the Notes--Allocations". No principal payments on the Series 1996-3 Class B Notes may be made to the extent that certain allocations have not been made in full with respect to other Series of Class A Notes issued by the Trust. See "Description of the Notes--Allocations" in the Prospectus. So long as any Series 1996-3 Class A Notes are outstanding, in the event there is an Event of Default or a Restricting Event has occurred and is then continuing, amounts otherwise to be paid as principal on the Class B Notes of each Series (including the Series 1996-3 Class B Notes) will be paid as principal on the Class A Notes of each Series (including the Series 1996-3 Class A Notes). See "Description of the Notes--Allocations" in the Prospectus. Failure to have paid in full the outstanding principal amount of any Series of Class B Notes by their respective Maturity Date will constitute an Event of Default under the Indenture. See "Description of the Notes--Events of Default" in the Prospectus. Prior to the Maturity Date, no principal amount will be considered due and payable on the Series 1996-3 Class B Notes (and, therefore, no Event of Default will arise from the failure to pay such amount) unless and to the extent funds are available for the payment therefor.

THE SERIES 1996-3 CLASS C NOTES

      General. The Series 1996-3 Class C Notes are not being offered or sold hereunder. The Series 1996-3 Class C Notes will be sold in a private placement, provided, that a certain amount of Class C Notes of all Series will continue to be held by the Seller as described in "The Pooling Agreement Generally--The Non-Transferrable Notes" in the Prospectus.

      Payments of Interest. Interest on the outstanding principal amount of the Series 1996-3 Class C Notes will be payable to the Series 1996-3 Class C Noteholders on a monthly basis on each Distribution Date, provided, that following the occurrence of an Event of Default and during the continuance of a Restricting Event, interest on the outstanding principal amount of the Series 1996-3 Class C Notes will be payable solely to the extent funds are available therefor (after giving effect to distributions of Series Available Amounts in accordance with the priorities described under "Description of the Notes-Allocations; Following an Event of Default" and "--Allocations; Following a Restricting Event" in the Prospectus). Interest on the outstanding principal amount of the Series 1996-3 Class C Notes will accrue at the Class C Interest Rate from and including the first day of each Accrual Period to and including the last day of such Accrual Period on the outstanding principal amount of the Series 1996-3 Class C Notes as of the first day of such Accrual Period. Interest payments on the Series 1996-3 Class C Notes will generally be derived from the Series Available Amount for the Series 1996-3 Notes. See "Description of the Notes--Allocations" in the Prospectus. Interest due on any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date provided, that on each Distribution Date following the occurrence of an Event of Default and arising during the continuance of a Restricting Event, any such unpaid interest on the Series 1996-3 Class C Notes shall be payable solely to the extent of Available Amounts therefor (after giving effect to distributions of Available Amounts on such Distribution Date in accordance with the priorities specified under "Description of the Notes-Allocations; Following an Event of Default" and "--Allocations; Following a Restricting Event" in the Prospectus). Any accrued interest which is not paid on any Distribution Date following the occurrence of an Event of Default and arising during the continuance of a Restricting Event, together with interest thereon at the Class C Interest Rate, will be due on the Maturity Date; although such amounts may be paid on earlier Distribution Dates as provided in the preceding sentence. So long as any Series 1996-3 Class A Notes are outstanding, in the event there is an Event of Default or a Restricting Event has occurred and is then continuing, amounts otherwise to be paid on the Class C Notes of each Series (including the Series 1996-3 Class C Notes) will be paid as interest and principal on the Class A Notes of each Series (including the Series 1996-3 Class A Notes).

      Payments of Principal. Principal of the Series 1996-3 Class C Notes will be payable on each Distribution Date in an amount equal to the lesser of the Class C Principal Payment Amount for such Series and for such Distribution Date and the remaining outstanding principal amount of the Series 1996-3 Class C Notes, to the extent Series Available Amounts for the Series 1996-3 Notes are available therefor. See "Description of the Notes--Allocations" in the Prospectus.

      Principal payments on the Series 1996-3 Class C Notes will be derived solely from the Series Available Amount for the Series 1996-3 Notes remaining after the payment of interest payments on the Class A Notes and Class B Notes of all Series, amounts allocable to the Reserve Account, the aggregate amount of principal payments allocable to all Series of Class A Notes and Class B Notes and the payment of interest on the Class C Notes. No principal payments on the Series 1996-3 Class C Notes may be made to the extent that certain allocations have not been made in full with respect to other Series of Notes issued by the Trust. See "Description of the Notes--Allocations" in the Prospectus. So long as any Series 1996-3 Class A Notes or Series 1996-3 Class B Notes are outstanding, as the case may be, in the event there is an Event of Default or a Restricting Event has occurred and is then continuing, amounts otherwise to be paid as principal of and interest on the Class C Notes of each Series (including the Series 1996-3 Class C Notes) will be paid as principal on the Class A Notes, and then

Class B Notes, of each Series (including the Series 1996-3 Class A Notes and the Series 1996-3 Class B Notes). See "Description of the Notes--Allocations" in the Prospectus. Failure to have paid in full the outstanding principal amount of any Series of Class C Notes by their respective Maturity Date will constitute an Event of Default under the Indenture. See "Description of the Notes--Events of Default" in the Prospectus. Prior to the Maturity Date, no principal amount will be considered due and payable on the Series 1996-3 Class C Notes (and, therefore, no Event of Default will arise from the failure to pay such amount) unless and to the extent funds are available for the payment therefor.

EXCESS SPREAD AMOUNT

      The excess of interest on the Series 1996-3 Class B Notes and the Series 1996-3 Class C Notes calculated at the Subordinated Note Rate less interest on the Series 1996-3 Class B Notes and the Series 1996-3 Class C Notes at the Class B Interest Rate and Class C Interest Rate, respectively, will constitute excess spread. The excess spread available for distribution to Noteholders will be reduced by prepayments, delinquencies and losses, if any, on the Contracts. On any Distribution Date, the "EXCESS SPREAD AMOUNT" applicable to Series 1996-3 will be equal to the product of (i) the Series Allocation Percentage for Series 1996-3 and (ii) the portion of the Series Available Amounts for all Series remaining after giving effect to the payment of amounts described in clauses A-D(7) under "Description of the Notes--Allocations" in the Prospectus for each Series. Because excess spread is available to cover delinquencies and losses on the Contracts, no assurance can be given that an Excess Spread Amount will be available for distribution to Noteholders on any Distribution Date.

OPTIONAL REDEMPTION

      The Series 1996-3 Class A Notes may be redeemed in whole, but not in part, on any Distribution Date, if the Seller exercises its option to redeem all Series of Class A Notes and Class B Notes then outstanding. The Seller will have the option to redeem all then outstanding Series of Class A Notes and Class B Notes on any Distribution Date if, on such Distribution Date (after giving effect to all payments otherwise to be made on such Distribution Date), the sum of the then Aggregate Principal Amount of Class A Notes and Class B Notes of all Series then outstanding is or would be less than 10% of the sum of the Initial Principal Amount of the Class A Notes and Class B Notes of all Series as of their respective Series Issuance Dates, as described in the Prospectus under "Description of the Notes--Optional Termination". The redemption price for the Series 1996-3 Class A Notes will be equal to the sum of the outstanding principal amount thereof together with accrued interest thereon through the day preceding the date of redemption. Following any redemption, the Series 1996-3 Class A Noteholders will have no further rights with respect to the Trust Assets.

EVENTS OF DEFAULT; RESTRICTING EVENTS AND MINIMUM AMOUNT

      The Events of Default and Restricting Events with respect to the Series 1996-3 Notes will include each of the events specified in the Prospectus under "Description of the Notes--Events of Default" and "--Restricting Events", respectively. For purposes of the Restricting Events, the "Minimum Amount" for the Series 1996-3 Notes is $4,602,054.

      As noted in the Prospectus (see "Description of the Notes--Events of Default") an Event of Default under the Series 1996-3 Notes will include the occurrence of an "Event of Default" under any indenture or note purchase agreement pursuant to which any other Notes have been or may be issued. Such "Events of Default" may be more restrictive than the Events of Default otherwise applicable to the Series 1996-3 Class Notes. This cross-default feature is intended to assure that the Class A Notes of all Series receive pro rata and pari passu benefit of the subordination of all Subordinated Notes.

                           CERTAIN TAX CONSIDERATIONS

      The federal income tax consequences to holders of the Series 1996-3 Class A Notes is discussed in the Prospectus under "Certain Federal Income Tax Matters". In addition to the discussion in the Prospectus with respect to federal income tax consequences to holders of Series 1996-3 Class A Notes, regulations were proposed on April 22, 1996 by the Internal Revenue Service, which if enacted in their current form, could affect the procedures to be followed by persons that are nonresident aliens, foreign corporations or partnerships, and estates or trusts the income of which (regardless of its source) is not includible in gross income for U.S. federal income tax purposes (and, with respect to the tax year of any trust that begins after December 31, 1996, a trust whose administration is not subject to the primary supervision of a United States court and which does not have one or more United States fiduciaries who have the authority to control all substantial decisions of the trust) (such persons referred to as "Non-U.S. Investors") in establishing such Non-U.S. Investor's status as a Non-U.S. Investor for the purposes of the withholding rules. The proposed regulations, if adopted in their present form, generally would be effective for payments made after December 31, 1997. Thus, prospective investors in Series 1996-3 Class A Notes should consult their tax advisors concerning the potential adoption of such proposed regulations and the potential effect on their ownership of the Series 1996-3 Class A Notes. Special federal tax counsel to the Seller, Skadden, Arps, Slate, Meagher & Flom LLP, has delivered to the Issuer Trustee, the Collateral Agent, the Indenture Trustee and the Rating Agency, a Tax Opinion with respect to the Series 1996-3 Class A Notes.

                              ERISA CONSIDERATIONS

      Although there is little authority on the subject, the Seller believes that the Class A Notes will be debt rather than equity interests and that assets of the Trust will therefore not be deemed to be assets of investing Benefit Plans under applicable Department of Labor regulations (the "PLAN ASSETS REGULATION"). However, prohibited transactions under ERISA and the Code nevertheless may occur by reason of the purchase of Class A Notes by Benefit Plans with respect to which the Seller, the Trust, the Issuer Trustee, an Indenture Trustee, the Collateral Agent, the Servicer or certain of their affiliates may be considered to be parties in interest. Therefore, in order to preclude such a prohibited transaction, the purchase by a Benefit Plan will be permitted only in a transaction qualifying under a Department of Labor Class Exemption or another applicable statutory or individual exemption.

      By acceptance of a Series 1996-3 Class A Note, each Series 1996-3 Class A Noteholder will be deemed to have represented and warranted that either (i) such Series 1996-3 Class A Noteholder is not acquiring (or considered to be acquiring) the Series 1996-3 Class A Note with the assets of an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") subject to Title 1 of ERISA or Section 4975 of the Code or (ii) no non-exempt prohibited transaction will occur as a result of such acquisition.

      The Seller, the Issuer Trustee, each Indenture Trustee, the Collateral Agent, the Servicer or certain of their affiliates may be considered to be parties in interest or fiduciaries with respect to certain Benefit Plans. Therefore, the acquisition or holding of a Class A Note by a Benefit Plan may be a prohibited transaction under ERISA and the Code unless an exemption applies to such acquisition and holding. Moreover, if the Trust Assets were deemed to include plan assets subject to regulation under ERISA and the Code, transactions involving the Trust might be prohibited unless an exemption is available. There can be no assurance that an exemption would apply to each transaction involving Trust Assets. Accordingly, each fiduciary of a Benefit Plan considering the purchase of Series 1996-3 Class A Notes should consult its own counsel as to whether the acquisition of such Notes would be a prohibited transaction, whether Trust Assets would be considered plan assets, the consequences that would apply if Trust Assets were considered plan assets subject to regulation under ERISA and the Code and the availability of exemptive relief from the prohibited transaction rules.

      For additional information regarding ERISA matters, see "ERISA Considerations" in the Prospectus.

                                     RATING

      It is a condition to issuance of the Series 1996-3 Class A Notes that they be rated "AAA" by the Rating Agency. A rating is not a recommendation to purchase, hold or sell Series 1996-3 Class A Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Series 1996-3 Class A Notes addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Series 1996-3 Class A Notes on the Maturity Date. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Series 1996-3 Class A Notes is based primarily on the creditworthiness of the Contracts, the subordination provided by the Subordinated Notes, the availability of amounts on deposit in the Reserve Account and the Excess Spread Amount.

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement dated December 9, 1996 (the "UNDERWRITING AGREEMENT") for the sale of the Series 1996-3 Class A Notes, the Seller has agreed to sell to each of the underwriters (the "UNDERWRITERS") named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of the Series 1996-3 Class A Notes set forth opposite its name below.

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Series 1996-3 Class A Notes offered hereby if any of such Series 1996-3 Class A Notes are purchased.

                                                            AGGREGATE PRINCIPAL AMOUNT
                                                                 TO BE PURCHASED
                                                            ---------------------------
                                                            SERIES 1996-3 CLASS A NOTES
                                                            ---------------------------
First Union Capital Markets Corp. .......................         $62,724,290.84
Deutsche Morgan Grenfell Inc. ...........................         $62,724,290.84
Lehman Brothers Inc. ....................................         $62,724,290.84

      The Underwriters have advised the Seller that they propose initially to offer the Series 1996-3 Class A Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of 0.20% of the initial principal amount of the Series 1996-3 Class A Notes. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.125% of the initial principal amount of the Series 1996-3 Class A Notes. After the initial public offering, the public offering price and such concessions may be changed.

      The Underwriting Agreement provides that the Seller and Newcourt Credit Group Inc., jointly and severally, will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

      In addition, First Union Capital Markets Corp. ("FIRST UNION") will act as the private placement agent for the Seller in connection with the sale of the Series 1996-3 Class B Notes and a portion of the Series 1996-3 Class C Notes and will receive compensation therefor.

      In the ordinary course of their business, the Underwriters and their affiliates have engaged and may engage in commercial banking and investment banking transactions with the Seller and its affiliates, including the Financing Originator and the Servicer.

                                  LEGAL MATTERS

      Certain legal matters relating to the issuance of the Series 1996-3 Class A Notes, including federal income tax consequences with respect thereto, as well as other matters, will be passed upon for the Seller by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the issuance of the Series 1996-3 Class A Notes will be passed upon for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                               GENERAL INFORMATION

      For more information regarding the principal characteristics of the Series 1996-1 Notes and the Series 1996-2 Notes, see Annex I to this Prospectus Supplement. For more specific information with respect to the Series 1996-1 Notes or the Series 1996-2 Notes, any prospective investor should contact the Servicer at (416) 594-2400. The Servicer will provide, without charge, to any prospective purchaser of the Series 1996-3 Class A Notes, a copy of the disclosure documents for any previous publicly issued Series.

                                                                         ANNEX I


      The table below sets forth the principal characteristics of the previous publicly issued Series.


SERIES 1996-1 CLASS A NOTES

Initial Principal Amount......................................................  $119,656,814
Interest Rate.................................................................  6.79%
Series Maturity Date..........................................................  August 20, 2003
Series Closing Date...........................................................  April 15, 1996
Enhancement...................................................................  Subordination of Class B Notes
                                                                                  and Class C Notes
                                                                                Reserve Account
                                                                                Excess Spread

SERIES 1996-2 CLASS A NOTES

Initial Principal Amount......................................................  $169,810,862
Interest Rate.................................................................  6.87%
Series Maturity Date..........................................................  June 20, 2004
Series Closing Date...........................................................  September 17, 1996
Enhancement...................................................................  Subordination of Class B Notes
                                                                                  and Class C Notes
                                                                                Reserve Account
                                                                                Excess Spread

                                 INDEX OF TERMS


      Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

Accrual Period .......................................................         9
Addition .............................................................        13
Addition Date ........................................................        13
Business Day .........................................................         8
Cash Collateral Account ..............................................        17
Cash Collateral Required Amount ......................................        11
Collateral Agent .....................................................         1
Conditional Payment Rate .............................................        19
Contract Pool ........................................................         7
Contracts ............................................................       1,7
CPR ..................................................................        19
Distribution Date ....................................................       3,8
End-User .............................................................         1
End-User Contracts ...................................................         1
Equipment ............................................................         1
ERISA ................................................................        26
Excess Spread Amount .................................................        25
Financed Items .......................................................         2
Financing Originator .................................................         4
First Union ..........................................................        27
Indenture ............................................................       1,5
Indenture Trustee ....................................................         1
Initial Cash Collateral Amount .......................................        17
Initial Series 1996-3 Class A Principal Amount .......................         4
Initial Series 1996-3 Class B Principal Amount .......................         4
Initial Series 1996-3 Class C Principal Amount .......................         5
Inter-Tel ............................................................        11
Inter-Tel Contracts ..................................................        11
Issuer ...............................................................       1,4
Issuer Trustee .......................................................         1
Letter Agreement .....................................................        17
Letter of Credit .....................................................        17
Loan Agreement .......................................................        17
Minimum Deposit ......................................................        10
New Issuance .........................................................        13
Newcourt .............................................................       1,4
Newcourt USA .........................................................         4
NRC ..................................................................       1,4
PBCC .................................................................      8,13
PBCC Contracts .......................................................         8
Plan Assets Regulation ...............................................        26
Prior Series Contracts ...............................................         6
Rating Agency ........................................................        11
Record Date ..........................................................         8
Redemption Price .....................................................        10
Reserve Account ......................................................        10
Secondary Contracts ..................................................         2
Seller ...............................................................         1

Series 1996-1 ADCB ...................................................         6
Series 1996-1 Class A Notes ..........................................         5
Series 1996-1 Class B Notes ..........................................         5
Series 1996-1 Class C Notes ..........................................       1,5
Series 1996-1 Contracts ..............................................         6
Series 1996-1 Notes ..................................................         5
Series 1996-1 Purchase Agreements ....................................        13
Series 1996-2 ADCB ...................................................         6
Series 1996-2 Class A Notes ..........................................         5
Series 1996-2 Class B Notes ..........................................         5
Series 1996-2 Class C Notes ..........................................         5
Series 1996-2 Contracts ..............................................         6
Series 1996-2 Notes ..................................................         5
Series 1996-2 Purchase Agreement .....................................        13
Series 1996-3 ADCB ...................................................         6
Series 1996-3 Class A Noteholders ....................................         8
Series 1996-3 Class A Notes ..........................................       1,4
Series 1996-3 Class B Noteholders ....................................         8
Series 1996-3 Class B Notes ..........................................       1,4
Series 1996-3 Class C Noteholders ....................................         8
Series 1996-3 Class C Notes ..........................................       1,5
Series 1996-3 Contracts ..............................................         6
Series 1996-3 Noteholders ............................................         8
Series 1996-3 Notes ..................................................       1,5
Series 1996-3 Purchase Agreement .....................................        13
Series 1996-3 Subordinated Notes .....................................         1
Series Closing Date ..................................................         9
Series Cutoff Date ...................................................         4
Series Supplement ....................................................        14
Servicer .............................................................         1
Servicer Advance .....................................................        11
Services .............................................................         1
Servicing Fee ........................................................        11
Software .............................................................         1
Transferred Contracts ................................................         6
Triad ................................................................        11
Triad Contracts ......................................................        11
Trust ................................................................       1,4
Trust Assets .........................................................         1
Underwriters .........................................................        27
Underwriting Agreement ...............................................        27
USD Contracts ........................................................        19
Vendor Notes .........................................................         2

PROSPECTUS

                        NEWCOURT RECEIVABLES ASSET TRUST

                               ASSET BACKED NOTES
                                 --------------
                       NEWCOURT RECEIVABLES CORPORATION

                                     SELLER
                                 --------------
                           NEWCOURT CREDIT GROUP INC.

                                    SERVICER
                                 --------------
         The Asset Backed Notes (the "NOTES") described herein may be sold from time to time in one or more series (each, a "SERIES"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). The Notes of each Series will be issued by Newcourt Receivables Asset Trust, a Delaware business trust (the "TRUST"). The Trust will be formed pursuant to a Pooling, Collateral Agency and Servicing Agreement (the "POOLING AGREEMENT") to be entered into among Newcourt Receivables Corporation ("NRC"), as Seller, Newcourt Credit Group Inc. ("NEWCOURT"), as Servicer, Fleet National Bank, as collateral agent (the "COLLATERAL AGENT") and Chemical Bank Delaware, as issuer trustee (the "ISSUER TRUSTEE").

                                                       (continued on next page)

         POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 15.

                                 --------------
      THE PROCEEDS OF THE ASSETS OF THE TRUST AND AMOUNTS ON DEPOSIT IN THE
        RESERVE ACCOUNT ARE THE ONLY SOURCES OF PAYMENTS ON THE NOTES FOR
           EACH SERIES. THE NOTES WILL NOT REPRESENT AN INTEREST IN OR
             OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY THE
              ISSUER TRUSTEE, NEWCOURT CREDIT GROUP INC., NEWCOURT
               RECEIVABLES CORPORATION OR ANY OF THEIR RESPECTIVE
                                   AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is April 11, 1996.

(continued from previous page)

The property of the Trust will include a pool of contracts ("CONTRACTS") consisting of (i) conditional sale agreements, promissory notes with or without related security agreements, operating and finance leases, installment payment agreements, and similar types of financing agreements with end-users (each, an "END-USER") of the Equipment, Software and Services described below (such Contracts, "END-USER CONTRACTS") and meeting eligibility requirements specified herein, and in each case with respect to certain information technology, communications, commercial, industrial, transportation, resources and construction equipment (the "EQUIPMENT"), certain computer software (the "SOFTWARE") and related support and consulting services (the "SERVICES; together with Equipment and Software, the "FINANCED ITEMS"), together with certain rights of the Financing Originators (as hereinafter defined) under vendor finance program agreements and vendor assignments with vendors of the Financed Items, collections thereon due or received on and after the date (the "CUTOFF DATE") set forth in the related Prospectus Supplement, the Equipment or a security interest in the Equipment, as more fully described herein and, with respect to a particular Series, in the related Prospectus Supplement, and (ii) limited recourse promissory notes payable by vendors (such notes, "VENDOR NOTES") and secured by the vendor's interest in End-User Contracts originated by such vendor (End-User Contracts securing Vendor Notes being collectively referred to as "SECONDARY CONTRACTS"), and by the Equipment related to such End-User Contracts.

     The Class A Notes of each Series will be issued pursuant to a separate Indenture (for each Series, the "APPLICABLE INDENTURE", and collectively for all Series, the "INDENTURES") among the Issuer Trustee, the Collateral Agent and the Indenture Trustee specified in the related Prospectus Supplement (for each Series, the "APPLICABLE INDENTURE TRUSTEE", and collectively for all Series, the "INDENTURE TRUSTEES"). The Class B Notes of each Series and the Class C Notes of each Series will be issued pursuant to the supplement to the Pooling Agreement for such Series (each, a "SUPPLEMENT"). The Notes of each Series will be secured pursuant to the Pooling Agreement. Each Series issued by the Trust will consist of three classes (each, a "CLASS") of Notes: the Class A Notes ("CLASS A NOTES"), the Class B Notes ("CLASS B NOTES") and the Class C Notes ("CLASS C NOTES"; the Class B Notes and the Class C Notes being sometimes referred to as the "SUBORDINATED NOTES"). The right of the Class A Notes of a Series to receive payments will be senior to the rights of the Subordinated Notes of all Series as described herein and in the related Prospectus Supplement. Only the Class A Notes will be offered hereby and by the related Prospectus Supplement.

Each Series of Notes may differ as to the timing of payment, interest rate or amount of distributions in respect of principal or interest or both.

         THE ONLY OBLIGATIONS OF THE SELLER OR OF NEWCOURT FINANCIAL USA INC. OR NEWCOURT TRANSPORTATION USA INC., AS ORIGINATORS OR FINANCING ORIGINATORS OF CONTRACTS WITH RESPECT TO A SERIES OF NOTES, WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY EACH SUCH PARTY. NEWCOURT CREDIT GROUP INC. WILL BE THE SERVICER FOR EACH SERIES. THE OBLIGATIONS OF THE SERVICER WILL BE LIMITED TO ITS CONTRACTUAL SERVICING OBLIGATIONS UNDER THE POOLING AGREEMENT.

         Each Series of Class A Notes will represent the right to receive on each Distribution Date (as defined herein) an expected amount of payments of principal, together with interest on the outstanding principal thereof, in the manner described herein and in the related Prospectus Supplement. The remaining outstanding principal amount of each Class A Note will be due in full on its applicable Maturity Date (as defined herein). The rate of payment in respect of principal on the Class A Notes will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Contracts) on the Contracts. A rate of payment on the Contracts lower or higher than that anticipated may affect the weighted average life of the Class A Notes of a Series in the manner described herein.

         There currently is no secondary market for the Notes offered hereby. There can be no assurance that a secondary market for any Class of Notes will develop or, if it does develop, that it will continue. No Class of Notes will be listed on any securities exchange.

         Unless otherwise provided in the related Prospectus Supplement, each Series of Class A Notes initially will be represented by global Notes registered in the name of Cede & Co. ("CEDE"), the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Series of Class A Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Class A Notes (as hereinafter defined) will be available only under limited circumstances.

                              AVAILABLE INFORMATION

         NRC, as originator of the Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") on behalf of the Trust a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                             REPORTS TO NOTEHOLDERS

         Unless and until Definitive Class A Notes are issued, monthly, quarterly and annual unaudited reports containing information concerning the Contracts (including Secondary Contracts) will be prepared by the Servicer and sent on behalf of the Trust only to Cede, as nominee of DTC and registered holder of the Class A Notes. See "Description of the Notes--Book-Entry Registration", "--Definitive Notes" and "--Reports to Noteholders". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by NRC, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Servicer will provide without charge to each person, including any Noteholder, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference). Written requests for such copies should be directed to Newcourt Credit Group Inc., BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario, Canada M5J 2T3, Attention:
Vice President--Treasurer.

                               PROSPECTUS SUMMARY

         This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Notes contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Notes. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Glossary".

                           GENERALLY APPLICABLE TERMS


Issuer............................  The Trust to be formed pursuant to the
                                    Pooling Agreement will be the issuer of each Series of Notes.


Seller............................  NRC, a Delaware corporation and a wholly-owned subsidiary of Newcourt Credit
                                    Group USA Inc., a Delaware corporation
                                    ("NEWCOURT USA"), which, in turn, is a
                                    wholly-owned subsidiary of Newcourt. The principal executive offices of the Seller are located at Ten Almaden Boulevard, Suite 500, San Jose, California 95113.


Servicer..........................  Newcourt, an Ontario corporation. The principal executive offices of the Servicer are located at BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario, Canada M5J 2T3.


Issuer Trustee....................  Chemical Bank Delaware. The principal executive offices of the Issuer Trustee are located at 1201 Market Street, Wilmington, Delaware 19801.


Collateral Agent..................  Fleet National Bank. The principal executive offices of the Collateral Agent are located at 777 Main Street, 11th Floor, Hartford, Connecticut 06115.


Financing Originators.............  Newcourt Financial USA Inc. and Newcourt
                                    Transportation USA Inc. (collectively, the
                                    "FINANCING ORIGINATORS"), both of which are wholly-owned subsidiaries of Newcourt USA and are domiciled in the United States.


Trust Assets......................  The assets of the Trust ("TRUST ASSETS")
                                    will include the following:

 A.  Contracts...................   On the closing date (a "CLOSING DATE") for
                                    the first Series of Notes (the "FIRST
                                    CLOSING DATE"), the Seller will sell to the Trust an initial pool of Contracts originated or purchased by Newcourt
                                    Financial USA Inc., one of the Financing
                                    Originators, (the "ORIGINAL CONTRACTS"), consisting of End-User Contracts and Vendor
                                    Notes specified in a supplement (each, a "SUPPLEMENT") to the Pooling Agreement.
                                    Certain of the Original Contracts were
                                    purchased by the Seller from Newcourt
                                    Financial USA Inc. on December 28, 1995
                                    under the Original Purchase Agreement. See
                                    "Use of Proceeds". The Trust will be
                                    entitled to all collections with respect to the Original Contracts due on or after the Cutoff Date specified in the related
                                    Supplement. Subsequent to the First Closing
                                    Date, the Seller at its option may, in
                                    connection with the issuance of an
                                    additional Series of Notes, sell to the
                                    Trust from time to time prior to the date which is eighteen months from the First
                                    Closing Date (such date, the "COMMITMENT
                                    TERMINATION DATE"), additional Contracts originated by one or both of the Financing
                                    Originators and purchased by the Seller
                                    under a Subsequent Purchase Agreement, as specified in the related Supplement
                                    ("ADDITIONAL CONTRACTS"), subject to certain terms and conditions described herein. Such terms and conditions include, without limitation, the satisfaction of certain coverage tests, the delivery of certain legal opinions and the receipt of confirmation from the Rating Agency that such addition will not result in a Ratings
                                    Effect with respect to any outstanding
                                    Series of Notes. In connection with each transfer of Additional Contracts to the Trust, a Supplement describing such
                                    Additional Contracts will be executed by the Seller, the Servicer, the Collateral Agent and the Issuer Trustee. See "Description of the Notes--New Issuances; Addition of Trust
                                    Assets". The Trust will be entitled to all collections with respect to the Additional
                                    Contracts due on or after the Cutoff Date specified in the related Supplement. The
                                    Original Contracts and any Additional
                                    Contracts will individually be referred to as "CONTRACTS". The aggregate of the Contracts, other than any Contracts which have been re-assigned to the Seller as provided herein or have been paid (or prepaid) in full, will collectively comprise the "CONTRACT POOL". Each Series will be secured by all Collections on each Contract in the Contract Pool as of the Cutoff Date for such Contract specified in the Prospectus Supplement related to the Closing
                                    Date on which such Contract is transferred to the Trust and in the Supplement executed in connection with such transfer.

                                    All of the Contracts to be included from time to time in the Trust are conditional sale agreements (each, a "CSA"), promissory notes with (a "SECURED NOTE") or without (an "UNSECURED NOTE") related security agreements (each, a "SECURED OR UNSECURED NOTE"), operating and finance leases (each, a "LEASE"), installment payment agreements (each, an "IPA") or other similar types of financing agreements (each, a "FINANCING AGREEMENT") covering Financed Items or in the case of Vendor Notes, secured by End-User Contracts which, in turn, cover Financed Items. With respect to Leases, the Seller will represent either (i) that such Leases are "net leases" and contain "hell or high water" provisions in favor of the Seller, which unconditionally obligate each applicable lessee (each, a "LESSEE") to make all payments scheduled under its Lease, without setoff or (ii) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either (x) the Vendor (as hereinafter defined) which assigned such Lease to a Financing Originator is unconditionally obligated to repurchase such Lease from such Financing Originator for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the weighted average of the Series Discount Rates through the Distribution Date following such date of repurchase or (y) pursuant to the Applicable Purchase Agreement, the Financing Originator which sold such Lease to the Seller has indemnified the Seller against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the weighted average of the Series Discount Rates through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (x).

                                    The Original Contracts will be or have been selected by each applicable Financing Originator from its respective portfolio of CSAs, Secured or

                                    Unsecured Notes, Leases, IPAs, Financing
                                    Agreements and Vendor Notes and will have the characteristics specified in the Pooling Agreement and described herein and in the related Prospectus Supplement. Additional Contracts will be required to meet such criteria as may be required from time to time by the Rating Agency and will have the characteristics specified in the Pooling Agreement and described herein and in the related Prospectus Supplement; provided, however, that Additional Contracts may be added to the Contract Pool only if such addition would not result in the Rating Agency reducing or withdrawing its rating of any Series of Class A Notes previously issued. See "The Contracts" and "The Pooling Agreement--Representations and Warranties".

B.  Contract Property..........     All of the Seller's right, title and
                                    interest (which may be limited to a security interest) in the Original Purchase
                                    Agreement, each Subsequent Purchase
                                    Agreement and the Equipment, if any, subject to each Lease and the security interest of the Financing Originators in the Equipment, if any, subject to each CSA, Secured Note, IPA, Financing Agreement and Vendor Note included in the Contract Pool will be transferred to the Trust.

                                    Equipment will be comprised primarily of information technology, communications, commercial, industrial, transportation, resources and construction equipment. See "The Contracts--Equipment". In the event the party obligated to make payments under any Contract (as to a Contract, the "OBLIGOR") defaults in such payments, the Servicer will follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment on behalf of the Trust. Any Recoveries from such sale shall constitute Available Amounts (as hereinafter defined). See "The Contracts--Equipment", "Credit and Contract Servicing Procedures--Contract
                                    Collections" and "Description of the
                                    Notes--Defaulted Contracts".

                                    Certain End-User Contracts cover Financed
                                    Items other than Equipment, including
                                    computer software ("SOFTWARE") and related support and consulting services (collectively, "SERVICES"). The Trust will not have title to or a security interest in such Software, nor will it own such Services, and would not be able to realize any value therefrom under a related Contract upon a default by the Obligor. See "The Contracts--Software" herein.

                                    Each Series of Notes will be secured (to the extent described herein) by all Contracts and Applicable Security in the Contract Pool.


C.  Collection Account..........    A trust account will be established by the
                                    Servicer in the name of and maintained by the Collateral Agent (the "COLLECTION
                                    ACCOUNT") into which all amounts that will be collected for the Trust will be deposited in accordance with the Pooling Agreement.
                                    See "Description of the Notes--Collection
                                    Account".


D.  Reserve Account.............    A trust account will be established by the
                                    Servicer in the name of and maintained by the Collateral Agent (the "RESERVE ACCOUNT") and will be funded on each Series Closing
                                    Date by Newcourt in an amount (the "MINIMUM
                                    DEPOSIT") equal to the lesser of (x) 1% of the Series ADCB for such Series and (y) the amount by which amounts then on deposit therein are less than the Minimum Reserve
                                    Balance. Thereafter, on each Distribution
                                    Date amounts required to be maintained on deposit in the Reserve Account will be funded with Series Available Amounts for such Series remaining after the payment of interest and principal payments due on such Series of Class A Notes and interest payments due on such Series of Class B
                                    Notes.

                                    On each Distribution Date, amounts on
                                    deposit in the Reserve Account will be
                                    applied as described herein under
                                    "Description of the Notes--Reserve Account".
                                    As so described, on each Distribution Date amounts on deposit in the Reserve Account in excess of the Minimum Reserve Balance will be paid first, to Newcourt and second, to the holder of the Class C Notes.



E.  Vendor Agreements ..........    Each Financing Originator's vendor finance
                                    program agreements (each, a "PROGRAM
                                    AGREEMENT") are agreements with equipment manufacturers, dealers and distributors or computer software licensors or distributors or other persons located in either the United States or Canada ("VENDORS") which, in each case, provide the Financing
                                    Originator with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment, Software, Services or other products. Some of these Program Agreements take the form of a referral relationship which typically does not include credit support from the Vendor.
                                    All rights of the Financing Originators
                                    under the Program Agreements with respect to the Contracts are generally assignable and will be so assigned by the Financing
                                    Originator to the Seller and contributed by the Seller to the Trust. Such rights may include various forms of support to the Financing Originators under such Program
                                    Agreements including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Financing Originator and related
                                    Equipment, Software or Services, credit
                                    support with respect to defaults by
                                    End-Users and equipment repurchase and
                                    remarketing arrangements upon early
                                    termination of End-User Contracts upon a default by the End-User. See "The
                                    Contracts--Vendor Agreements".

                                    In addition to the foregoing, each Financing
                                    Originator may enter into assignment
                                    agreements (each a "VENDOR ASSIGNMENT";
                                    collectively, with the Program Agreements,
                                    "VENDOR AGREEMENTS") from time to time with Vendors pursuant to which individual End-User Contracts originated by Vendors are assigned to such Financing Originator, rather than pursuant to a Program Agreement. Each Vendor Assignment will either be made with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Vendor Assignments typically do not provide for any Vendor remarketing support in the event of an End-User default.



 Distribution Dates..............   The 20th day of each calendar month or, if
                                    such day is either a Saturday, a Sunday or any other day on which banking institutions in New York, New York, Hartford,
                                    Connecticut, Toronto, Ontario, Canada (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or required by executive order to be closed (each such day, a "BUSINESS DAY"), the next following Business
                                    Day (each such day, a "DISTRIBUTION DATE").

Indenture Trustees...............   The Applicable Indenture Trustee under an
                                    Indenture will be specified in the related
                                    Prospectus Supplement.

Issuance of Additional Series....   The Pooling Agreement will provide that,
                                    pursuant to any one or more Supplements, the Seller may from time to time prior to the Commitment Termination Date cause the Issuer
                                    Trustee without the consent of Noteholders
                                    (but subject to the conditions set forth herein under "Description of the Notes--New
                                    Issuances; Addition of Trust Assets") to issue one or more new Series of Notes. Under the Pooling Agreement, the Seller may determine the terms of any new Series without the consent of Noteholders. In connection with the issuance of each subsequent Series, the Seller will transfer
                                    Additional Contracts to the Trust. Because
                                    (i) each Series will have an interest in the entire Contract Pool (and, therefore, each subsequent Series will have an interest in each of the Contracts (and related security) transferred to the Trust in connection with each prior Series of Notes) and (ii) an Event of Default under a subsequent Series will result in an Event of Default under an existing Series, there can be no assurance that the terms of any subsequent Series will not have an impact on the timing and amount of payments received by a Noteholder of another Series previously issued by the Trust. See "Risk Factors--Issuance of
                                    Additional Series; Credit Quality of
                                    Additional Contracts".

                                    The Seller may offer any Series to the
                                    public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution".

                                    A new Series to be issued by the Trust may be issued only upon satisfaction of the conditions described herein under "Description of the Notes--New Issuances" including, among others, that (a) such issuance will not result in a Ratings Effect with respect to other Series of the Trust and (b) the Seller shall have delivered to the Collateral Agent and certain providers of Credit Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such issuance will not, based on the facts known to such officer at the time of such certification, cause an Event of Default or a Restricting Event to occur with respect to any Series of the Trust. See "Description of the Notes-Restricting Events". The proceeds from the issuance of an additional Series of Notes will be used either (i) to purchase Additional Contracts or (ii) to refinance any other Series of Notes.

                                    The occurrence of an Event of Default or a Restricting Event under any Indenture will constitute an Event of Default or Restricting Event, respectively, for all Series of Class A Notes.

The Notes......................     Each Series will consist of three Classes of
                                    Notes: the Class A Notes, the Class B Notes and the Class C Notes, in each case as designated in the related Prospectus
                                    Supplement. Each Series of Class A Notes will be issued pursuant to a separate
                                    Indenture (the "APPLICABLE INDENTURE")
                                    among the Trust, the Collateral Agent and the Applicable Indenture Trustee.

                                    Class A Notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. Class A Noteholders will be able to receive Definitive Class A Notes only in the limited circumstances described herein. See "Certain Information Regarding the Notes--Definitive Notes".

                                    Each Series of Class A Notes may differ as to the timing of payment, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool.

Interest.......................     Each Class of Notes will have a stated
                                    principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "INTEREST RATE").
                                    Each Class of Notes may have a different
                                    Interest Rate, which may be a fixed,
                                    variable or adjustable Interest Rate, or any combination of the foregoing. Each
                                    Prospectus Supplement will specify the
                                    Interest Rate for the related Class of
                                    Notes, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

Principal.......................    Each Note will mature on the date (the
                                    "MATURITY DATE") specified in the related
                                    Prospectus Supplement. However, if all
                                    payments on the Contracts are made as
                                    scheduled, final payment with respect to the Notes would occur prior to stated maturity.

                                    Principal of the Class A Notes of a Series will be payable on each Distribution Date in an amount equal to the Class A Principal Payment Amount (as defined herein) for such Series and for such Distribution Date to the extent of the Series Available Amounts (as so defined) remaining after payment of interest in respect of the Notes to the extent described herein and to the extent of amounts otherwise payable on account of the Subordinated Notes of all Series. See "Description of the Notes--Allocations". Payment of principal of the Subordinated Notes of all Series and payment of interest of the Class C Notes of all Series will be subordinated to the payment of principal of the Class A Notes of each Series as described under "Description of the Notes--Allocations". The Notes will mature and be due and payable on their respective Maturity Dates. Prior thereto, amounts to be applied in reduction of the outstanding Principal Amount of any Note, including the payment of the Class A Principal Payment Amount payable on any Distribution Date, will not be due and payable, although the failure of the Seller to remit any Available Amounts (as so defined) (including Available Amounts to be used to make a Class A Principal Payment Amount) will, after the applicable grace period, constitute an Event of Default. See "Description of the Notes--Events of Default".

Credit Enhancement...............   Credit enhancement with respect to the Class
                                    A Notes of any Series will include
                                    subordination of the payment of the
                                    principal of the Subordinated Notes of each Series and of all of the interest on the Class C Notes of each Series, the allocation of amounts on deposit in the Reserve Account and, if so specified in the related
                                    Prospectus Supplement, the availability
                                    of an Excess Spread Amount. If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Series of Notes (as to such Series, "SERIES ENHANCEMENT") may also include any one or more of the following:
                                    overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, a surety bond, insurance policy, guaranty or similar forms of third party payments or support, the establishment of a cash collateral account, additional reserve account, spread account or similar cash deposits, the subordination of one or more Classes of Notes of such Series, the use of cross support features, or any combination of the foregoing. Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. The credit enhancement, including any Series
                                    Enhancement, available to a Class of Notes is referred to as the "CREDIT ENHANCEMENT" for such Series.

                                    The type, characteristics and amount of the Credit Enhancement with respect to any Series or Class thereof will be determined based on several factors, including the characteristics of the Contracts comprising the Trust Assets, and will be established on the basis of the requirements of each applicable Rating Agency. The available amount of any Credit Enhancement with respect to any Series or Class may be limited, may not provide protections against all risks of loss and will be subject to reduction from time to time as described in the Prospectus Supplement. See "Description of the Notes--Credit Enhancement" and "Risk Factors--Limited Nature of Rating".



Subordination.................      The rights of the holders of Class B Notes
                                    (the "CLASS B NOTEHOLDERS") and Class C
                                    Notes (the "CLASS C NOTEHOLDERS"; together with the Class B Noteholders, the "SUBORDINATED NOTEHOLDERS") to receive the payment of the principal of the Subordinated
                                    Notes, the rights of the Class C Noteholders to the payment of interest on the Class C
                                    Notes and the right of Class B Noteholder to the payment of interest on the Class B Notes will be subordinated to the rights of the Class A Noteholders (together with the
                                    Subordinated Noteholders, collectively, the
                                    "NOTEHOLDERS"), as described more fully
                                    herein and in the related Prospectus
                                    Supplement.



Pooling Agreement..............     With respect to each Series of Notes, the
                                    Seller will purchase or, with respect to the first Series of Notes, will have purchased
                                    Contracts from one or both of the Financing
                                    Originators pursuant to the Applicable
                                    Purchase Agreement and the Seller will
                                    transfer such Contracts to the Trust
                                    pursuant to the Pooling Agreement. The Trust will grant a security interest in the Contracts so acquired and the other Trust
                                    Assets to the Collateral Agent for the
                                    benefit of the Indenture Trustees, the
                                    Noteholders of each Series and certain
                                    providers of Credit Enhancement (the
                                    "SECURED PARTIES").

                                    With respect to each Series of Notes, the Servicer will be responsible for servicing, managing and making collections on the Contracts. Subject to certain exceptions, the Servicer will deposit any collections on the Contracts in a Collection Period into the Collection Account within two business days of the date such collections are processed by or on behalf of the Servicer.

                                    In certain limited circumstances, Newcourt may resign or be removed as Servicer, in which event either the Collateral Agent or, so long as it meets certain eligibility standards set forth in the Pooling Agreement, a third-party servicer may be appointed as successor servicer (Newcourt or any such successor servicer is referred to herein as the "SERVICER"). Newcourt is permitted to delegate any of its duties as Servicer to any of its affiliates and to certain third-party service providers, but any such delegation will not relieve the Servicer of its obligations under the Pooling Agreement or any Supplement. The Servicer will receive servicing fees payable with respect to each Series offered hereby as servicing compensation from the Trust.

Mandatory Reassignment and Transfer
 of Certain Contract Payments...... Pursuant to the Purchase Agreements,
                                    Newcourt Financial USA Inc. has (in the case of the Existing Contracts) or either or both of the Financing Originators will sell to the Seller Contracts, amounts due thereon and the related Equipment, security interests in Equipment and/or security interests in Secondary Contracts and related Equipment, as applicable (the Equipment securing End-User Contracts and the End-User Contracts (and related interests in Equipment) securing Vendor Notes are collectively referred to as the "APPLICABLE SECURITY"), and, with respect to each Financing Originator, will make certain representations and warranties to the Seller with respect to the Contracts sold by it and the Secondary Contracts related to Vendor Notes sold by it, including (i) that the transfer to the Seller of such Contracts constitutes a valid sale and transfer of such Financing Originator's right, title and interest therein and that such Contracts are Eligible Contracts and (ii) that the transfer to the Seller of such Financing Originator's security interest in the Secondary Contracts securing each Vendor Note constitutes a valid sale and transfer of such Financing Originator's right, title and interest therein and that such Secondary Contracts are Eligible Secondary Contracts. Pursuant to the Pooling Agreement, the Seller will sell to the Trust the Transferred Assets (as hereinafter defined) and the Seller's rights under the Purchase Agreements and will make certain representations and warranties with respect to the Contracts, including (i) that the transfer to the Trust of the Contracts constitutes a valid sale thereof and (ii) that the lien thereon granted by the Trust in favor of the Collateral Agent constitutes a valid and duly perfected lien. In connection with the issuance of additional Series of Notes, one or both of the Financing Originators will transfer Additional Contracts and related Equipment (or Applicable Security) to the Seller, and the Seller will transfer such Additional Contracts and related Equipment (or Applicable Security) to the Trust and the Trust will grant a lien thereon in favor of the Collateral Agent. Additional Contracts generally will be subject to the same representations and warranties by the applicable Financing Originators and the Seller as the Original Contracts. In the event of a breach of any such representation and warranty, under certain circumstances and subject to certain conditions described under "The Pooling Agreement
                                    Generally--Representations and Warranties", the Contracts with respect to which such breach relates will be reassigned to the Seller. The reassignment of Contracts will be the Trust's only remedy for the breach by a Financing Originator or the Seller of any of such representations and warranties. An Ineligible Contract reassigned to the Seller is not required to be replaced by the Seller with an Additional Contract.

Servicer Advances.............      The Servicer may advance Scheduled Payments
                                    with respect to any Contract (a "SERVICER
                                    ADVANCE") which were due in a Collection
                                    Period and were not received by the
                                    Determination Date following the end of the Collection Period, to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract.
                                    The Servicer shall be entitled to
                                    reimbursement of Servicer Advances from
                                    subsequent payments on or with respect to the Contract and from other Contracts included in the Trust and, unless otherwise described in the related Prospectus
                                    Supplement, any cash collateral or reserve account or other Credit Enhancement. See
                                    "The Pooling Agreement Generally--Collection and Other Servicing Procedures".

Optional Termination.........       The Seller will have the option, subject to
                                    certain conditions, to redeem (without
                                    penalty) all, but not less than all, of the Class A Notes and Class B Notes of all
                                    Series on any Distribution Date on which the then outstanding principal balance of the Class A Notes and Class B Notes of all
                                    Series (after giving effect to any payments on such Distribution Date) is 10% or less than the aggregate principal amount of the Class A Notes and Class B Notes of all
                                    Series as of the date of their respective original issuance. In the event of such an optional termination, the entire outstanding principal amount of the Class A Notes and Class B Notes of all Series, together with accrued interest thereon, shall be payable to the holders of the Class A Notes and Class B Notes on such Distribution Date. The
                                    Class C Notes of any Series will not be
                                    subject to optional redemption prior to the payment in full of the Class A Notes and Class B Notes of each Series.

Tax Status...................       Tax Counsel to NRC is of the opinion that
                                    under existing law (i) the Class A Notes will be characterized as indebtedness for federal income tax purposes and (ii) the Trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation.
                                    See "Certain Federal Income Tax Matters" and
                                    "Certain State Income Tax Matters" for
                                    additional information concerning the
                                    application of federal and state tax laws.

ERISA Considerations..........      The Class A Notes may be eligible for
                                    purchase by pension, profit-sharing or
                                    other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "BENEFIT
                                    PLAN"). See "ERISA Considerations" herein and in the related Prospectus Supplement.

Rating of the Notes...........      It will be a condition to the issuance of
                                    each Series of Class A Notes that they be rated no less than AA by Standard & Poor's
                                    Ratings Services ("S&P") or Aa by Moody's
                                    Investors Service, Inc. ("MOODY'S"), as
                                    selected by the Seller (the rating agency or agencies selected by the Seller to rate any Series, the "RATING AGENCY"). The rating or ratings condition applicable to the Class A
                                    Notes of each such Series will be set forth in the Prospectus Supplement.

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A security rating should be evaluated independently of any other rating. See "Risk Factors--Limited Nature of Rating".

                                  RISK FACTORS


MATURITY AND PREPAYMENT CONSIDERATIONS

         Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Notes, including the payment of any Class A Principal Payment Amount when expected, cannot be assured. Payments on the Contracts will include Scheduled Payments as well as partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date and which will be applied on such due date (any such prepayment of a Scheduled Payment, an "OPTIONAL PREPAYMENT"), and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Prepaid Contract, net of liquidation expenses), payments upon the liquidation of Defaulted Contracts, payments upon purchases by the Seller or Servicer as a result of the breach of certain representations and warranties or covenants in the Pooling Agreement and payments upon an optional termination of the Trust (any such voluntary or involuntary prepayment, purchase or termination, a "PREPAYMENT"). The occurrence of an Event of Default or a Restricting Event may also result in the receipt by Class A Noteholders of principal payments on the Class A Notes in excess of the expected Class A Principal Payment Amount and result in earlier than anticipated repayment of the Class A Notes, and an Event of Default or Restricting Event under any Indenture will constitute an Event of Default or Restricting Event, respectively, for all Series of Class A Notes. Noteholders may not be able to reinvest Distributions of principal at yields equivalent to the yield on the Notes. See "Description of the Notes--Principal", "--Additions of Trust Assets" and "--Restricting Events". Further, the Servicer may permit the Obligor under a Contract to make an Optional Prepayment in an amount which is less than the amount sufficient to repay the portion of such Contract financed by the Noteholders (together with accrued interest thereon) so long as the Trust is indemnified for any such insufficiency by the Vendor or Financing Originator related to such Contract. See "Description of the Notes--Prepaid Contracts".

         The rate of early terminations of Contracts due to Prepayments, including defaults, is influenced by various factors, including technological change, changes in customer requirements, the level of interest rates, the level of casualty losses, and the overall economic environment. Many prepayments occur at the request of customers, whose motivations may not be known to NRC. No assurance can be given that Prepayments (including Optional Prepayments) on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of Prepayments which will be experienced on the Contracts. Noteholders will bear all reinvestment risk resulting from the rate of Prepayments on the Contracts.

ABSENCE OF SECONDARY MARKET TRADING

         It is anticipated that, to the extent permitted, the underwriters of any Series of Class A Notes offered hereby will make a market in such Notes, but in no event will any underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Class A Notes of any Series or, if such a secondary market does develop, that it will provide Class A Noteholders with liquidity of investment or that it will continue for the life of the Class A Notes.

ISSUANCE OF ADDITIONAL SERIES; CREDIT QUALITY OF ADDITIONAL CONTRACTS

         It is anticipated that the Trust will from time to time issue more than one Series. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any Additional Series, will not be subject to prior review by, or consent of, holders of the Notes of any Series previously issued by the Trust. Such terms may include methods for allocating collections, provisions creating different or additional security or other Credit Enhancements and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. Such terms may also include Events of Default in addition to those applicable to any other Series, and an Event of Default under any Series will be an Event of Default under all Series. The obligation of the Issuer Trustee to issue any new Series is subject to the following conditions, among others: (i) the issuance will not result in any Rating Agency reducing or withdrawing its rating of the Notes of any outstanding Series (any such reduction or withdrawal is referred to herein as a "RATINGS EFFECT"), and (ii) the Seller shall have delivered to the Issuer Trustee and certain providers of Credit Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, the issuance will not, based on the facts known to the officer at the time of the certification, cause an Event of Default or a Restricting Event to occur with respect to any Series. There can be no assurance, however, that the terms of any subsequent Series will not affect the timing and amount of payments received by a Class A Noteholder of another Series previously issued by the same Trust. See "Description of the Notes--New Issuances".

         In connection with each New Issuance the Seller expects to designate Eligible Contracts that it has available as Additional Contracts to be conveyed along with an interest in any related Equipment or Applicable Security to the Trust for inclusion in the Contract Pool. Such Additional Contracts may include CSAs, Secured or Unsecured Notes, Leases, IPAs, Financing Agreements and Vendor Notes originated using criteria different from those which were applied to the related Original Contracts because such CSAs, Secured or Unsecured Notes, Leases, IPAs, Financing Agreements and Vendor Notes may have been originated at a later date than the Original Contracts or were part of a portfolio of operating and finance leases, installment purchase agreements or financing agreements different from the portfolio from which the Original Contracts were selected. Consequently, there can be no assurance that Additional Contracts will be of the same credit quality as the Original Contracts or the Additional Contracts previously included in the Trust. Moreover, Additional Contracts designated at any time may be CSAs, Secured or Unsecured Notes, Leases, IPAs, Financing Agreements and Vendor Notes which contain terms and conditions that differ from the terms and conditions of the Contracts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the Contract Pool. See "The Pooling Agreement Generally--Representations and Warranties". In addition, Additional Contracts designated at any time may contain greater End-User, Vendor or geographic concentrations, or greater concentrations based upon type or age of Equipment than the concentrations applicable to the Original Contracts, which may have the effect of reducing the credit quality of the Contract Pool. The designation of Additional Contracts will be subject to the satisfaction of certain conditions described herein under "Description of the Notes--New Issuances; Addition of Trust Assets", including that (i) such Addition will not result in a Ratings Effect and (ii) the Seller shall have delivered to the Issuer Trustee and certain providers of Credit Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, the Addition will not, based on the facts known to such officer at the time of such certification, cause an Event of Default or a Restricting Event to occur with respect to any Series. See "Description of the Notes--New Issuances; Addition of Trust Assets" and "--Restricting Events". There can be no assurance that the addition of Additional Contracts might not affect the timing of payments received by Noteholders.


CERTAIN LEGAL ASPECTS

         Transfer of Contracts. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Trust's interest. In addition, a lien on a Contract in favor of a third party arising subsequent to the Closing Date on which such Contract is transferred to the Trust may have priority over the interests of the Noteholders of each subsequently issued Series in such Contract. In such event, because the proceeds of each Contract would be shared pro rata among all outstanding Series of Notes, each Noteholder of an outstanding Series (including each outstanding Series issued prior to the creation of such lien) could be adversely affected thereby. See "Certain Legal Aspects of the Contracts--Transfer of Contracts."

         In addition, in the case of an End-User Contract (including a Secondary Contract) that is a "true lease" of Equipment the cost of which exceeds the discounted present value of the rental payments under such End-User Contract, a Financing Originator or third party residual investor may, at its sole discretion, advance to the Vendor the present value of all or a portion of the anticipated residual value of the Equipment (the "RESIDUAL INVESTMENT") in addition to funding the discounted present value of the rental payments due under such End-User Contract. The Financing Originator may also assign its interest in the Residual Investment, including any security interest in the Equipment in respect of such Residual Investment (the "SUBORDINATED RESIDUAL INTEREST"), to Residual Assignees (as hereinafter defined) or may retain such interest itself. As a result, entities other than the Financing Originator may have an interest in the Equipment related to a Contract or Secondary Contract. Under each Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the Existing Contracts) or will warrant to the Seller, and under the Pooling Agreement, the Seller will warrant and covenant to the Trust, that any Subordinated Residual Interest will be subordinated to the interests of the Trust in such End-User Contract and the related Equipment and that any Residual Assignee will bear the full risk of any deficiency in respect of the Residual Investment as a result of prior satisfaction of the Trust's interest in such End- User Contract and the related Equipment. See "The Contracts--Vendor Agreements". The Residual Investment (other than a Guaranteed Residual Investment) is not included in the Discounted Contract Balance of any Contract and, therefore, is not financed with the proceeds of any Series of Notes described herein.

         Under each Vendor Agreement, the Vendor (i) has or will warrant to the Financing Originator that the Contracts transferred thereunder will be transferred free and clear of the lien of any third party and that the interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party and (ii) has or will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract (or Secondary Contract) transferred thereunder to a Financing Originator. Under each Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the Existing Contracts) or will warrant to the Seller and, under the Pooling Agreement, the Seller will warrant to the Trust, that the Contracts and security interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party except for the Subordinated Residual Interest of any Residual Assignee. Under each Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the Existing Contracts) or will covenant to the Seller and, under the Pooling Agreement, the Seller will also covenant to the Trust, that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract transferred to the Seller or the Trust except for (i) the Subordinated Residual Interest of any Residual Assignee and (ii) the lien of any Vendor and of a Financing Originator on Secondary Contracts securing a Vendor Note.

         Interests in Vehicles. The transfer to the Seller of the Financing Originators' security interest in vehicles securing certain Contracts or ownership interest in vehicles subject to Leases and the transfer of such interests by the Seller to the Trust is subject to state vehicle registration laws. Due to the significant administrative burden and expense, the certificates of title to the vehicles securing Contracts and to vehicles subject to Leases will not identify the Trust as secured party or owner, as the case may be, of such vehicles. There exists a risk in not identifying the Trust on the certificate of title as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the vehicle superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the vehicles.

         Risk of Ineffective Sale. Each Financing Originator will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Seller. In addition to the foregoing, certain of the Existing Contracts were acquired by Newcourt from various Vendors and sold to Newcourt Financial USA Inc. pursuant to an Asset Transfer Agreement dated December 20, 1995 (the "ASSET TRANSFER AGREEMENT"). The Discounted Contract Balance of such Contracts (the "PURCHASED CONTRACTS") represents less than 8% of the Discounted Contract Balance of all Existing Contracts. If the acquisition of an End-User Contract by a Financing Originator is treated as a sale of such Contract from the applicable Vendor to such Financing Originator, except in certain limited circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Financing Originator was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of End-User Contracts to the Financing Originators as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over such Financing Originator's interest in the Contracts. No law firm will, in connection with any offering of the Notes, express any opinion as to the issues discussed in this paragraph. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy".

         Further, if the acquisition of a Purchased Contract by Newcourt Financial USA Inc. is treated as a sale of such Contract from Newcourt to such Financing Originator, except in certain limited circumstances, such Contract would not be part of Newcourt's bankruptcy estate and would not be available to Newcourt's creditors. If Newcourt became a debtor in a bankruptcy case then, in the case of Purchased Contracts, if the transfer thereof pursuant to the Asset Transfer Agreement is not treated as a sale, such Contract would be available to satisfy claims against Newcourt. Special Canadian counsel to Newcourt has delivered on the Bridge Closing Date a reasoned legal opinion that, based on the assumptions and qualifications contained therein, under the laws of the Province of Ontario and the federal laws of

Canada creditors of Newcourt could not look successfully to the Purchased Assets to satisfy a claim which they may have against the Seller, whether before or after a bankruptcy or insolvency of the Seller, or in any proceeding instituted by or against the Seller under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada).

         In each Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the Existing Contracts) or will warrant to the Seller that the conveyance of the Contracts by it to the Seller thereunder is a valid sale and transfer of such Contracts to the Seller. In addition, each Financing Originator and the Seller will treat the transactions described herein as a sale of the Contracts to the Seller and each Financing Originator will take all actions that are required under applicable law to perfect the Seller's ownership interest in the Contracts sold by it and the Seller's security interest in the Secondary Contracts securing Vendor Notes sold by it. See "Certain Legal Aspects of the Contracts--Transfer of Contracts". Notwithstanding the foregoing, if a Financing Originator became a debtor in a bankruptcy case and an unpaid creditor of such Financing Originator or a representative of creditors of such Financing Originator, such as a trustee in bankruptcy, or such Financing Originator acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Seller was ineffective to remove such Contracts from such Financing Originator's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Financing Originator), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Financing Originator, reductions in the amount of such payments could result. If the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Financing Originator arising before the Contracts came into existence may have priority over the Seller's interest in the Contracts. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy". If the transactions contemplated herein are treated as a sale of Contracts to the Seller, except in certain limited circumstances, the Contracts would not be part of any Financing Originator's bankruptcy estate and would not be available to such Financing Originator's creditors.

         In a recent decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit held that, under the UCC, accounts sold by a debtor remain property of the debtor's estate under Section 541 of the Bankruptcy Code. In the event of a bankruptcy of a Financing Originator, or, in the case of Contracts originated by a Vendor and purchased by a Financing Originator, a bankruptcy of a Vendor, and a determination by a court that the sale of the Contracts to the Seller or to the Financing Originator, respectively, should be recharacterized as a pledge of such Contracts to secure a borrowing, not as a "true sale," including as a result of the application by a court of the Octagon court's reasoning to a Financing Originator's sale of Contracts to the Seller or to a Vendor's sale of Contracts to a Financing Originator, delays in distributions on Notes, and possible reductions in the amount of distributions, could occur.

         The Seller will warrant in the Pooling Agreement, among other things,
(i) that the conveyance of the Contracts to the Trust is a valid sale of the Contracts to the Trust and (ii) that the security interest thereon granted by the Trust in favor of the Collateral Agent is a valid and duly perfected security interest, and will take all actions that are required under applicable law to perfect the Trust's and the Collateral Agent's respective interests in the Contracts and the Secondary Contracts securing Vendor Notes sold by it. Nevertheless, if the Seller were to become a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Trust was ineffective to remove such Contracts from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Seller, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Noteholders' interest in the Contracts. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy".

         If the transactions contemplated herein are treated as a sale of Contracts, except in certain limited circumstances, the Contracts would not be part of the transferor's estate and would not be available to such transferor's creditors.

         Risk of Rejection of "True Leases". A bankruptcy trustee or debtor in possession under the United States Bankruptcy Code (Title 11 U.S.C. Section 101 et seq.) (the "BANKRUPTCY CODE") has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "true lease" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

         Certain End-User Contracts will be "true leases" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such End-User Contract originated by a Financing Originator or acquired by a Financing Originator in a transaction whereby such Financing Originator is the "lessor" thereunder, will be subject to rejection by such Financing Originator, as debtor in possession, or by such Financing Originator's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the Credit Enhancement, if any, and security interests in the related Equipment are insufficient to cover the losses. In addition, any End-User Contract which is a "true lease" originated by a Vendor and transferred to a Financing Originator in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to a Financing Originator of a security interest in such End-User Contract or a transfer by a Vendor to a Financing Originator of an interest in the right to payments only under any such End-User Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the Credit Enhancement, if any, and security interests in the related Equipment are insufficient to cover the losses.

There can be no assurance as to the exact amount of the Discounted Contract Balance of End-User Contracts in the Contract Pool at any date that are or might be "true leases". The Seller will, however, represent as of each Cut-Off Date that, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are "true leases" does not exceed 10% of the ADCB of the Contract Pool as of such date.

         Insolvency of the Seller or the Trust. Certain restrictions have been imposed on the Seller and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Seller or the Trust. These restrictions include incorporating the Seller as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Seller may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Seller is solvent and does not reasonably foresee becoming insolvent. The Seller's certificate of incorporation requires that the Seller have at all times at least one independent director. In addition, the Seller has no intent to file, and Newcourt and Newcourt USA have represented that they have no intent to cause the filing of, a voluntary application under the insolvency laws with respect to the Seller, as long as the Seller is solvent and does not reasonably foresee becoming insolvent. However, no assurance can be given that insolvency proceedings involving either the Seller or the Trust will not occur. In the event the Seller becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Newcourt USA or either Financing Originator would not lead to insolvency proceedings of either, or both, of the Seller or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indentures and the Pooling Agreement could occur, although the Noteholders would continue to have the benefit of the Collateral Agent's security interest in the Trust Assets under the Pooling Agreement.

         The right of the Collateral Agent, as a secured party under the Pooling Agreement for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Seller, before or possibly even after the Collateral Agent has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

         Insolvency of the Vendors. In the event a Vendor under a Vendor Note becomes subject to insolvency proceedings, the Secondary Contracts and other Applicable Security for such Vendor Note as well as such Vendor's obligation to make payments on such Vendor Note would also become subject to such insolvency proceedings. In such event, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indentures, the Pooling Agreement and the Note Documents could occur, although the Noteholders would continue to have the benefit of the Collateral Agent's security interest in the Vendor Notes and Applicable Security therefor under the Pooling Agreement.

         The right of the Collateral Agent, as secured party under the Pooling Agreement for the benefit of the Noteholders, to foreclose upon and sell any Secondary Contracts or Applicable Security is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to
Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against a Vendor under a Vendor Note, before or possibly even after the Collateral Agent has foreclosed upon and sold such Secondary Contracts or Applicable Security. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Secondary Contracts. Furthermore, in the event a bankruptcy court determines that the value of the Secondary Contracts is not sufficient to repay all amounts due on the related Vendor Notes, the Noteholders would hold secured claims in a Vendor bankruptcy only to the extent of the value of the Secondary Contracts to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

         Loss in Event of Sale of Contracts Upon Seller Bankruptcy. If a conservator, receiver or liquidator of the Seller was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the Seller were to occur (an "INSOLVENCY EVENT"), then an Event of Default would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Additional Contracts would not thereafter be transferred to the Trust and, assuming the Trust was not then a debtor in a bankruptcy case, the Collateral Agent would sell the Contracts, thereby causing early termination of the Trust and a loss to the Class A Noteholders if the sum of (i) the proceeds of the sale allocable to the Class A Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Class A Noteholders is insufficient to pay the Class A Noteholders in full. In addition, certain events relating to the bankruptcy of the Servicer will be Restricting Events and Additional Contracts would not thereafter be transferred to the Trust. See "Certain Legal Aspects of the Contracts--Transfer of Contracts" and "--Certain Matters Relating to Bankruptcy".

         Risk of Realization of Contract Amount Upon Bankruptcy or Sale. Application of Federal and state bankruptcy and insolvency laws in the event of bankruptcy of End-Users could affect the interests of the Noteholders in the Contracts and Secondary Contracts if such laws result in any such contracts being written off as uncollectible or result in delay in payments due on any Contracts. See "Description of the Notes--Defaulted Contracts" and "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy". In addition, application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of Vendors could affect the interests of the Noteholders in the Vendor Notes and Secondary Contracts if such laws result in any such Vendor Notes or Secondary Contracts being written off as uncollectible or result in delay in payments due on any such Vendor Notes or Secondary Contracts. See "--Insolvency of the Vendors". State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract or a Secondary Contract include the failure to file financing statements to perfect the Financing Originator's, Seller's, Issuer Trustee's or the Collateral Agent's security interest, as applicable, in the Equipment or other Applicable Security and the depreciation, obsolescence, damage or loss of any item of Equipment. As a result, the Noteholders may be subject to delays in receiving payments and losses if the Credit Enhancement, if any, is insufficient to cover the delayed payments and losses.

         Certain UCC Considerations. Certain states have adopted a version of
Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases in which the lessee is a "merchant lessee". However, in each Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the Existing Contracts) or will represent that (i) no End-User Contract is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC; and (ii) to the best of its knowledge, each End-User has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified such Financing Originator of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary from the provisions of the law.

         Recharacterization of Certain Assignments. Certain Vendor Assignments and certain assignments executed under various Program Agreements (each, a "PROGRAM ASSIGNMENT") provide that the Financing Originator has recourse to the related Vendor for all or a portion of the losses the Financing Originator may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Assignment. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to the Financing Originators pursuant to such Vendor Assignments or Program Assignments as loans to the Vendor from the Financing Originator secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Assignment would be subject to the risks described herein for Vendor Notes. In such case the Contracts sold under such Vendor Assignment or Program Assignment would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Assignment.

LIMITED NATURE OF RATING

         Any rating assigned to the Notes of a Series or a Class by a Rating Agency will not, unless otherwise specified in the Prospectus Supplement with respect to such Series or Class, address the likelihood that the principal of any Notes of such Series or Class will be paid on a scheduled date or will be prepaid. In addition, any such rating will not address the possibility of the occurrence of an Event of Default or Restricting Event with respect to any such Series or Class or the possibility of the imposition of U.S. withholding tax with respect to non-U.S. Noteholders. Further, the available amount of any Credit Enhancement with respect to any such Series or Class may be limited, may not provide protection against all risks of loss and will be subject to reduction from time to time as described herein and, if any Additional Series Enhancement is provided for such Series, in the Prospectus Supplement. The rating of the Notes of a Series or Class will not be a recommendation to purchase, hold or sell the Notes, and such rating will not comment as to the marketability of the Notes, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. In the event that the rating initially assigned to any Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional Credit Enhancement.

The reduction, suspension or withdrawal of the ratings of the Notes will not, in and of itself, constitute an Event of Default or a Restricting Event.

CONTROL OVER TRUST ASSETS BY HOLDERS OF ALL SERIES

         The Trust Assets and the exercise of rights and remedies under the Pooling Agreement with respect thereto will be subject, in most circumstances as long as any Class A Notes remain outstanding, to the control of Class A Noteholders of all Series holding not less than 66-2/3% of the Aggregate Principal Amount of all Class A Notes (the "REQUIRED PERCENTAGE"). Such control will include the ability, subject to certain limitations, following an Event of Default under any Indenture to direct the Collateral Agent in the exercise of all rights and remedies under the Pooling Agreement, including the foreclosure of the lien of the Pooling Agreement. The Class A Noteholders of any Series may not hold sufficient Class A Notes to constitute the Required Percentage.

EQUIPMENT OBSOLESCENCE

         Technological change could affect the Noteholders. For example, to the extent that technological change results in increased prepayment activity, it may increase Prepayments of the Contracts. See "--Maturity and Prepayment Considerations" and "The Contracts--Equipment", "--Leases" and "--Installment Payment Agreements and Financing Agreements".

         In the event a Contract becomes a Defaulted Contract at any time when no funds are available from a Credit Enhancement, if any, the only source of payment for such amounts will be the income and proceeds from the disposition of any related Equipment and a deficiency judgement, if any, against the Obligor under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance, the Servicer may not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. Certain types of Equipment also may be subject to sudden, significant declines in value because of technological advances. See "The Contracts--Equipment" herein.

NO INTEREST IN SOFTWARE OR SERVICES

         Certain Contracts will relate not to Equipment but rather to Software or Services that are not owned by the Financing Originators and in which no related interest will be transferred to the Trust. See "The Contracts". Accordingly, if any such Contract becomes a Defaulted Contract, the Trust will not realize any proceeds from the related Software or Services from which to satisfy any related outstanding Scheduled Payments.

NONRECOURSE OBLIGATIONS

         The Notes. The Notes represent obligations of the Trust only and do not represent interests in or recourse obligations of the Seller, the Servicer, any Financing Originator or any affiliate thereof. Consequently, Noteholders must rely solely upon the Contracts, any related Equipment and other Applicable Security, and the Credit Enhancement, if any, for the payment of principal of, and interest on, the Notes. If the Credit Enhancement has been reduced to zero value and the amounts due on the Contracts in the Contract Pool and the Recoveries in respect of any Defaulted Contracts are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency. See "The Seller" and "Description of the Notes--Credit Enhancement".

         The Vendor Notes. The Vendor Notes are, by their terms, payable solely from the proceeds of the Secondary Contracts securing such Vendor Notes, and generally do not represent recourse obligations of the Vendor (except that Secondary Contracts may be covered by such Vendor's UNL Pool or other forms of Vendor recourse). Consequently, Noteholders must rely solely upon the Secondary Contracts and any other Applicable Security, if any, for the payment of principal of, and interest on, the related Vendor Notes. As noted above (see "--Certain Legal Aspects; Risk of Rejection of 'True Leases'"), any Secondary Contract which is a "true lease" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection

Scheduled Payments under such rejected Secondary Contract may terminate and the Noteholders may be subject to losses if the Credit Enhancement, if any, and security interests in the related Equipment are insufficient to cover the losses. Further, as noted under "--Risk of Ineffective Sale" a tax or government lien on the property of the pledging Vendor arising before a Secondary Contract came into existence may have priority over the Financing Originator's interest in such Secondary Contract. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy". If the Credit Enhancement has been reduced to zero value and the amounts due on the Contracts in the Contract Pool and the Recoveries in respect of any Defaulted Contracts are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency. See "The Seller" and "Description of the Notes--Credit Enhancement."

                                  THE CONTRACTS

         Pursuant to the Pooling Agreement the Seller will sell the Original Contracts to the Trust on the First Closing Date. Subsequent to the First Closing Date, the Seller at its option may from time to time prior to the Commitment Termination Date sell to the Trust Additional Contracts, subject to certain conditions described herein. See "Description of the Notes--New Issuances; Addition of Trust Assets". The Trust will be entitled to all collections on account of the Contracts in the Contract Pool and related Equipment and Applicable Security, except for (i) collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contract Pool or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any governmental authority, and (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Financing Originator, and (iii) any proceeds from the sale or other disposition of Equipment in excess of the difference between (x) the Discounted Contract Balance of the related Contract as of the applicable Cutoff Date, over (y) the present value as of the applicable Cutoff Date of all amounts actually received by the Trust in respect of such Contract, discounted monthly at the applicable Series Discount Rate (amounts described in clauses (i), (ii) and (iii), "EXCLUDED AMOUNTS") due on or after the applicable Cutoff Date for such Contracts.

The Financing Originators originate asset-based financings by providing their services to specific segments of the vendor asset finance market through Newcourt's offices in the United States. Newcourt and its subsidiaries specialize in providing asset-based financing programs for transportation and construction equipment users, information technology and communication equipment users, computer software users, resources equipment users, and commercial and industrial equipment users.

END-USER CONTRACTS

         The following discussion describes the End-User Contracts (including End-User Contracts which are Secondary Contracts). All of the End-User Contracts to be included from time to time in the Trust are CSAs, Leases, Secured or Unsecured Notes, IPAs and Financing Agreements in respect of Equipment, Software and Services. There is no limit on the number of Contracts in the Contract Pool which may consist of any of the foregoing types. Each Contract is required, however, to be an Eligible Contract as of the related Cutoff Date. The Prospectus Supplement delivered in connection with each Series of Notes will set forth, in tabular form, the percentage of the ADCB of the Contract Pool which, as of the date set forth therein, consists of each of the foregoing types of Contracts.

Conditional Sale Agreements

         The Financing Originators offer financing for Equipment under CSAs assigned to them by Vendors. It is expected that most of the CSAs in the Contract Pool will consist of Newcourt's standard, pre-printed forms used in financing transportation and construction Equipment. The CSA sets forth the description of each Financed Item and the schedule of installment payments. Generally, loans under CSAs are fixed rate and are for a one to five year term. Payments under CSAs generally are due monthly. CSA terms (i) provide for a grant by the End-User thereunder of a security interest in any related Equipment (which security interest is assigned by the Vendor to a Financing Originator),
(ii) may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee, (iii) require the End-User to maintain the Equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the Equipment, (iv) restrict the modification or disposal of the Equipment without the seller's, or its assignee's, consent, (v) include a disclaimer of warranties, (vi) include the End-User's indemnity against liabilities arising from the use, possession or ownership of the Equipment, (vii) include the End-User's absolute (except as provided in clause (ii)) and unconditional obligation to pay the installment payments thereunder and (viii) include specifically identifiable events of default and remedies therefor. The CSA also requires each End-User to maintain insurance, the terms of which may vary. The terms of a CSA may be modified at its inception at the End-User's request. Such modifications must either be approved by the Financing Originator's legal department and certain levels of management before the Financing Originator will agree to accept an assignment of the CSA from a Vendor or the Vendor must indemnify the Financing Originator against any losses or damages it may suffer as a result of such modifications.


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
Leases

         The Financing Originators, either directly or by assignment from Vendors, offer financing of Equipment, Software and Services under Leases. Each Lease is generally written under a master lease agreement (each an "MLA") which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific Equipment, Software and Services being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the MLA (each an "MLA SUPPLEMENT"), which is signed by the End-User as lessee, and either the Vendor or a Financing Originator, as lessor. The MLA Supplement incorporates the MLA by reference, and is treated by the Financing Originator as a separate Lease. Each Lease is originated in the ordinary course of business by either a Financing Originator or a Vendor (and assigned to a Financing Originator pursuant to a Vendor Agreement).

         The initial terms of the Leases in a Contract Pool generally range from one to five years. Each Lease provides for the periodic payment by the End-User of rent in advance or arrears, generally monthly or quarterly. Such periodic payments represent the amortization, generally on a level basis, of the total amount that an End-User is required to pay throughout the term of a Lease.

         The Leases to be included in the Contract Pool are "net leases" under which the End-User assumes responsibility for the Financed Items, including operation, maintenance, repair, insurance or self-insurance, return of any Equipment at the expiration or termination of the Lease and the payment of all sales and use and property taxes relating to the Financed Items during the Lease term. The End-User further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the Financed Items. In most cases, the lessor is also authorized to perform the End-User's obligations under the Lease at the End-User's expense, if it so elects, in cases where the End-User has failed to perform. In addition, the Leases contain "hell or high water" clauses unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified in the Lease. If a Financing Originator is the lessor, the Lease contains no express or implied warranties with respect to the Financed Items other than a warranty of quiet enjoyment. If a Vendor is the lessor, the Lease or a related agreement may contain certain representations and warranties with respect to the Financed Items in addition to a warranty of quiet enjoyment; however, the End-User agrees not to assert any warranty claims against any assignee of the Vendor (which would include a Financing Originator) by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the Vendor. All Leases of Equipment require the End-User to maintain, at its expense, casualty insurance covering damage to or loss of the Equipment during the Lease term or to self-insure against such risks, if approved in advance by the Financing Originator.

         The Leases include both "true leases" and leases intended for security as defined in Section 1-201(37) of the UCC. Under a "true lease," the lessor bears the risk of ownership (although the risk of loss of the Equipment is passed to the End-User under the Leases), takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee. The lessee under a "true lease" has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased property. End of lease options for "true leases" include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such Leases depend on the terms of the related MLA Supplement, but generally such terms provide for the purchase of the Equipment at a prestated price, which may be nominal. The inclusion of "true leases" in the Contract Pool will have no federal income tax impact on Holders since the Notes are treated as debt for federal income tax purposes. See "Certain Federal Income Tax Matters." However, "true leases" are treated differently under the Bankruptcy Code from leases intended for security. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy."

         End-Users under a Lease are either prohibited from altering or modifying the Equipment or may alter or modify the Equipment only to the extent the alterations or modifications are readily removable without damage to the Equipment. Under certain MLAs, the End-User may assign its rights and obligations under the Lease, but only upon receiving the prior written consent of the lessor, or may relocate the Equipment upon giving the lessor prompt written notice of such relocation. The right to grant or deny such consent or to receive such written notice will be exercised by the Servicer pursuant to the authority delegated to it in the Pooling Agreement. Certain Leases permit the End-User to substitute substantially identical leased Equipment for leased Equipment scheduled to be returned to the lessor under the Lease.

         While the terms and conditions of the Leases do not generally permit cancellation by the End-User, certain Leases may be modified or terminated before the end of the Lease term. Modifications to a Lease term or early Lease terminations may be permitted by a Vendor, with the consent of a Financing Originator, and are generally associated with additional financing opportunities from the same End-User. End-Users may also arrange to purchase Equipment during the term of a Lease for an amount generally equal to or in excess of the present value of the remaining rental payments under the Lease plus the anticipated market value of the related Equipment as of the end of the Lease term. In some circumstances, early termination of a Lease may be permitted in connection with the acquisition of new technology requiring the replacement of the Equipment. In such cases, the related Equipment is returned to the Vendor and an amount generally equal to the present value of the remaining rental payments under the Lease plus an early termination fee is paid by the End-User to the Financing Originator. Modifications usually involve repricing a Lease or modification of the Lease term. Occasionally a Lease may be modified in connection with an increase in the capacity or performance of Equipment by adding additional Equipment that includes new technology. Coincident with the financing of an upgrade to such Equipment, a Financing Originator may reprice and extend the related base Lease term to be coterminous with the desired term of the Lease relating to the upgrade. In certain cases, subject to certain conditions described under "Description of the Notes--Prepaid Contracts," such base lease extensions may remain in the Contract Pool. Newcourt expects, as Servicer, to continue to permit these modifications and terminations with respect to Leases included in the Contract Pool pursuant to the authority delegated to it in the Pooling Agreement, subject to certain conditions and covenants of the Servicer described under "Description of the Notes--Prepaid Contracts."

         In certain circumstances, the standard terms and conditions of the MLA are modified at the inception of a Lease at the request of the End-User. Such modifications must either be approved by the Financing Originator's legal department and certain levels of management before the Financing Originator will agree to enter into the Lease or accept an assignment of the Lease from a Vendor, or the Vendor must indemnify the Financing Originator against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to, (i) a one dollar purchase option at the end of the Lease term, (ii) prearranged mid-Lease purchase options, early termination options and lease extension options as described above, (iii) modifications to the lessor's equipment inspection rights, (iv) modifications to the End-User's insurance requirements permitting the End-User to self-insure against casualty to the Equipment, (v) the End-User's right to assign the Lease or sub-lease the Financed Items to an affiliated entity, so long as the End-User remains liable under the Lease and promptly notifies the lessor or its assignee of such assignment or sublease and (vi) extended grace periods for late payments of rent.

Secured Notes

         The Financing Originators provide direct initial financing or refinancing of Equipment, especially transportation and construction Equipment, under secured promissory notes (each a "SECURED NOTE"), which consist of an installment note and a separate security agreement. In an initial financing transaction, the Financing Originator pays to the Vendor the purchase price for the Equipment and in a refinancing transaction, the Financing Originator pays off an End-User's existing financing source, and the initial financing or refinancing is documented as a direct loan by the Financing Originator to the End-User of the Equipment using a Secured Note. In the case of a refinancing transaction, upon payment to the existing financing source, the Financing Originator obtains a release of such party's lien on the financed Equipment. In either case, the Financing Originator records its own lien against the financed Equipment and takes possession of the Secured Note, which constitutes chattel paper under the UCC. Except for the lack of references to "sale" or "purchase" of Equipment, the terms and conditions contained in a Secured Note are substantially similar to those contained in a CSA.

Installment Payment Agreements and Unsecured Notes

         The Financing Originators provide financing for certain Software license fees and related support and consulting services under installment payment supplements to software license agreements, separate IPAs, Unsecured Notes and other forms of Financing Agreements assigned to them by Vendors of Software. Each such Financing Agreement is an unsecured obligation of the End-User, generally provides for a fixed schedule of payment with no End-User right of prepayment, is noncancellable for its term and contains a "hell or high water" clause unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified therein, permit the Vendor to assign the payment agreement to a third party (including a Financing Originator) and include the End-User's agreement, upon such assignment, not to assert against such assignee any claims or defenses the End-User may have against the Vendor, and contain default and remedy provisions that include acceleration of amounts due and to become due and, in certain cases, the right of the Vendor, or the Financing Originator by assignment, to terminate the underlying Software license and all related support and consulting activities.

Equipment

         The End-User Contracts cover a wide variety of new and used information technology equipment (such as mainframe and mini-computers, computer work stations, personal computers, data storage devices and other computer-related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, energy control equipment and automated testing equipment), resources equipment (such as feller-bunchers and grapplers) and transportation and construction equipment (such as school buses, golf carts, heavy and medium duty trucks and highway trailers, bulldozers, loaders, graders, excavators, forklifts and other materials handling equipment, and other road and off-road machinery) (collectively, "EQUIPMENT"). All of the interests of the applicable Financing Originator in the Equipment subject to each related End-User Contract (which consists or will consist of either title to the Equipment or a security interest in the Equipment) will be transferred to the Trust.

Software and Services

         Certain of the End-User Contracts cover license fees and other fees owed by the End-Users under either perpetual or term software license agreements and other related agreements in connection with the use by such End-Users of computer software programs ("SOFTWARE"), and such End-User Contracts may also cover related support and consulting services ("SERVICES"). No interest in the Software, the Software license agreement (other than the right to collect the payment of Software license fees and, in certain cases, to exercise certain rights and remedies under the Software license agreement or other agreements related thereto) or the related Services has been or will be conveyed to the Financing Originators by either the Vendors or licensors of the Software or by the End-Users under the related End-User Contracts. Consequently, the Trust will not have title to or a security interest in such Software, nor will it own such Services, and would not be able to realize any value therefrom under a related End-User Contract upon a default by the End-User. Equipment, Software and Services are collectively referred to as "FINANCED ITEMS". It is a condition to the issuance of any Series of Notes that as of the related Closing Date, after giving effect to any Addition on such date, no more than 20% of the ADCB of the Contract Pool will consist of Software transactions.

VENDOR NOTES

         The Contracts may include limited recourse promissory notes ("VENDOR NOTES") each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual End-User Contract (especially Leases which constitute "true leases") originated by such Vendor and by the Equipment related to such End-User Contract.

         Vendor Notes may serve as a form of assignment document pursuant to a Program Agreement with respect to "true lease" Contracts and may provide for further recourse against the Vendor subject to a UNL Pool or other recourse arrangement included in the Program Agreement. The repayment terms under a Vendor Note, including periodic amounts payable and schedule of payments, correspond to the payment terms of the End-User under the End-User Contract collaterally assigned under such Vendor Note. Each Vendor Note either includes most, if not all, of the representations and warranties regarding the End-User Contract and related Equipment typically included in a Vendor Agreement, or incorporates such representations and warranties included in any related Program Agreement by reference.


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
VENDOR AGREEMENTS

         It is expected that a substantial portion of the End-User Contracts to be included from time to time in the Trust will consist of End-User Contracts originated by Vendors and assigned or pledged to the Financing Originators pursuant to Program Agreements. Each Financing Originator's Program Agreements are agreements with Equipment manufacturers, dealers and distributors or Software licensors or distributors located in either the United States or Canada ("VENDORS") which provide the Financing Originator with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment, Software, Services or other products. Vendor finance arrangements provide a financing company with a steady, sustainable flow of new business with lower costs of origination than asset-based financings marketed directly to end-users. Many of the Program Agreements provide various forms of support to the Financing Originator, including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Financing Originator and related Equipment, Software or Services, credit support with respect to defaults by End-Users and equipment repurchase and remarketing arrangements upon early termination of End-User Contracts upon a default by the End-User. Some of these Program Agreements also take the form of a referral relationship which is less formal and typically does not include credit support to the Financing Originator from the Vendor.

         Each Program Agreement (other than Program Agreements that only establish a referral relationship) generally includes the following provisions, among others:

1. Vendor representations, warranties and covenants regarding each End-User Contract assigned to the Financing Originator, including among other things that: the obligations of the End-User under the assigned End-User Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Financing Originator holds the sole original of the End-User Contract and has either title to or a first priority perfected security interest in the Equipment; the Equipment and the End-User Contract are free and clear of all liens, claims or encumbrances; the Equipment or the Software has been irrevocably accepted by the End-User and will perform as warranted to the End-User; and the assigned End-User Contract was duly authorized and signed by the End-User.

2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned End-User Contract, which usually require the Vendor to repurchase the affected End-User Contract for the Financing Originator's investment balance in the End-User Contract plus costs incurred by the Financing Originator in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

3. In the case of End-User Contracts covering Equipment, remarketing support from the Vendor in the event of an End-User default and subsequent repossession or return of the Equipment under the End-User Contract (to assist the Financing Originator in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the End-User under the End-User Contract).

4. The right of the Financing Originator to further assign its interests in assigned End-User Contracts, all payments thereunder and any related interest in Equipment.

         In addition to the foregoing, a Program Agreement may include recourse against the Vendor with respect to End-User defaults under certain identified End-User Contracts, either by specifying that the assignment of the End-User Contract from the Vendor to the Financing Originator is with full recourse against the Vendor, or by inclusion of the End-User Contract in an "ultimate net loss pool" ("UNL POOL") created under the Program Agreement. In the event of an End-User default under an End-User Contract which was assigned by the Vendor to a Financing Originator subject to the UNL Pool, the Financing Originator may draw against the UNL Pool up to the amount of the Financing Originator's remaining unpaid investment balance in the defaulted End-User Contract, but not in excess of the UNL Pool balance then available. Drawings may also be made against the UNL Pool with respect to End-User Contracts that are not included in the Contract Pool and, accordingly, there can be no assurance that any amounts contributed by a Vendor to the UNL Pool will be available in the event of an End-User default under a End-User Contract included in the Contract Pool.

         The manner in which End-User Contracts are assigned to the Financing Originators by the Vendors differs under each Program Agreement, depending upon the nature of the Financed Items, the form of the End-User Contract, the accounting treatment sought by the Vendor and the End-User, and certain tax considerations.

         With respect to "true leases" (as described below) of Equipment, the Financing Originator either accepts a Vendor Note and collateral assignment of the "true lease" End-User Contract and related Equipment from the Vendor or accepts a full assignment of such End-User Contract (usually with an agreement to reassign the End-User Contract at the end of the lease term to the Vendor) and either (i) a collateral assignment of the related Equipment from the Vendor, which collateral assignment secures the End-User's obligations under the End-User Contract or (ii) title to the Equipment. Recourse against the Vendor under such Vendor Notes or form of assignment is limited to the Vendor's residual interest in the related Equipment. "Non-true leases" or CSAs covering Equipment are generally fully assigned by the Vendor to the Financing Originators, along with all of the Vendor's right, title and interest in the Equipment (which only consists of the Vendor's security interest in the Equipment and not title thereto, since title has already passed to the End-User under these forms of End-User Contracts). A Financing Originator also receives a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, promissory notes and other types of financing agreements used in financing Software license payments and related support and consulting services. Such assignments may include an assignment of the Software Vendor's or licensor's right, or the agreement of the Vendor or licensor (at the Financing Originator's instructions), to terminate the software license covered by the End-User Contract and suspend related support in the event of an End-User default under the End-User Contract. In some cases, the Software Vendor also agrees not to relicense the same or similar software to a defaulted End-User for some period of time (e.g., one year) unless the End-User cures its default.

         It is also expected that a substantial portion of the End-User Contracts to be included from time to time in the Contract Pool, especially in the case of CSAs, will consist of End-User Contracts originated by Vendors and assigned to a Financing Originator pursuant to Vendor Assignments, each of which relates to an individual End-User Contract, rather than pursuant to a Program Agreement. Each Vendor Assignment will either be made with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor or such representations, warranties or covenants. Vendor Assignments typically do not provide for any Vendor remarketing support in the event of an End-User default.

RESIDUAL INVESTMENTS

         A Financing Originator may finance all or a portion of the residual interest in the Equipment under certain Program Agreements and under direct transactions between the Obligor and the Financing Originator. (Any investment by the Financing Originator in such residual interest shall be referred to as a "RESIDUAL INVESTMENT".) Certain Program Agreements provide that the Financing Originator may, at its sole discretion and in connection with the funding of a "true lease" of Equipment make a Residual Investment in the Equipment subject to a Contract by advancing additional funds against a portion of the anticipated residual value of the Equipment, and not just against the discounted present value of the rental payments due under the End-User Contract. Such Residual Investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the Equipment or a specified percentage (generally not greater than 10%) of the amount to be paid by the Financing Originator in funding the present value of the rental payments due under the End-User Contract. Certain transactions involving Vendor Assignments result in the Financing Originator advancing the entire purchase price of the Equipment subject to a "true lease", taking title to the Equipment, and accepting an assignment of the "true lease" Contract from a Vendor. Certain direct transactions between the Obligor under a "true lease" Contract and the Financing Originator also result in the Financing Originator advancing the entire purchase price of the Equipment to the Vendor, taking title to the Equipment from the Vendor, and entering into a "true lease" Contract with the Obligor (with the Financing Originator named as "lessor" under such Contract). In either of the two foregoing types of transactions, the Financing Originator will have advanced more than the discounted present value of the rents payable under the "true lease" Contracts by paying the purchase price for the Equipment, and so will have made a Residual Investment in the Equipment.

         In some Program Agreements, the Financing Originator may make the Residual Investment in the form of a full recourse loan of additional funds to the Vendor, repayable by the Vendor at the expiration or termination of the End-User Contract with interest, secured by a security interest in the Equipment covered by the End-User Contract. In some transactions involving Vendor Assignments or direct transactions with Obligors under "true lease" Contracts, the Financing Originator may obtain the obligation of either the Vendor or the Obligor to purchase the Equipment at the end of the Lease term for the full amount of the Financing Originator's Residual Investment in such Equipment with interest


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
thereon. (Any such transaction in which the Financing Originator may look to either the Vendor or the Obligor, and not just the value of Equipment itself, to recover its Residual Investment with interest shall be referred to as a "GUARANTEED RESIDUAL INVESTMENT"). It is a condition to the issuance of any Series of Notes that as of the related Closing Date, after giving effect to any Addition on such date, the aggregate amount of Guaranteed Residual Investments included in the Contract Pool will not exceed 5% of the ADCB of the Contract Pool. Other than Guaranteed Residual Investments, a Residual Investment is not included in the Discounted Contract Balance of any End-User Contract and, therefore, is not financed with the proceeds of any Series of Notes described herein.

         Other than a Guaranteed Residual Investment, the Residual Investment associated with any End-User Contract included in the Contract Pool has not been and will not be purchased by the Seller from the Financing Originators under any Purchase Agreement, and, accordingly, will not be sold to the Trust under the Pooling Agreement. The Trust's interest in End-User Contracts with associated Residual Investments (other than Guaranteed Residual Investments) will be limited to the discounted present value of the rental payments due under the End-User Contract and a security interest in the related Equipment. A Financing Originator may assign its Residual Investment (other than a Guaranteed Residual Investment) to a third party (a "RESIDUAL ASSIGNEE"), including the security interest in the Equipment in respect of such Residual Investment (the "SUBORDINATED RESIDUAL INTEREST"), either prior to the inclusion of the related End-User Contract in the Contract Pool or thereafter. Under each Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the Existing Contracts) or will warrant to the Seller, and under the Pooling Agreement the Seller will warrant and covenant to the Trust, that any Subordinated Residual Interest will be subordinated to the interests of the Seller and the Trust, respectively, and that any Residual Assignee will bear the full risk of any deficiency in respect of the Residual Investment as a result of prior satisfaction of the Trust's interest in the End-User Contract and the related Equipment.

CONTRACT POOL

         The Seller will indicate in its books and records, including the appropriate computer files relating to the Contracts that such Contracts have been transferred to the Trust for the benefit of the Noteholders and stamp the related Contract Files or otherwise mark such Contracts with a legend to the effect that such Contracts have been transferred to the Trust for the benefit of the Noteholders and deliver to the Collateral Agent a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Trust, identified by account number and by the Discounted Lease Balance as of the related Cutoff Date. Such file or list shall be marked as Schedule 1 to the related Supplement.

         All collections received with respect to the Contracts will be allocated as described herein. See "Description of the Notes--Allocations".

         Prepayments will be given effect as of the last day of the Collection Period in which they are received and Scheduled Principal Payments made in advance of their due date will be given effect on their due date.

         For each issuance of Notes hereunder, the composition and distribution of the Contracts to be included in the Contract Pool, such as type of End-User Contract, Discounted Contract Balance, type of Equipment, Software or Services, and End-User industry and geographic location will be set forth in the Prospectus Supplement.


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
                                    THE TRUST

         The Trust will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Notes and making payments thereon and incidental activities. As a consequence, the Trust is not expected to have any source of capital resources other than the Trust Assets. The Trust will be created by the Pooling Agreement, which is governed by the laws of the State of New York. One hundred percent of the beneficial interest in the Trust will be owned by the Seller.

         The Seller will sell to the Trust, without recourse, its interest in the Contracts included in the Contract Pool. The Trust Assets will consist of such Contracts, security interests in Secondary Contracts any related Equipment or security interests in related Equipment, all monies due or to become due under the Contracts and Secondary Contracts (except for Excluded Amounts), the proceeds of the Contracts, all monies on deposit in the Collection Accounts and in certain other accounts maintained for the benefit of the Noteholders and any Credit Enhancements. The Trust Assets are expected to change over the life of the Trust as Additional Contracts and related Equipment become subject to the Trust and as Contracts are prepaid, terminate or are charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Seller will have the right (subject to certain limitations and conditions) to designate Additional Contracts as Trust Assets. See "Description of the Notes--New Issuances; Addition of Trust Assets". The Trust is expected to issue additional Series from time to time.

                                   THE SELLER

         The Seller is a special purpose company incorporated on August 29, 1995 under the laws of the State of Delaware. The Seller's sole shareholder is Newcourt USA. The Seller's principal executive offices are located at Ten Almaden Boulevard, Suite 500, San Jose, California 95113. Its telephone number is (408) 271-0500. The Seller was organized for the limited purpose of purchasing, holding, owning, and selling Contracts and Equipment and related rights therein, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Seller has no assets other than its beneficial interest in the Trust. Pursuant to the Pooling Agreement the Seller has covenanted that it will not sell, pledge, assign or transfer its beneficial interest in the Trust. The Seller's certificate of incorporation provides that the Seller may not change its business purpose without the consent of all of its directors, including its independent directors, and the Issuer Trustee has been informed that neither the Seller nor Newcourt intends to change the business purpose of the Seller. Further, pursuant to the Pooling Agreement the activities of the Seller will be limited to its participation in the transactions described herein.

         As of each Cutoff Date, the Seller will sell to the Trust, pursuant to the Pooling Agreement, Contracts which were sold to the Seller pursuant to the Applicable Purchase Agreement.

         The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Newcourt USA under the United States Bankruptcy Code or similar applicable state laws or applicable laws of other countries ("INSOLVENCY LAWS") will not result in the consolidation of the assets and liabilities of the Seller with those of Newcourt USA and its affiliates. These steps include incorporating the Seller as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law, or to cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, without the affirmative vote of all its directors, including its independent directors, and the requirement, set forth in the Seller's certificate of incorporation, that at all times no less than one member of the Board of Directors of the Seller will be an individual who has not been, within the previous five years, affiliated with Newcourt or any of its affiliates other than the Seller and the Trust (Newcourt and each of its affiliates other than the Seller and the Trust, a "NEWCOURT ENTITY"). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Newcourt USA or either Financing Originator in a proceeding under any Insolvency Law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy". In such event there is no assurance that the Trust would not become a debtor in such a bankruptcy case as well.


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
         The Seller will receive, on the First Closing Date, a reasoned opinion from its counsel concluding (although there is no case litigated on the merits directly in point) that, subject to certain assumptions and qualifications specified therein, in the event a Newcourt Entity were to become a debtor in a case under the Bankruptcy Code, a bankruptcy court would not, on motion of such Newcourt Entity, as debtor-in-possession, or any other party in interest in such case, (a) substantively consolidate the Seller and Newcourt USA or (b) substantively consolidate the Trust and Newcourt USA. The opinion assumes, among other things, that (a) the Seller and the Trust will adhere to specified operating procedures including, without limitation, (i) that at all times no less than one member of the Board of Directors of the Seller will be an individual who has not been, within the previous five years, affiliated with any Newcourt Entity, (ii) the Seller shall have at least one senior officer who is similarly unaffiliated and the Trust's business will be run by officers and employees of the Issuer Trustee, (iii) the Seller will maintain its own payroll and separate books of account and will maintain an office separate from any Newcourt Entity, (iv) neither the Seller nor the Trust will, except as provided in the Pooling Agreement, commingle any of its money or other assets with those of any Newcourt Entity, (v) the Seller and the Trust will maintain separate bank accounts in its own name or in the name of the Seller and (vi) except for the obligations under the Purchase Agreements, neither the Seller nor the Trust will acquire obligations or securities of, or make loans or advances to, any Newcourt Entity, (b) the Seller and the Trust will maintain an arm's-length relationship in all transactions with each Newcourt Entity, (c) the purchase price for the Contracts set forth in each Purchase Agreement represents fair and reasonably equivalent value for the sale of the Contracts transferred thereunder to the Seller, (d) the financing provided by the issuance of the Notes constitutes a practical and reasonable course of action designed to improve the financial position of Newcourt without impairing the rights of its creditors and (e) the financing provided by the issuance of the Notes is being effected in furtherance of Newcourt's ongoing business operations and not in contemplation of bankruptcy. The opinion is not binding on any court. Accordingly, there can be no assurance that a court will not reach a different conclusion. If a court concluded otherwise, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes and possible reductions in the amount of payments of principal of and interest on the Notes could occur.

         In addition, tax and certain other statutory liabilities of Newcourt or its affiliates can be asserted against the Financing Originators or the Seller. To the extent that any such liabilities arise after the transfer of Contracts to a Trust, the Trust's interest in the Contracts would be prior to the interest of the claimant with respect to any such liabilities. However, if a claim could be asserted against a Financing Originator or the Seller, the claimant might be able to subject the Financing Originator or the Seller to an involuntary proceeding under the United States Bankruptcy Code or other Insolvency Law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy".

         The Seller will not acquire any assets other than Trust Assets and other assets transferred to the Seller pursuant to the Purchase Agreements or other equipment and contracts transferred to the Seller pursuant to similar agreements, including operating and finance leases, loans, installment payment obligations, receivables and other obligations received from Newcourt or its affiliates.

                                  THE SERVICER

         Newcourt is an independent financial services company which originates and manages asset-based financings. Newcourt is the third largest independent asset finance company in North America, with total owned and managed assets in excess of Canadian $4.3 billion.

         Newcourt was formed in 1984 as an investment bank which originated and structured asset based financings for the corporate and institutional asset finance market and syndicated such financings to Canadian financial institutions. In 1988 Newcourt broadened its activities to include vendor and direct equipment financing. Since 1993, Newcourt has issued in excess of Canadian $2.5 billion of asset-backed debt supported by financing agreements.

         Newcourt and its subsidiaries originate their asset-based financings by providing services to specific segments of the vendor asset finance market and corporate and institutional asset finance market. Newcourt's strategy has been to sell and manage, rather than own, the majority of the finance assets it and its subsidiaries originate, thereby reducing


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
its capital requirements. Consequently, Newcourt's consolidated revenues are generated primarily by gains and fees earned from the sale of financings it and its subsidiaries originate and by management fees earned following such sales.

         Newcourt's principal executive offices are located at BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario, Canada M5J 2T3 and its telephone number is (416) 594-2400. Newcourt has 24 North American offices and one overseas office.

         Newcourt may not be licensed to do business in each State in which such license is necessary is order to service the Contract Pool. If Newcourt is not licensed to do business in a State in which such license is necessary in order to service the Contract Pool, Newcourt has warranted in the Pooling Agreement that it will appoint Newcourt Financial USA Inc., or another entity which is so licensed, as subservicer.

                    CREDIT AND CONTRACT SERVICING PROCEDURES

CREDIT UNDERWRITING PROCESS

         As part of its credit underwriting procedures, Newcourt and its subsidiaries review the creditworthiness of the End-User, the value of the Financed Items and the creditworthiness of the Vendor. Newcourt has designed specific credit philosophies, credit standards and processes for each of its marketing units, which are enumerated in Newcourt's Credit Manual. Newcourt's philosophy is that credit adjudication policies and procedures require strict adherence to the Credit Manual. The underwriting policies detailed in Newcourt's Credit Manual include, but are not limited to, (i) clearly defined underwriting criteria for each of Newcourt's individual business segments, (ii) within each individual business segment, strict guidelines for certain equipment types and End-User types, (iii) the use of two forms of credit rating (as described below) on every approved transaction that quantify the financial strength of the End-User and the overall perceived risk rating of the transaction being approved and (iv) a requirement that asset financings must normally carry a credit rating of BBB or better on the covenant-based rating system and a credit rating of 3 or better on the asset-based rating system.

         If a potential End-User is publicly rated by an independent ratings agency for a similarly structured debt instrument, the public rating is used as the covenant-based rating. If a potential End-User is not publicly rated, it will be scored on a covenant-based rating system with six categories ranging from AAA to single B. This system is based on the methods commonly used to rate public and private debt issues which Newcourt has adapted to suit equipment financing and leasing transactions. The system is based on four key financial ratios: return on assets, long-term debt to equity, cash flow to long-term debt and interest coverage. Qualitative considerations include the reputation of the Vendor as well as existing vendor recourse agreements. Allowance is also made for being fully secured on the transaction. Newcourt and its subsidiaries will normally not enter into any new financing commitment with a potential End-User that has been rated a single B. With potential End-Users rated BB, significant credit enhancements would be required, such as an extremely strong security position or full corporate guarantees from creditworthy companies, for any credit exposure to be considered. Newcourt's goal is to maintain a credit quality of its portfolio of End-Users of BBB or better.

         In addition, an asset-based rating system has been developed by Newcourt to score every potential transaction in five categories ranging from 1 to 5. This system takes into account a broader range of factors than the covenant-based rating system, combining certain key financial ratios with collateral and business considerations. The evaluation of collateral examines the remarketability of the assets as well as the length of the finance term relative to the economic life of the assets. Newcourt and its subsidiaries will not, under normal circumstances, enter into any new transaction with a potential End-User rating a 5 and will enter into a new transaction with a potential End-User rating a 4 only in special circumstances. Newcourt's goal is to maintain an overall credit quality of 3 or better throughout its portfolio.

         Credit review procedures require the preparation of a credit application outlining the structure and purpose of the transaction, the background and business of the proposed End-User and the reasons of the source account executive for recommending approval. Newcourt's credit guidelines require financial statements covering three fiscal years and interim financial information if the most recent year-end financial statement is more than six months out of date. If the assigned credit officer makes an initial determination that the request has sufficient merit to consider an approval and sufficient information is provided, the credit officer will prepare a full credit report and financial analysis which includes expanded basic information, an analysis of the financial condition, performance and covenants of the proposed End-User, a review of the proposed End-User's banking facilities and contacts with credit agencies, and collateral and exposure analyses. The transaction will be assigned a grade based on the two credit rating systems described above. If a favorable credit report approved by the credit officer is completed, approval of the new business is made at the appropriate level, depending on the size of the transaction. In cases in which credit approval is permitted to be made by a senior credit manager, such approvals are reviewed on a regular basis by a corporate vice president to ensure adherence to the appropriate approval policies. Credit authorization levels are reviewed at least annually by a committee of Newcourt's Board of Directors and approved by the Board of Directors.

         Newcourt's current policy is to perform a written annual review on every account with an outstanding book value equal to or in excess of Canadian $500,000. In addition, standard documentation requires the End-User to provide annual financial statements within 120 days of its fiscal year-end and certain transactions may require quarterly or semi-annual financial statements as a condition of approval. If, based upon such financial statements, a credit officer determines that there appears to be a financial impairment in the End-User's repayment ability, a formal review will also be performed for accounts with an outstanding book value less than Canadian $500,000.

         In initially establishing a Program Agreement or other form of financing arrangement with a Vendor, Newcourt completes a formal underwriting review of such Vendor to ensure that the Vendor can perform the financial and other obligations contained in any Vendor Agreement or Vendor Note. This review encompasses a financial review, a product review (including an analysis of market acceptance of the Vendor's products) and a general operational and managerial review of the Vendor.

         Vendors must be established in their field and must market industry-accepted Equipment or other products. The Vendor must have a history of success, maintain a substantial market position and have sufficient financial resources to support the financing relationship contemplated by Newcourt.

         Program Agreements are continually monitored by Newcourt. Formal annual reviews are undertaken on each Vendor which cover general financial, operating and performance review as well as performance under the Program Agreement.

CONTRACT COLLECTIONS

         Newcourt's portfolio management unit will be responsible for the ongoing management of portfolios. Limited servicing, namely invoicing, cash application, and sales and use and property tax reporting for Newcourt's United States portfolios is currently performed by Parrish Financial Servicing Company L.P. ("PARRISH"). All other tasks, such as collection, cash receipt and bank reconciliation, customer services, UCC registration, insurance review and portfolio reconciliation, are performed by Newcourt through on-line access to Parrish's lease administration system. In the event that Parrish is unable to perform its limited duties, the processing currently performed by Parrish could be assumed by Newcourt within a matter of a few days as both Parrish and Newcourt use the same administration software and there currently exists a procedure whereby financial information is transmitted regularly to Newcourt.

         Parrish is part of an affiliated group of companies servicing the equipment leasing industry. Parrish is owned by Parrish Equipment Partners, L.P., an investment group consisting of the Travelers Companies, The Hillman Company and Mr. Karl Parrish, and was formed in 1993 as a dedicated lease servicing company.

         Newcourt, using Parrish as its service bureau, will generate and mail to the End-Users monthly invoices and statements summarizing the account activity and current invoicing details. The invoiced amount will represent the contracted repayment amount under the End-User Contract inclusive of applicable taxes, if any. Copies of the invoices and statements are also distributed to the appropriate offices of Newcourt and its subsidiaries for review.

         Newcourt's portfolio management unit is also responsible for the preparation of monthly reports on past due, delinquent and problem accounts, the collection and administration of such accounts, the preparation and recommendation of requests for account restructuring and/or payment rescheduling, and asset remarketing in cases of repossession or end of lease equipment returns. The approval required in the case of End-User requests for account restructuring and/or payment rescheduling is the same as that required for a new transaction, as set forth in Newcourt's Credit Manual. Such restructuring and/or rescheduling generally will only be approved in cases where it is believed that an End-User's


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
financial difficulties are only temporary and that the security value will not be seriously impaired by such undertaking. Newcourt has no set policy on the timing of repossession, but its practice is to proceed to repossess as soon as required and usually no later than when an account is 120 days past due. In such situations, Vendors may decide to make payments on behalf of an End-User or, under certain Vendor Agreements, Vendors may be responsible for remarketing the repossessed Equipment.

         In December 1995, Newcourt purchased the portfolio management operations of Lessor Capital Services ("LCS") and certain of its other assets, including LCS's office facilities. Newcourt intends to use LCS to provide services currently provided by Parrish. Tasks such as credit, collections, legal, cash receipts, bank reconciliation, customer services and UCC registration will continue to be performed by Newcourt through on-line access to LCS's lease administration system.

         Newcourt anticipates that LCS will fully assume the administrative functions currently performed by Parrish by the end of the first quarter of 1996.

CASH COLLECTIONS

         Payments by End-Users of amounts payable under their respective Contracts are made by check mailed to a Newcourt post office box or wire transfer to a Newcourt lock-box account. Invoices mailed to an End-User instruct the End-User to forward payment to a post office box for processing by a lock-box bank. End-Users that wish to remit by wire transfer are provided with wire transfer instructions to remit to a lock-box account.

         Invoices sent to End-Users contain a remittance advice. The lock-box bank processes the deposits and credits the appropriate Newcourt bank accounts daily. A daily summary of deposits received by the lock box bank is forwarded to both Newcourt and Parrish, together with copies of the remittance advices and any other information passed along with the payment. Parrish then matches the remittance advices to the cash deposits and applies the payments to the End-Users' accounts. Amounts received from an End-User with respect to a Secondary Contract are applied to the related Vendor Note and reduce, on a dollar-for-dollar basis, amounts due under such Secondary Contract. Unmatched deposits are recorded as unapplied cash for further review and processing after investigation by both Newcourt and Parrish. Each day Parrish provides Newcourt with a system summary of the cash application from the previous day which is then reconciled by Newcourt to the lock box bank summary, and any variances are then investigated by Newcourt.

WRITE-OFF POLICY

         When the recoverability of an account is in question, or if the underlying collateral with respect to an account has been repossessed, Newcourt generally will suspend the accrual of income on that account for Newcourt's own accounting purposes.

         Upon the repossession of collateral, an evaluation of the collateral involved is immediately undertaken in order to establish a liquidation value. After a liquidation value has been established, the difference between the net book value of the account at the time of income suspension and the liquidation value, if less than the net book value of the account, is stated as a "likely loss." The "likely loss" amount may change, upward or downward, over a period of time as more current or detailed information on the collateral is obtained. When the collateral is sold, the difference between the net book value of the account and the actual net sales proceeds, if less than the net book value of the account, will be written off. If, however, there is any potential for future recovery, the account will continue to be followed for the recovery of any deficiency balance.

                                 USE OF PROCEEDS

         On December 28, 1995 (the "BRIDGE CLOSING DATE"), the Seller incurred approximately $138,000,000 of limited recourse indebtedness (the "EXISTING DEBT") under a Limited Recourse Term Loan and Security Agreement with First Union National Bank of North Carolina (the "LENDER"), an affiliate of First Union. The proceeds of the Existing Debt were utilized by the Seller to purchase the certain Contracts from Newcourt Financial USA Inc., one of the Financing Originators, pursuant to a Purchase Agreement dated as of December 28, 1995 between the Seller and such Financing Originator (as amended and restated prior to the First Closing Date, the "ORIGINAL PURCHASE AGREEMENT") and the Lender was granted a Lien on such Contracts by the Seller. The proceeds of such purchase were used by such Financing Originator for general corporate purposes. Subsequent to the Bridge Closing Date and prior to the First Closing Date, certain of the Contracts purchased by the Seller under the Original Purchase Agreement were repurchased by Newcourt Financial USA Inc. The Contracts purchased by the Seller under the Original Purchase Agreement and owned by the Seller on the First Closing Date are referred to as the "EXISTING CONTRACTS".

         The net proceeds from the sale of the Notes of the initial Series offered hereby will be paid to the Seller in consideration of the transfer to the Trust of (i) certain of the Existing Contracts and (ii) certain additional Contracts to be transferred by Newcourt Financial USA Inc. to the Seller pursuant to a Subsequent Purchase Agreement to be executed on or about the First Closing Date. Such proceeds will be used by the Seller (i) to repay the Existing Debt and (ii) the remainder will be distributed to Newcourt Financial USA Inc. in payment of the purchase price for such additional Contracts. Such proceeds will be used by Newcourt Financial USA Inc. for general corporate purposes, including loans to affiliates and dividends to Newcourt. Simultaneously with repayment of the Existing Debt, the Lender will release its Lien on the Existing Contracts. Thereafter, the net proceeds from the sale of the Notes of any Series offered hereby will be paid to the Seller and then distributed to the applicable Financing Originators in payment of the purchase price for the Additional Contracts transferred to the Trust in connection with such issuance. Each Financing Originator will use such proceeds for general corporate purposes, including loans to affiliates and dividends to Newcourt.

                            DESCRIPTION OF THE NOTES

         The statements under this caption are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to the Pooling Agreement, the applicable Supplement and the Applicable Indenture (for any Series, the "OPERATIVE DOCUMENTS"). Copies of the Pooling Agreement, Supplement and Applicable Indenture with respect to any Series offered hereby have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

         The Notes of each Series will consist of three Classes, the Class A Notes, the Class B Notes and the Class C Notes and will be issued pursuant to the Applicable Indenture among the Trust, the Collateral Agent and the Applicable Indenture Trustee, or the applicable Note Documents, as the case may be. See "--New Issuances". The following summary describes the material terms generally applicable to the Notes of each Series and is qualified in its entirety by reference to the Pooling Agreement, the applicable Supplement and the Applicable Indenture.

         The Class A Notes of each Series will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "DEPOSITORY"), except as set forth below. The Class A Notes of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Seller has been informed by DTC that DTC's nominee will be Cede. See "--Book-Entry Registration" and "--Definitive Notes". Only the Class A Notes will be offered hereby and by the related Prospectus Supplement.

         The date upon which a Series or Class will be issued will be referred to as its "SERIES ISSUANCE DATE". The initial principal amount of a Class of Notes will be referred to as its "INITIAL PRINCIPAL AMOUNT".

         All calculations with respect to the Contracts and the Notes are computed based on activity occurring during a period beginning on the first day of such month (or, in the case of Notes issued on the initial Series Issuance Date, the initial Cutoff Date) and ending on, but not including, the first day of the next month (each, a "COLLECTION PERIOD").

         The Collateral Agent will be granted a lien of the first priority on the Trust Assets to secure the Notes of each Series; provided, that distributions on the Notes of each Series (and each Class within each Series) will be allocated as provided herein. Each Series of Class A Notes may differ as to timing of distributions, allocations of losses and amount of distributions in respect of principal and interest. The Notes are nonrecourse obligations of the Trust only and do not represent interests in or obligations of either the Seller or the Servicer or any affiliate of either the Seller or the Servicer.

INTEREST

         Interest on each Series of Class A Notes will be payable on each of the Distribution Dates occurring on or prior to the earlier of (i) the date of payment in full of such Series of Class A Notes and (ii) the Maturity Date for such Series of Class A Notes. Interest will accrue at the applicable Interest Rate, which may be fixed, floating based on an index or otherwise, stated or determined in the manner described in the related Prospectus Supplement for the period from and including the first day of each calendar month to and including the last day of such calendar month, on the outstanding Principal Amount of such Class A Notes as of the first day of such Accrual Period, except that interest payable on the first Distribution Date following the Closing Date for a Series of Class A Notes will accrue at the applicable Interest Rate for the period from but excluding the applicable Cutoff Date for such Series of Class A Notes to and including the last day of the calendar month immediately preceding such Distribution Date, on the Principal Amount of such Class A Notes as of such Closing Date (assuming such amount was outstanding as of the applicable Cutoff Date for such Series) (each period for which interest accrues on the Notes of a Series, an "ACCRUAL PERIOD").

PRINCIPAL

         Each Class A Note will mature on the applicable Maturity Date specified in the related Prospectus Supplement. However, if all payments on the Contracts are made as scheduled, final payment with respect to the Class A Notes would occur prior to stated maturity.

         Principal of the Class A Notes of a Series will be payable on each Distribution Date in an amount equal to the lesser of the Class A Principal Payment Amount (as defined herein) for such Distribution Date and the then outstanding Principal Amount of such Class A Notes, to the extent of the Series Available Amount (as so defined) remaining after payment of interest in respect of the Class A Notes and Class B Notes to the extent described herein and to the extent of amounts otherwise payable on account of the Subordinated Notes. See "Description of the Notes--Allocations". Payment of interest on the Class C Notes of all Series and payment of principal of the Subordinated Notes of all Series will be subordinated to the payment of principal of the Class A Notes of each Series as described under "Description of the Notes--Allocations". The Notes will mature and be due and payable on their respective Maturity Dates. Prior thereto, amounts to be applied in reduction of the outstanding Principal Amount of any Note, including the payment of the Class A Principal Payment Amount payable on any Distribution Date, will not be due and payable, although the failure of the Seller to remit any Available Amounts (as so defined) (including Available Amounts to be used to make a Class A Principal Payment Amount) will, after the applicable grace period, constitute an Event of Default. See "Description of the Notes--Events of Default".

         As used herein, the following terms shall have the following meanings:

                  "ADCB" means the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

                  "ADJUSTED SCHEDULED PAYMENTS" means, for all Contracts in the Contract Pool as of the date for which a Series ADCB determination is being made, all remaining Scheduled Payments under such Contracts due and payable after such date of determination excluding (x) each Scheduled Payment either becoming due after such date of determination or due and payable after the applicable Cutoff Date that has not been received by the Servicer, under each of the Defaulted Contracts in the Contract Pool and (y) each Scheduled Payment, or part thereof, becoming due after such date of determination for any Contract in the Contract Pool for which a Prepayment has been received by the Servicer.

                  "AGGREGATE PRINCIPAL AMOUNT" means, for any group of Notes at any date of determination, the sum of the Principal Amounts of such Notes at such date.

                  "ALLOCATED SERIES DISCOUNTED CONTRACT BALANCE" means, with respect to any Series, at any time of determination, the present value (discounted monthly at the applicable Series Discount Rate) of the product of

         (1) the applicable Series Allocation Percentage and (2) the remaining Scheduled Payments becoming due under a Contract after such date of determination.

                  "APPLICABLE CLASS PERCENTAGE" means, for any Contract and for any outstanding Class of Notes of any Series, the ratio that the Initial Principal Amount of such Class of Notes of such Series bears to the sum of the Initial Principal Amount of the outstanding Notes of all Classes of such Series.

                  "CLASS A PRINCIPAL PAYMENT AMOUNT" for a Series of Class A Notes means, for any Distribution Date, the sum of (i) the product of
         (A) the Applicable Class Percentage for such Notes and (B) the excess of (1) the Series ADCB as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the Collection Period immediately preceding such Distribution Date, as of the Cutoff Date for such Contracts) over (2) the Series ADCB as of the last day of the Collection Period immediately preceding such Distribution Date (without giving effect, in the case of clauses (1) and (2), to Scheduled Payments expected to have been received on or after the last day of the Applicable Collection Period referred to in such clause under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period) and (ii) the sum of the following amounts: the present value (discounted monthly at the applicable Series Discount Rate) of the product of (x) each Scheduled Payment expected to have been received on or after the last day of the Collection Period immediately preceding such Distribution Date under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period and (y) the Series Allocation Percentage as of the last day of the Collection Period immediately preceding such Distribution Date (the sum of (i) and (ii), the "Expected Class A Payment") and (iii) the aggregate amount of Expected Class A Payments which were not paid on each preceding Distribution Date.

                  "CLASS B PRINCIPAL PAYMENT AMOUNT" for a Series of Class B Notes means, for any Distribution Date, the sum of (i) the product of
         (A) the Applicable Class Percentage for such Notes and (B) the excess of (1) the Series ADCB as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the Collection Period immediately preceding such Distribution Date, as of the Cutoff Date for such Contracts) over (2) the Series ADCB as of the last day of the Collection Period immediately preceding such Distribution Date (without giving effect, in the case of clauses (1) and (2), to Scheduled Payments expected to have been received on or after the last day of the Applicable Collection Period referred to in such clause under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period) and (ii), from and after the date the Class A Notes of each Series have been paid in full, the sum of the following amounts: the present value (discounted monthly at the applicable Series Discount Rate) of the product of (x) each Scheduled Payment expected to have been received on or after the last day of the Collection Period immediately preceding such Distribution Date under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period and (y) the Series Allocation Percentage as of the last day of the Collection Period immediately preceding such Distribution Date (the sum of (i) and (ii), the "Expected Class B Payment") and (iii) the aggregate amount of Expected Class B Payments which were not paid on each preceding Distribution Date.

                  "CLASS C PRINCIPAL PAYMENT AMOUNT" for a Series of Class C Notes means, for any Distribution Date, the sum of (i) the product of
         (A) the Applicable Class Percentage for such Notes and (B) the excess of (1) the Series ADCB as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the Collection Period immediately preceding such Distribution Date, as of the Cutoff Date for such Contracts) over (2) the Series ADCB as of the last day of the Collection Period immediately preceding such Distribution Date (without giving effect, in the case of clauses (1) and (2), to Scheduled Payments expected to have been received on or after the last day of the Applicable Collection Period referred to in such clause under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period)and (ii), from and after the date the Class A Notes and Class B Notes of each Series have been paid in full, the sum of the following amounts: the present value (discounted monthly at the applicable Series Discount Rate) of the product of (x) each Scheduled Payment expected to have been received on or after the last day of the Collection Period immediately preceding such Distribution Date under each Contract in the Contract Pool which became a Defaulted Contract or a Prepaid Contract during such Collection Period and (y) the Series Allocation Percentage as of the last day of the Collection Period immediately preceding such Distribution Date (the sum of (i) and (ii), the "Expected Class

         C Payment") and (iii) the aggregate amount of Expected Class C Payments which were not paid on each preceding Distribution Date.

                  "DISCOUNTED CONTRACT BALANCE" means with respect to any Contract, (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date discounted monthly at the applicable Series Discount Rate and (B) as of any other date of determination, the sum of (1) the present value for each Series of the product of (a) the applicable Series Allocation Percentage of such Series and (b) all of the remaining Scheduled Payments becoming due under such Contract after such date of determination discounted monthly at the Series Discount Rate for such Series and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Defaulted Contracts and Prepaid Contracts) that have not then been received by the Servicer.

         The "Discounted Contract Balance" for each Contract shall be calculated assuming:

                  (a) All payments due in any Collection Period are due on the last day of the Collection Period;

                  (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                  (c) all security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

                  "EXCESS SPREAD AMOUNT" for the Class A Notes and Class B Notes of a Series means, such portion of the Series Available Amount available to pay the Class C Noteholders of such Series which is specified in the Supplement related to such Series of Notes. The Excess Spread Amount for the Class C Notes of a Series shall be an amount equal to the portion of the Series Available Amount, if any, remaining after payment of the Excess Spread Amount for the Series 1996-1 Class A Notes and the Series 1996-1 Class B Notes. The Excess Spread Amount specified for any Series of Class A Notes, Class B Notes and Class C Notes may increase or decrease from time to time in connection with the issuance of Additional Series depending upon the amount, if any, of the "Excess Spread Amount" deductible from the Series Available Amount available to pay the Class C Noteholders of such Additional Series.

                  "PRINCIPAL AMOUNT" of a Class of Notes means the aggregate initial principal amount thereof reduced by (i) the aggregate amount of any Distributions applied in reduction of such principal amount and
         (ii) the aggregate amount of any Distributions then on deposit in the note payment account, if any, for such Class of Notes established in accordance with the Applicable Indenture or the related Note Documents and to be applied in reduction of such principal amount in accordance with such Applicable Indenture or Note Documents.

                  "SCHEDULED PAYMENTS" means, with respect to any Contract, the monthly or quarterly or semi-annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that (i) Scheduled Payments do not include any Excluded Amounts and (ii) the interest component of rent or financing payments scheduled to be made under a Contract which has been hedged pursuant to an Interest Rate Hedge shall be the amount payable under the Interest Rate Hedge for such Contract for the term of such Interest Rate Hedge).

                  "SERIES ADCB" for a Series of Notes as of any date of determination means the sum of (1) the present value (discounted monthly at the applicable Series Discount Rate) of the product of (x) the applicable Series Allocation Percentage and (y) the Adjusted Scheduled Payments and (2) the product of (x) the applicable Series Allocation Percentage and (y) all Scheduled Payments due and payable after the applicable Cutoff Date and prior to such date of determination under such Contracts that have not been received by the Servicer.

                  "SERIES DISCOUNT RATE" applicable to a Series shall mean, at any date of determination, the sum of (1) the weighted average of the Class A Interest Rate and the Subordinated Note Rate applicable to the Notes issued in connection with such Series and (2) the Servicing Fee Percentage.

                  "SUBORDINATED NOTE RATE" means, for a Series, the rate that is equivalent to the pre-tax yield of 800 basis points over the yield of the U.S. Treasury security having a maturity nearest to the weighted average life of the Class A Notes of such Series. The Subordinated Note Rate for a Series shall be specified in the related Prospectus Supplement.

PREPAID CONTRACTS

         The Servicer may, subject to certain conditions and covenants, at the request of an End-User and at the Servicer's option, waive, modify or otherwise vary any other provision of a Contract in accordance with its customary and usual practices, provided, that no such waiver, modification or variance shall, without the consent of each Rating Agency, have the result of accelerating (except as provided in the immediately following sentence), delaying, reducing or extending the date for payment of Scheduled Payments with respect to such Contract. In furtherance of the foregoing, the Servicer may, at its option and in accordance with its customary and usual practices, agree to the early termination or full prepayment of any Contract (any such terminated or prepaid Contract, a "PREPAID CONTRACT") provided, that the Servicer will agree in the Pooling Agreement not to permit the early termination or full prepayment of a Contract unless (i) such early termination or full prepayment would not result in the Trust receiving an amount (the "PREPAYMENT AMOUNT") less than the greater of (x) the sum of (A) the Discounted Contract Balance on the date of such prepayment plus any accrued and unpaid interest payments thereon (at the weighted average of the Series Discount Rates in effect on the date of such prepayment) and (B) any outstanding Servicer Advances thereon and (y) the present value of remaining Scheduled Payments under such Contract, discounted at a rate equal to 150 basis points over the monthly-equivalent yield of the U.S. treasury security with a maturity closest to the remaining life of the Contract being prepaid or (ii) if such early termination or full prepayment would result in the Trust receiving a Prepayment Amount from the End-User less than the amount set forth in clause (i), either the Vendor or the Financing Originator agrees to pay the Trust the difference between the Prepayment Amount actually paid by the End-User and the amount set forth in clause (i) (such payment by the Vendor or Financing Originator also to be considered a "Prepayment Amount"). Prepayment Amounts will constitute Available Amounts and will, as such, be allocated as described in "Description of the Notes--Allocations".

         Certain Contracts were originally executed which allow the End-User in certain circumstances to cause the early termination or prepayment of the Contract at the End-User's option. The Seller will represent and warrant as to each such Contract that such Contract has not been modified in a way that would permit the Prepayment Amount to ever be less than the amounts described above or, if any Contract has been so modified, the Vendor or Financing Originator of such Contract will indemnify the Trust for any payments by which the Prepayment Amount is less than the amount described above.

REMOVAL OF CONTRACTS

         The Seller will not have the right to remove any Contract from the Contract Pool or any related Equipment or Applicable Security from the Trust Assets, except to the extent that a Vendor may have reserved the right to repurchase a Contract under limited conditions.

NEW ISSUANCES; ADDITION OF TRUST ASSETS

         The Pooling Agreement provides that, pursuant to any one or more Supplements, the Seller may direct the Issuer Trustee to issue from time to time prior to the Commitment Termination Date new Series subject to the conditions described below (each such issuance a "NEW ISSUANCE"). Under the Pooling Agreement, the Seller may designate the terms and conditions of any newly issued Series. In connection with a New Issuance, the Seller will transfer Additional Contracts and the related Equipment or Applicable Security to the Trust (each such transfer, an "ADDITION") as of the applicable Cutoff Date (the date on which Additional Contracts are transferred to the Trust, an "ADDITION DATE"), subject to the conditions described below. The Seller will transfer Additional Contracts and the related Equipment or Applicable Security to the Trust only in connection with a New Issuance. None of the Seller, the Servicer, the Issuer Trustee or the Trust is required or intends to obtain the consent of any Noteholder of any outstanding Series to issue any additional Series or add any Additional Contracts in connection therewith. The Seller may offer the Class A Notes of any Series to the public under a Prospectus Supplement or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". Any Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. The Seller intends to offer, from time to time, additional Series.

         Each Series may have the benefits of Credit Enhancements different from the Credit Enhancement, if any, provided with respect to any other Series. Under the Pooling Agreement, the Collateral Agent or the Applicable Indenture Trustee shall hold any Credit Enhancement only on behalf of the Series to which the Credit Enhancement relates. The Seller also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Seller or remarketed to other investors. Unless otherwise provided in a Prospectus Supplement, there is no limit to the number of New Issuances that the Seller may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. Because each Series will be secured by all Contracts in the Contract Pool, including Additional Contracts added in connection with a New Issuance, there can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Class A Noteholder of another Series previously issued by the Trust. See "Risk Factors--Issuance of Additional Series".

         Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Applicable Indenture Trustee to authenticate the Class A Notes of a new Series and the obligation of the Issuer Trustee and the Collateral Agent to execute and deliver the Supplement is subject to the satisfaction of the following conditions:

         (a) on or before the tenth business day immediately preceding the date upon which the New Issuance is to occur (unless the parties to be notified agree to a shorter notice period), the Seller shall have given the Issuer Trustee, the Collateral Agent, the Servicer, each Indenture Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, written notice of the New Issuance and the related Addition, the date upon which the New Issuance is to occur and specifying certain information with respect to the related Additional Contracts;

         (b) the Seller shall have delivered to the Issuer Trustee and the Collateral Agent (i) the Supplement, in form satisfactory to the Issuer Trustee and the Collateral Agent, executed by each party to the Pooling Agreement other than the Issuer Trustee and the Collateral Agent, (ii) a Subsequent Purchase Agreement referencing the Additional Contracts and (iii) the Applicable Indenture and Note Documents for the Subordinated Notes of such Series;

         (c) the Seller shall have delivered to the Collateral Agent any applicable Credit Enhancement agreement executed by each of the parties to the agreement;

         (d) the Issuer Trustee shall have received confirmation from the Rating Agency that neither the New Issuance nor the related Addition will result in a Ratings Effect with respect to any other Series or Class of the Trust;

         (e) the Seller shall have delivered to the Issuer Trustee, each Indenture Trustee and certain providers of Credit Enhancement, if any, a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Seller reasonably believes that the New Issuance and related Addition will not, based on the facts known to the officer at the time of the certification, cause an Event of Default or a Restricting Event to occur with respect to any Series;

         (f) the Seller shall have perfected the Trust's and the Collateral Agent's respective interests in such Additional Contracts and any related Equipment or Applicable Security to the extent specified in the Pooling Agreement and shall deliver to the Collateral Agent an opinion of counsel reasonably acceptable to the Collateral Agent (an "OPINION OF COUNSEL") in the form annexed to the Pooling Agreement with respect thereto;

         (g) the Seller shall have deposited in the Collection Account, Collections with respect to the related Additional Contracts since the related Cutoff Date;

         (h) the Seller shall have delivered to the Issuer Trustee, the Collateral Agent, each Indenture Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an Opinion of Counsel acceptable to the Issuer Trustee that for Federal income tax purposes
         (x) following the New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (y) the New Issuance will not affect the tax characterization as debt of Notes of any outstanding Series or Class issued by the Trust for which an opinion of counsel has been provided that such Notes are debt for Federal income tax purposes (an Opinion of Counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "TAX OPINION");

         (i) the Seller and each applicable Financing Originator shall be deemed to make certain representations and warranties (w) regarding the accuracy of the information delivered to the Collateral Agent with respect to the identity of such Additional Contracts, (x) that each Additional Contract is, as of the related Cutoff Date, an Eligible Contract, (y) that no selection procedures reasonably believed by such Financing Originator or the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Contracts from the available Eligible Contracts and (z) that as of the Addition Date, such Financing Originator and the Seller is not insolvent and will not be rendered insolvent by transferring any such Additional Contract to the Trust;

         (j) the sum of (i) the excess of (x) the ADCB over (y) the Excess Concentration Amount for the Addition (such excess, the "NET POOL BALANCE") and (ii) amounts on deposit in the Reserve Account shall not be less, after giving effect to such New Issuance and related Addition, than the Aggregate Principal Amount;

         (k) immediately prior to the New Issuance and after giving effect thereto, no Event of Default or Restricting Event shall have occurred or be continuing;

         (l) Newcourt shall have deposited into the Reserve Account the applicable Minimum Deposit (the aggregate outstanding amount deposited by Newcourt in the Reserve Account at any time, the "NEWCOURT ADVANCE");

         (m) the Commitment Termination Date shall not have occurred; and

         (n) any other conditions specified in any Supplement to the Pooling Agreement.

Upon satisfaction of the above conditions, the Issuer Trustee shall execute the Supplement and the Applicable Indenture Trustee shall authenticate, execute and deliver the Class A Notes of the new Series for delivery in accordance with the Pooling Agreement. In order for the tax opinion described in clause (f) (x) to be delivered, it is expected that the Subordinated Notes of the New Issuance will be required either (i) to qualify as debt for Federal income tax purposes or (ii) to be privately placed in accordance with tax requirements preventing the Trust from becoming a publicly traded partnership taxable as a corporation.

ALLOCATIONS

         Prior to an Event of Default. On the third business day prior to each Distribution Date (each, a "DETERMINATION DATE") prior to an Event of Default or a Restricting Event, the Servicer shall instruct the Collateral Agent to withdraw, and on the succeeding Distribution Date the Collateral Agent acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

                  A) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

                  B) pay to the Servicer the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

                  C) pay to each person that provides an interest rate swap or similar hedging arrangement (each such arrangement, an "INTEREST RATE HEDGE"; and each such person providing an Interest Rate Hedge, a "HEDGING COUNTERPARTY") the amount owing to such Hedging Counterparty under the related Interest Rate Hedge for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that were due in respect of prior Accrual Periods that remain unpaid (excluding, in each case, any amounts owing in respect of termination payments, liquidated damages and gross-ups); provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it;

                  D) allocate to each Series of Notes the applicable Series Available Amount and;

                           1) pay to the Applicable Indenture Trustee on behalf of the Class A Notes of such Series an amount equal to interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Series Available Amount shall be allocated to each Class A Note of such Series pro rata based on the outstanding principal amount thereof;

                           2) pay to the holders of the Class B Notes of each Series an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Series Available Amount shall be allocated to each Class B Note of such Series pro rata based on the outstanding principal amount thereof;

                           3) pay to the Applicable Indenture Trustee on behalf of the Class A Notes of such Series the lesser of (i) the Class A Principal Payment Amount for such Series of Class A Notes for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Class A Notes of such Series; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Series Available Amount shall be allocated to each Class A Note of such Series pro rata based on the outstanding principal amount thereof;

                           4) to the extent that the amount then maintained in the Reserve Account is less than 1% of the sum of the Series ADCB for all outstanding Series (such amount, the "MINIMUM RESERVE BALANCE"), deposit to the Reserve Account an amount equal to the Series Allocation Percentage of such insufficiency provided, that to the extent the amount on deposit in the Reserve Account exceeds the Minimum Reserve Balance, such excess shall be paid to Newcourt as a reduction of the Newcourt Advance until the outstanding amount of such Advance has been reduced to zero;

                           5) pay to the holders of the Class C Notes of such Series an amount equal to interest accrued in respect of such Series of Class C Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Series Available Amount shall be allocated to each Class C Note of such Series pro rata based on the outstanding principal amount thereof;

                           6) pay to the holders of the Class B Notes of such Series the lesser of (i) the Class B Principal Payment Amount for such Series of Class B Notes for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Class B Notes of such Series; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Series Available Amount shall be allocated to each Class B Note of such Series pro rata based on the outstanding principal amount thereof;

                           7) pay to the holders of the Class C Notes of such Series the lesser of (i) the Class C Principal Payment Amount for such Series of Class C Notes for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Class C Notes of such Series; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Series Available Amount shall be allocated to each Class C Note of such Series pro rata based on the outstanding principal amount thereof;

                           8) pay to the Applicable Indenture Trustee on behalf of the Class A Notes of such Series, as an additional payment of principal of such Class A Notes an amount equal to the product of (i) the Applicable Class Percentage for such Class A Notes and (ii) the applicable Excess Spread Amount;

                           9) pay to the Class B Noteholders of such Series, as an additional payment of principal of such Class B Notes an amount equal to the product of (i) the Applicable Class Percentage for such Class B Notes and (ii) the applicable Excess Spread Amount;

                           10) pay to each Hedging Counterparty an amount equal to the product of (i) the amounts owing to it in respect of termination payments, liquidated damages and gross-ups and (ii) the applicable Series Allocation Percentage; provided, that if the Series Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Series Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it; and

                           11) pay the remaining Series Available Amount to the holders of the Class C Notes;

provided, that no Series Available Amount shall be allocated pursuant to clauses
(D)(5), (6), (7), (8), (9), (10) or (11) above to the extent that any allocations having priority over such clauses (D)(5), (6), (7), (8), (9), (10) or (11) above have not been made in full for any other Series of Notes; any such remaining Series Available Amount shall be deemed to constitute Series Available Amounts for such other Series, allocated among such other Series, if more than one, in proportion to the respective Series Allocation Percentages of such other Series.

         As used herein, the following terms shall have the following meanings:

                  "AVAILABLE AMOUNTS" means as of any Distribution Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments due on or before and Prepayments received on or before the last day of the Collection Period immediately preceding such Distribution Date (other than Excluded Amounts and net investment earnings credited to the Collection Account); (ii) amounts received from any Hedging Counterparty and (iii) Recoveries on account of previously Defaulted Contracts.

                  "RESERVE ACCOUNT ALLOCATION AMOUNT" shall mean, with respect to each Series in respect of which a draw on the Reserve Account is required to be made on a Distribution Date, an amount equal to the product of (i) all amounts on deposit in the Reserve Account on such Distribution Date and (ii) a fraction, the numerator of which is the Series ADCB of such Series and the denominator of which is sum of the Series ADCB of each Series in respect of which a draw on the Reserve Account is required to be made on such Distribution Date.

                  "SERIES ALLOCATION PERCENTAGE" for a Series of Notes means, at any time, the ratio that (i) the sum of the Series Expected Cash Flow and the Series Arrearage bears to (ii) the sum of (A) the sum of the Series Expected Cash Flows for all Series of Notes then outstanding and
         (B) the sum of the Series Arrearages for all Series of Notes then outstanding.

                  "SERIES ARREARAGE" for a Series of Notes means, for any Distribution Date, the amount by which on the previous Distribution Date the principal of and interest on the Class A Notes and Class B Notes of such Series were not paid in accordance with the allocations set forth herein.

                  "SERIES AVAILABLE AMOUNT" means, with respect to any Series as of any Distribution Date, the product of (i) the applicable Series Allocation Percentage and (ii) the Available Amounts remaining to be allocated after payment of amounts set forth in clauses (A), (B) and
         (C) under "Description of the Notes--Allocation; Prior to an Event of Default".

                  "SERIES EXPECTED CASH FLOW" means, for any Distribution Date,
         (i) with respect to the first Series of Notes, the aggregate amount of the Adjusted Scheduled Payments scheduled to be made during the Collection Period immediately preceding such Distribution Date (and any other Scheduled Payments due and payable after the applicable Cutoff Date and prior to the last day of such Collection Period that have not been received by the Servicer prior to the last day of the second Collection Period immediately preceding such Distribution Date) under the terms of all Original Contracts in the Contract Pool as of the last day of the Collection Period immediately preceding such Distribution Date and (ii) with respect to each other Series of Notes, the aggregate amount of the Adjusted Scheduled Payments scheduled to be made during the Collection Period immediately preceding such Distribution Date (and any other Scheduled Payments due and payable after the applicable Cutoff Date and prior to the last day of such Collection Period that have not been received by the Servicer prior to the last day of the second Collection Period immediately preceding such Distribution Date) under the terms of the Additional Contracts sold to the Trust in connection with the issuance of such Series and in the Contract Pool as of the last day of the Collection Period immediately preceding such Distribution Date.

         Prior to the occurrence of an Event of Default or a Restricting Event, to the extent specified by the Servicer, if the Available Amounts or Series Available Amounts, as applicable, are less than the amount required to make in full the payments and allocations set forth in items (A), (B), (C), (D)(1),
(D)(2) and (D)(3) above, amounts held in the Reserve Account shall be withdrawn in order for any of such payments or allocations to be made and such amounts will be considered as Available Amounts or Series Available Amounts, as appropriate, for such purpose only provided, to the extent amounts on deposit in the Reserve Account are insufficient to make such payments in full for each Series in respect of which a draw on the Reserve Account is required, such amounts shall be allocated to each such Series pro rata based upon the Reserve Account Allocation Amount. On each Distribution Date, after giving effect to all payments and allocations to be made on such date, amounts on deposit in the Reserve Account in excess of the Minimum Reserve Balance shall be distributed first, to Newcourt in reimbursement of the outstanding Newcourt Advance and second, to the holders of the Class C Notes.

         Pursuant to the Applicable Indenture, the Applicable Indenture Trustee will distribute amounts received from the Collateral Agent in accordance with the foregoing to the Class A Noteholders represented thereby pro rata in accordance with the respective amounts owed thereto.

         Following an Event of Default. On each Determination Date after the occurrence of an Event of Default, the Servicer shall instruct the Collateral Agent to withdraw, and on the succeeding Distribution Date the Collateral Agent acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amount for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

                  A) pay to the Collateral Agent, the amount of any unpaid fees and expenses;

                  B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;

                  C) pay to the Servicer the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

                  D) pay to each Hedging Counterparty the amount owing to such Hedging Counterparty under the related Interest Rate Hedge for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that were due in respect of prior Accrual Periods that remain unpaid (excluding, in each case, any amounts owing in respect of termination payments, liquidated damages and gross-ups); provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it;

                  E) pay to each Applicable Indenture Trustee on behalf of the Class A Notes represented thereby an amount equal to interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class A Notes pro rata based on the outstanding principal amount owing to it;

                  F) pay to the holders of Class B Notes of each Series an amount equal to interest accrued in respect of such Class B Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class B Notes pro rata based on the outstanding principal amount owing to it;

                  G) pay to each Applicable Indenture Trustee on behalf of the Class A Notes represented thereby the remaining outstanding principal amount of such Class A Notes; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class A Notes pro rata based on the outstanding principal amount thereof;

                  H) pay to Newcourt the outstanding amount of the Newcourt Advance;

                  I) pay to the holders of Class C Notes of each Series an amount equal to interest accrued in respect of such Class C Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts (and interest on any such amounts) that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class C Notes pro rata based on the outstanding principal amount thereof;

                  J) pay to the Class B Noteholders the remaining outstanding principal amount of the Class B Notes; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class B Notes pro rata based on the outstanding principal amount thereof;

                  K) pay to the holders of Class C Notes of each Series the remaining outstanding principal amount of such Class C Notes; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Series of Class C Notes pro rata based on the amount owing to it;

                  L) pay to each Hedging Counterparty an amount equal to the amounts owing to it in respect of termination payments, liquidated damages and gross-ups; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amount shall be allocated to each Hedging Counterparty pro rata based on the amount owing to it; and

                  M) pay any remaining Series Available Amounts to the holders of Class C Notes of each Series;

         Following the occurrence of an Event of Default, and notwithstanding the occurrence or continuance of a Restricting Event, amounts on deposit in the Reserve Account shall be treated as Available Funds and allocated as provided above following an Event of Default; provided, that (i) before giving effect to any allocations or payments on such Distribution Date, Investment Earnings in the Reserve Account shall be paid to Newcourt and (ii) after giving effect to the withdrawal of Investment Earnings, amounts on deposit in the Reserve Account on the first Distribution Date following such Event of Default (and prior to any allocations or payments of Available Amounts on such date) in excess of the Minimum Reserve Balance shall be distributed first, to Newcourt in reimbursement of the outstanding Newcourt Advance and second to the holders of the Class C Notes.

         Pursuant to the Applicable Indenture, the Applicable Indenture Trustee will distribute amounts received from the Collateral Agent in accordance with the foregoing to the Class A Noteholders represented thereby pro rata in accordance with the respective amounts owed thereto.

         Following a Restricting Event. On each Determination Date after the occurrence, but only during the continuance, of a Restricting Event, the Servicer shall instruct the Collateral Agent to withdraw, and on the succeeding Distribution Date the Collateral Agent acting in accordance with such instructions shall withdraw, the amounts required


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



to be withdrawn from the Collection Account in order to pay or allocate from the Available Amount for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), amounts in the same order of priority as described above under "--Allocations; Following an Event of Default".

         Following the occurrence, but only during the continuance, of a Restricting Event, and prior to the occurrence of an Event of Default, amounts on deposit in the Reserve Account shall be treated as Available Funds and allocated as provided above following an Event of Default; provided, that (i), before giving effect to any allocations or payments on such Distribution Date, Investment Earnings in the Reserve Account shall be paid to Newcourt and (ii), after giving effect to the withdrawal of Investment Earnings, amounts on deposit in the Reserve Account, before giving effect to any allocations or payments on such Distribution Date, in excess, in the aggregate, of the Minimum Reserve Balance shall be paid first, to Newcourt in reimbursement of the outstanding Newcourt Advance and second, to the holders of the Class C Notes.

ALLOCATION OF DEFAULTED CONTRACTS

         An Eligible Contract will automatically be deemed to be in default (a "DEFAULTED CONTRACT") if it is more than 90 days past due or if at any time prior to such 90-day period the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible. The current policy of the Servicer with respect to writing off Contracts is described in "Credit and Contract Servicing Procedures--Newcourt's Write-Off Policy".

         Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment or other Applicable Security on behalf of the Trust. If the Series Available Amounts are less than the amount required to make in full certain of the payments and allocations set forth above (see "--Allocations"), including any such insufficiency as a result of Defaulted Contracts, amounts on deposit in the Reserve Account shall be withdrawn to make any of such payments or allocations as more fully described above. To the extent the aggregate amount of Available Amounts, outstanding principal amounts of Subordinated Notes of all Series and amounts on deposit in the Reserve Account are insufficient to satisfy the outstanding Principal Amount of the Class A Notes of any Series, then the Additional Series Enhancement for such Series shall be reduced until the amount thereof has been reduced to zero. Class A Noteholders will bear their allocable share of any losses (based upon the outstanding Principal Amount thereof) in excess of the foregoing sources of payment. Any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other Applicable Security or other property, Insurance Proceeds, amounts representing late fees and penalties and amounts received pursuant to a Vendor Agreement, but net of amounts representing costs and expenses of liquidation incurred by the Servicer; such recoveries net of such amounts, "RECOVERIES") shall be deemed to be Available Amounts.

COLLECTION ACCOUNT

         The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Collateral Agent on behalf of the Secured Parties, with an office or branch of a depository institution or trust company (which may include the Collateral Agent) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer a non-interest bearing segregated corporate trust account (the "COLLECTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders; provided, however, that at all times such depository institution or trust company shall be (a) the corporate trust department of the Collateral Agent or, (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and
(ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC";

any such depository institution or trust company, a "QUALIFIED INSTITUTION"). The Prospectus Supplement for a Series may require the Collateral Agent to establish and maintain, for administrative purposes only, other Series accounts for such Series bearing a designation clearly indicating that the funds allocated thereto are held in trust for the benefit of the Noteholders of such Series. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having commercial paper with the highest rating from each Rating Agency, (iii) commercial paper (or other short term obligations) having, at the time of the related Trust's investment therein, the highest rating from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency, (viii) eligible repurchase agreements and (ix) any other investments approved in writing by the Rating Agency (collectively, "ELIGIBLE INVESTMENTS"). Such funds may be invested in debt obligations of Newcourt or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be distributed to Newcourt. The Servicer will have the revocable power to instruct the Collateral Agent to make withdrawals and payments from a related Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement thereto.

RESERVE ACCOUNT

         The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Collateral Agent on behalf of the Secured Parties, with a Qualified Institution designated by the Servicer, a segregated trust account within the corporate trust department of such Qualified Institution (the "RESERVE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account will be funded from time to time (i) by Newcourt as described above under "--New Issuances; Addition of Trust Assets" and (ii) with Available Amounts allocated thereto as described above under "--Allocations". Funds in the Reserve Account generally will be invested in Eligible Investments. Such funds may be invested in debt obligations of Newcourt or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Reserve Account will be distributed to Newcourt. The Servicer will have the revocable power to instruct the Collateral Agent to make withdrawals and payments from the Reserve Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement thereto.

REPLACEMENT ACCOUNTS

         If any institution with which any of the accounts established pursuant to the Pooling Agreement are established ceases to be a Qualified Institution, the Servicer or the Issuer Trustee (as the case may be) shall within ten Business Days establish a replacement account at a Qualified Institution after notice thereof.

CREDIT ENHANCEMENT

         General. The rights of the Subordinated Noteholders of each Series to receive payments of principal and interest will be subordinated to the rights of the Class A Noteholders to receive such payments to the extent described in the Pooling Agreement and any Supplement for such Series of Class A Notes. Such subordination is afforded both by the preferential right of the Class A Noteholders of each Series to receive such payments, by the establishment of the Reserve Account and, if specified for any Series in the related Prospectus Supplement, by the availability of Excess Spread Amounts. Amounts otherwise distributable to the Subordinated Noteholders of any Series will, to the extent described in the Pooling Agreement and any applicable Supplement, be deposited in the Reserve Account to the extent necessary to maintain the amounts on deposit therein in an amount no less than the Minimum Reserve Balance. Because the Credit Enhancement afforded by the subordination of Subordinated Notes of all Series and the amounts on deposit in the Reserve Account are available to the Class A Noteholders of each Series, Class A Noteholders of any Series will be subject to


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



the risk that such Credit Enhancement will be exhausted by the claims of Class A Noteholders of another Series. See "--Allocations".

         The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Noteholders of the Class of the full amount of principal and interest due to such Class and to decrease the likelihood that the Noteholders will experience losses. However, unless otherwise specified in the Prospectus Supplement for a Series, the Credit Enhancement, if any, will be limited and will not provide protection against all risks of loss. Unless otherwise provided in a Prospectus Supplement, Credit Enhancement will not guarantee repayment of the entire principal balance of the Notes of any Class and interest thereon. If losses occur which exceed the amount available under the Credit Enhancement or which are not covered by the Credit Enhancement, Noteholders will bear their allocable share of such losses. See "--Allocation of Defaulted Contracts".

         Additional Series Enhancement. Additional Credit Enhancement may be provided with respect to one or more Classes of a Series (as to such Series, "ADDITIONAL SERIES ENHANCEMENT") in the form of overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, a surety bond, insurance policy, guaranty or similar forms of third party payments or support, the establishment of an additional cash collateral account, reserve account, spread account or similar cash deposits, the use of cross support features, or any combination of the foregoing. Additional Series Enhancement may also be provided to a Class or Classes of a Series by additional subordination provisions (in addition to those described above) which require that distributions of principal or interest be made with respect to the Notes of such Class or Classes before distributions are made to one or more other Classes of such Series. If so specified in the Prospectus Supplement, any form of Additional Series Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein. Additional Series Enhancement is included in the "Credit Enhancement" for a Series or Class of Notes.

          If Additional Series Enhancement is provided with respect to a Series, the Prospectus Supplement will include a description of (i) the amount payable under the Additional Series Enhancement, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount payable under the Additional Series Enhancement may be reduced and under which the Additional Series Enhancement may be terminated or replaced and (iv) any material provisions of any agreement relating to the Additional Series Enhancement. Additionally, in certain cases, the Prospectus Supplement may set forth certain information with respect to the provider of any third-party Additional Series Enhancement (the "CREDIT ENHANCER"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets and stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement.

         Subordination. If so specified in the Prospectus Supplement, one or more Classes of a Series may, in addition to the subordination of the Subordinated Notes of all Series to the Class A Notes of all Series, be subordinated to one or more other Classes of the Series. The rights of the holders of the subordinated Classes to receive payments of principal or interest on any Distribution Date will be subordinated to the rights of the holders of the Classes of Notes which are senior to such subordinated Classes to the extent set forth in the Prospectus Supplement. Such subordination may be limited in amount and may not be available to cover certain types of losses, as specified in the Prospectus Supplement. The Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Notes in a Series, the circumstances in which the subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of the subordinated Notes will be distributed to holders of Notes which are senior to the subordinated Notes.

         Letter of Credit. If so specified in the Prospectus Supplement, Credit Enhancement may be provided with respect to a Series or Class of Notes in the form of a letter of credit issued by a bank or financial institution specified in the Prospectus Supplement (the "L/C ISSUER"). Subject to the terms and conditions specified in the Prospectus Supplement, an L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder. A letter of credit may not cover all types of losses.


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



         Cash Collateral or Reserve Account. If so specified in the Prospectus Supplement, the Notes of any Class or Series offered hereby may have the benefit of an additional cash collateral or reserve account. Unless otherwise specified in the Prospectus Supplement, a cash collateral or reserve account with respect to a Class or Series will be funded on the Series Issuance Date and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral or reserve account will be the lesser of the amount on deposit in the cash collateral or reserve account and an amount specified in the Prospectus Supplement. The Prospectus Supplement will set forth the circumstances under which withdrawals will be made from the cash collateral or reserve account.

         Surety Bond or Insurance Policy. If so specified in the Prospectus Supplement, a surety bond or insurance policy may be purchased for the benefit of the holders of any Series or Class of Notes to assure distributions of interest or principal with respect to such Series or Class of Notes in the manner and amount specified in the Prospectus Supplement.

         Spread Account. If so specified in the Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from Trust Assets into an account (the "Spread Account") intended to assure the subsequent distributions of interest and principal on the Notes of such Class or Series in the manner specified in the Prospectus Supplement.

EVENTS OF DEFAULT

         As described above, allocations of Available Amounts will be made to each Series as described above under "--Allocations; Prior to an Event of Default" unless and until an Event of Default with respect to any Series has occurred, in which case allocations of Available Amounts will be made as described above under "--Allocations; Following an Event of Default" or "--Allocations; Following a Restricting Event". An "EVENT OF DEFAULT" with respect to a Series refers to any of the following events and any other events specified as such in the Supplement with respect to such Series:

                  (a) failure to pay the then outstanding principal amount of any Note, if any, on its related Maturity Date;

                  (b) (i) failure on the part of the Seller to make any payment or deposit required under the Pooling Agreement or any Supplement within three business days after the date the payment or deposit is required to be made or (ii) failure on the part of the Seller, the Trust or the Issuer Trustee to observe or perform any other covenants or agreements of such entity set forth in the Pooling Agreement, any Supplement, any Indenture or any Note Document, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided, that no such 60-day cure period shall apply in the case of a failure by a Seller to perform its agreement to accept reassignment of Ineligible Contracts and further provided, that only a five day cure period shall apply in the case of a failure by the Seller, the Trustee or the Issuer Trustee to observe its covenant not to grant a security interest or otherwise intentionally create a lien on the Contracts;

                  (c) any representation or warranty made by the Seller, the Trustee or the Issuer Trustee in the Pooling Agreement, any Supplement, any Indenture or any Note Document or any information required to be given by the Seller to the Collateral Agent to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Noteholders of the Series are materially and adversely affected; provided, however, that an Event of Default shall not be deemed to occur thereunder if the Seller has repurchased the related Contracts during such period in accordance with the provisions of the Pooling Agreement;

                  (d) the occurrence of an Insolvency Event relating to Newcourt, the Seller, the Trust or the Servicer;

                  (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;


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



                  (f) the Seller or any other person sells, assigns, pledges or transfers any portion of the Non- Transferrable Notes or any economic interest in the Non-Transferrable Notes in violation of the restrictions on transfer described under "The Pooling Agreement Generally--The Non-Transferrable Notes" (a "TRANSFER EVENT"); or

                  (g) an additional Event of Default as specified in a Supplement for any Series.

         In the case of any event described in (a), (b), (c), (f) or (g), an Event of Default with respect to any Series will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Collateral Agent or the Required Holders, by written notice to the Seller and the Servicer (and the Collateral Agent, if given by the Noteholders) declare that an Event of Default has occurred as of the date of such notice. In the case of any event described in clause (d) or (e), an Event of Default with respect to each Series will be deemed to have occurred without any notice or other action on the part of the Collateral Agent or the Noteholders of any Series immediately upon the occurrence of such event. In the event the Collateral Agent has actual knowledge of an Event of Default, it will be required to notify, among others, the Seller, the Servicer and each Indenture Trustee.

         If an Insolvency Event relating to the Seller occurs or if a Transfer Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event or Transfer Event, the Seller will promptly give notice to the Collateral Agent of the Insolvency Event or Transfer Event, and the Collateral Agent will, unless notified to the contrary by the Controlling Party, promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Pooling Agreement and Supplement. If the sum of (i) the portion of such proceeds allocated to the Noteholders of a Class of any Series and (ii) the proceeds of any collections on Contracts in the Collection Account allocated to such Noteholders is not sufficient to pay the Principal Amount of the Notes of such Class in full, such Noteholders will incur a loss.

         An Event of Default under any Series of Class A Notes will include the occurrence of any additional "Event of Default" under any Supplement pursuant to which previous or subsequent Series of Notes have been or may be issued. Additional "Events of Default" set forth in the Supplement for a Series may be more restrictive than the Events of Default otherwise applicable to any other Series of Notes. This cross-default feature is intended to assure that the Class A Notes of all Series receive pro rata and pari passu benefit of the subordination of all Subordinated Notes.

         As used herein, the following terms shall have the following meanings:

                  "NOTE DOCUMENTS" means each Supplement or similar agreement pursuant to which a Series of Subordinated Notes has been issued.

                  "REQUIRED HOLDERS" means (i) prior to the payment in full of the Class A Notes of all Series outstanding, Class A Noteholders holding Class A Notes evidencing more than 50% of the Aggregate Principal Amount of the Class A Notes of all Series, or Indenture Trustees on behalf of such Noteholders and (ii) from and after the payment in full of the Class A Notes of all Series outstanding, Class B Noteholders holding Class B Notes evidencing more than 50% of the Aggregate Principal Amount of the Class B Notes of all Series outstanding.

RESTRICTING EVENTS

         As described above, prior to the occurrence of an Event of Default, allocations of Available Amounts will be made to each Series as described above under "--Allocations; Prior to an Event of Default" unless a Restricting Event has occurred and is continuing with respect to any Series in which case allocations will be made to each Series as described above under "--Allocations; Following an Event of Default". A "RESTRICTING EVENT" with respect to a Series refers to any of the following events and any other events specified as such in the Supplement with respect to such Series:

                  (a) As of any Distribution Date, the weighted average ADCB of all Contracts in respect of which, during the three preceding Collection Periods, a Scheduled Payment is more than 60 days past due exceeds 2.0% of the weighted average ADCB of the Contracts Pool during such three Collection Periods; or


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



                  (b) As of any Distribution Date, the product of (i) two (2) multiplied by (ii) the difference between (x) the ADCB of the sum of
         (A) all Contracts which were charged off by the Servicer as uncollectible in accordance with its usual and customary practices during the six preceding Collection Periods (whether or not such Contract was a Defaulted Contract) and (B) all Contracts under which the related End-User was the subject of an Insolvency Event during such six Collection Periods (Contracts which are the subject of an event described in clauses (A) or (B) being referred to as "CHARGE-OFFS") and
         (y) Recoveries received during the preceding six Collection Periods on account of Charge-Offs, exceeds 1% of the weighted average ADCB of all Contracts in the Contract Pool during such six Collection Periods;

                  (c) As of any Distribution Date, after giving effect to the allocations to be made on such date, the sum of the following for any Series (i) the applicable Series Allocation Percentage of amounts on deposit in the Reserve Account plus (ii) the difference between the Series ADCB of the Contract Pool and the Aggregate Principal Amount of the Class A Notes of such Series is less than, for such Series, the amount specified in the related Prospectus Supplement as the "MINIMUM AMOUNT"; or

                  (d) Any additional Restricting Events specified in the Supplement for any Series.

         A Restricting Event under any Series of Class A Notes will include the occurrence of any additional "Restricting Events" under any Supplement pursuant to which previous or subsequent Series of Notes have been or may be issued. Additional "Restricting Events" set forth in the Supplement for a Series may be more restrictive than the Restricting Events otherwise applicable to any other Series of Notes. This cross-default feature is intended to assure that the Class A Notes of all Series receive pro rata and pari passu benefit of the subordination of all Subordinated Notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any Collection Period will be a servicing fee (the "SERVICING FEE") calculated monthly, and payable on each Distribution Date, in an amount equal to the product of (i) one-twelfth, (ii) .60% (such percentage, the "SERVICING FEE PERCENTAGE") and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period. The Servicing Fee will be funded from Available Amounts and will be paid on the Distribution Date with respect to each Collection Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Trustees and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for Newcourt to pay such insurance) and other fees which are not expressly stated in the Pooling Agreement to be payable by the Trust, the Noteholders or the Seller (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that Newcourt is acting as Servicer and fails to pay the fees and disbursements of the Trustees, the Trustees will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Noteholders of any Series be liable to the Trustees for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustees will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

RECORD DATE

         With respect to each Series of Class A Notes, payments thereon will be made as described herein and in the Prospectus Supplement to the Class A Noteholders of such Series in whose names the Class A Notes were registered (expected to be Cede, as nominee of DTC) at the close of business on the day specified in the Prospectus Supplement (each a "RECORD DATE"). However, the final payment on the Class A Notes of a Series offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Class A Notes of each Series (each, a "DISTRIBUTION") will be made to DTC in immediately available funds. See "Description of the Notes--Book-Entry Registration".

OPTIONAL TERMINATION

         On any Distribution Date occurring on or after the date on which the then outstanding principal balance of the Class A Notes and Class B Notes of all Series is 10% or less of the aggregate principal amount of the Class A Notes and Class B Notes of all Series as of the date of their respective original issuance, the Seller will have the option to purchase (without penalty) all, but not less than all, of the Class A Notes and Class B Notes of all Series. The redemption price will be equal to the sum of the outstanding principal amount of the Class A Notes and Class B Notes of all Series, together with accrued interest thereon through the day preceding the date of redemption, and shall be payable to the holders of the Class A Notes and Class B Notes on such Distribution Date. Following any redemption, the Class A Noteholders and Class B Noteholders will have no further rights with respect to the Trust Assets. The Class C Notes of any Series will not be subject to redemption prior to the payment in full of the Class A Notes and Class B Notes of all Series.

REPORTS

         No later than the third business day prior to each Distribution Date, the Servicer will forward to the Collateral Agent, each Indenture Trustee, each Rating Agency and certain providers of Credit Enhancement with respect to a Series, a statement (the "MONTHLY REPORT") prepared by the Servicer setting forth certain information with respect to the Trust and the Notes of the Series (unless otherwise indicated), including: (i) the Series ADCB (A) as of the end of the related Collection Period and (B) as of the end of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the related Collection Period, as of the Cutoff Date for such Contracts); (ii) the Class A Principal Payment Amount with respect to such Series (including the calculation utilized in the determination thereof); (iii) the Available Amount processed during the related Collection Period; (iv) the ADCB of Contracts held by the Trust which were 30 and 90 days or more delinquent as of the end of such Collection Period; (v) the Discounted Contract Balance of each Contract in the Contract Pool that became a Defaulted Contract during such Collection Period and the preceding two Collection Periods;
(vi) the Discounted Contract Balances of all Charge-Offs for such Collection Period and the preceding five Collection Periods; (vii) the monthly Servicing Fee for such Collection Period; (viii) the Series Available Amount with respect to the related Collection Period (including the calculation utilized in the determination thereof); and (ix) the available amount of Credit Enhancement (including any Additional Series Enhancement for such Series) for such Distribution Date.

         With respect to each Distribution Date, the Monthly Report with respect to each Series also will include the following information with respect to the Notes of the Series: (i) the total amount distributed; (ii) the amount allocable to principal on the Notes; (iii) the amount allocable to interest on the Notes; and (iv) the amount, if any, by which the unpaid principal amount of the Notes of each Class in such Series exceeds the Principal Amount of such Class as of the Record Date with respect to such Distribution Date. On each Distribution Date, each Applicable Indenture Trustee (or an agent on its behalf), will forward to each Noteholder represented by such Indenture Trustee of record a copy of the Monthly Report.

         On or before January 31 of each calendar year, commencing January 31, 1997, each Applicable Indenture Trustee (or an agent on its behalf), will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record represented by such Indenture Trustee a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "Certain Federal Income Tax Matters".

LIST OF CLASS A NOTEHOLDERS

         At such time, if any, as Definitive Class A Notes have been issued, upon written request of any Class A Noteholder or group of Class A Noteholders of record holding Class A Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes of a Series the Collateral Agent will afford such Class A Noteholders access during normal business hours to the current list of Class A Noteholders of such Series and each other Series issued by the Trust for purpose of communicating with other Class A Noteholders with respect to their rights under the Pooling Agreement or any Supplement or Notes. While the Class A Notes are held in book-entry form, Class A Noteholders will


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



not have access to the list of Class A Noteholders of any Series, which may impede the ability of Class A Noteholders to communicate with each other. See "Description of the Notes-Book-Entry Registration" and "--Definitive Class A Notes".

         The Pooling Agreement will not provide for any annual or other meetings of Noteholders.

BOOK-ENTRY REGISTRATION

         Holders of interests in Class A Notes (each, a "CLASS A NOTEHOLDER") may only hold Class A Notes through DTC (in the United States) or Cedel Bank, societe anonyme ("CEDEL"), or Morgan Guaranty Trust Company of New York, Brussels (the "EUROCLEAR OPERATOR" or "EUROCLEAR") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         Cede, as nominee for DTC, will be the registered holder of the global Class A Notes. No Class A Noteholder will be entitled to receive a certificate representing such person's interest in the Class A Notes. Unless and until Definitive Notes representing the Class A Notes are issued under the limited circumstances described below, all references herein to actions by Class A Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Class A Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Class A Notes, for distribution to Class A Noteholders in accordance with DTC procedures.

         CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("CITIBANK"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("MORGAN") will act as depositary for Euroclear (in such capacities, the "DEPOSITARIES").

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between CEDEL participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Matters--Non-United States Investors".

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

         Class A Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A Notes may do so only through Participants and Indirect Participants. In addition, Class A Noteholders will receive all distributions of principal of and interest on the Class A Notes from the Applicable Indenture Trustee (or a paying agent) through DTC and its Participants. Under a book-entry format, Class A Noteholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Class A Noteholders. It is anticipated that the only "Class A Noteholder" (as such term is used in the Pooling Agreement and each Supplement) will be Cede, as nominee of DTC, and that Class A Noteholders will not be recognized by the Issuer Trustee, the Collateral Agent or the Applicable Trustee as "Class A Noteholders" under the Pooling Agreement and related Supplement. Class A Noteholders will only be permitted to exercise the rights of Class A Noteholders or to communicate with other Class A Noteholders under the Pooling Agreement and each Supplement indirectly through DTC and its Participants which in turn will exercise their rights through DTC. While the Class A Notes of a Series are held in book-entry form, Class A Noteholders will not have access to the list of Class A Noteholders of such Series, which may impede the ability of Class A Noteholders to communicate with each other.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Notes and is required to receive and transmit distributions of principal of and interest on the Class A Notes. Participants and Indirect Participants with which Class A Noteholders have accounts with respect to the Class A Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Class A Noteholders.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Class A Noteholder to pledge Class A Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Class A Notes, may be limited due to the lack of a physical certificate for such Class A Notes.

         DTC has advised the Seller that it will take any action permitted to be taken by a Class A Noteholder under the Pooling Agreement or Supplements only at the direction of one or more Participants to whose account with DTC the Class A Notes are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Class A Noteholders only at the direction of and on behalf of Participants whose holdings include principal amounts that satisfy such specified percentages. DTC may take conflicting actions with respect to other principal amounts of Class A Notes to the extent that such actions are taken on behalf of Participants whose holdings include principal amounts.

         Distributions with respect to Class A Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Matters". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Class A Noteholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Except as required by law, none of the Servicer, the Seller, the Issuer Trustee, the Collateral Agent or any Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Class A Notes of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


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



DEFINITIVE CLASS A NOTES

         The Class A Notes of a Series will be issued in fully registered, certificated form to Class A Noteholders or their respective nominees ("DEFINITIVE CLASS A NOTES"), rather than to DTC or its nominee, only if (i) the Seller advises each Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Class A Notes, and the Issuer Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Class A Noteholders of any Series evidencing not less than 50% of the Aggregate Principal Amount of such Series advise the Issuer Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Class A Noteholders.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Class A Notes. Upon surrender by DTC of the definitive global certificates representing the Class A Notes and instructions for re-registration, the Issuer Trustee will issue such Class A Notes in the form of Definitive Class A Notes, and thereafter the Issuer Trustee will recognize the holders of such Definitive Class A Notes as "Class A Noteholders" under the Pooling Agreement and the related Supplement ("HOLDERS").

         If Definitive Class A Notes are issued, distribution of principal and interest on the Definitive Class A Notes will be made by the paying agent or the Applicable Indenture Trustee directly to the Holders in whose names the Definitive Class A Notes were registered on the applicable Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the related Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Applicable Indenture Trustee, except that the final payment on any Definitive Class A Note will be made only upon presentation and surrender of such Definitive Class A Note on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Applicable Indenture Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

         Definitive Class A Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be the Applicable Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


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
                         THE POOLING AGREEMENT GENERALLY

         The following is a summary of the material terms of the Pooling Agreement, the form of which was filed as an exhibit to the Registration Statement of which this Prospectus is a part, and this summary is qualified in its entirety by reference to the Pooling Agreement.

THE NON-TRANSFERRABLE NOTES

         The Pooling Agreement provides that the Seller shall at all times own
(x) Class B Notes in an amount not less than 1% of the Aggregate Principal Amount of all Class B Notes and (y) Class C Notes in an amount not less than 33.3% of the Aggregate Principal Amount of the Class C Notes (the Subordinated Notes referred to in clauses (x) and (y), the "NON-TRANSFERRABLE NOTES"). In addition, the Pooling Agreement provides that (i) Class C Notes held by the original owner of such Notes (other than the Seller) may not be sold without the consent of the Seller (in its unfettered discretion) and (ii) Class B Notes held by any Person may not be sold without the consent of the Seller, provided, that the Seller shall not withhold its consent to any such transfer of Class B Notes described in this clause (ii) unless such transfer would, in the reasonable opinion of the Seller, result in the Trust being deemed to be an association or a publicly traded partnership taxable as a corporation. Any sale, assignment, pledge or transfer in violation of the foregoing restrictions shall be void, but any permitted assignment shall be recognized by the Issuer Trustee upon written notice thereof.

TERMINATION OF TRUST

         Unless the Seller instructs the Issuer Trustee otherwise, the Trust will terminate only on the earliest to occur of (i) the day following the day on which the Aggregate Principal Amount of all Notes of all Series is zero (provided, that the Seller shall have delivered a written notice to the Issuer Trustee electing to terminate the Trust), (ii) December 31, 2015, or (iii) if the Contracts are sold, disposed of or liquidated following the occurrence of an Insolvency Event or Transfer Event as described under "Description of the Notes--Events of Default", immediately following such sale, disposition or liquidation (the "TRUST TERMINATION DATE"). Upon termination of the Trust, all right, title and interest in the Trust Assets (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Noteholders) will be conveyed and transferred to the Seller and any permitted assignee.

CONVEYANCE OF CONTRACTS

         The Equipment and Contracts, and security interests in the Equipment and other Applicable Security, to be sold or contributed to the Trust by the Seller (i), in the case of the Existing Contracts, have been acquired by the Seller from Newcourt Financial USA Inc., one of the Financing Originators, pursuant to the Original Purchase Agreement and (ii) in the case of all other Contracts (including other Original Contracts), will be acquired by the Seller from one or both of the Financing Originators pursuant to various purchase agreements (each, a "SUBSEQUENT PURCHASE AGREEMENT"; together with the Original Purchase Agreement, the "PURCHASE AGREEMENTS"; the Purchase Agreement applicable to any Transferred Assets or Financing Originator, the "APPLICABLE PURCHASE AGREEMENT") to be entered into among the Seller, as transferee of the Transferred Assets, and either or both of the Financing Originators, as transferors. A form of Purchase Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Under the Original Purchase Agreement, Newcourt Financial USA Inc. has sold, and under a Subsequent Purchase Agreement dated as of the First Closing Date, Newcourt Financial USA Inc. will sell, to the Seller, to the extent of such Financing Originator's interest therein, (i) the Existing Contracts (and certain additional Contracts which were repurchased by Newcourt Financial USA Inc. prior to the First Closing Date) and its interest in any related Equipment and Applicable Security as of February 29, 1996 (such date being the Cutoff Date for such Contracts) and (ii) the proceeds thereof (except Excluded Amounts). Under each Subsequent Purchase Agreement entered into in connection with the issuance of additional Series, the Financing Originators party thereto will agree to sell to the Seller, to the extent of such Financing Originator's interest therein, (i) any Additional Contracts and its interest in any related Equipment and Applicable Security as of the related Cutoff Date and (ii) the proceeds of all of the foregoing (except Excluded Amounts).


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



In connection with the Pooling Agreement, such interests in the related Contracts, the Equipment, the Applicable Security and the proceeds thereof will then be sold by the Seller to the Trust and a lien thereon will be granted by the Trust in favor of the Collateral Agent, and the Seller will assign its rights in, to and under each Purchase Agreement with respect to the Contracts and Equipment and Applicable Security to the Trust and the Trust will assign such rights to the Collateral Agent. The following summary describes the material terms of the Purchase Agreements, but is qualified in its entirety by reference to the applicable Purchase Agreement.

         Pursuant to the Original Purchase Agreement, Newcourt Financial USA Inc. has sold, transferred, assigned, set over and otherwise conveyed, and pursuant to each Subsequent Purchase Agreement each Financing Originator party thereto will sell, transfer, assign, set over and otherwise convey to the Seller, without recourse (except as expressly set forth in such Purchase Agreement) all of such Financing Originator's right, title and interest in and to (i) specified Original Contracts and/or specified Additional Contracts and all monies due or to become due in payment of such Contracts on or after the related Cutoff Date, including all Scheduled Payments thereunder due on or after such related Cutoff Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto but excluding any Scheduled Payments due prior to the related Cutoff Date or any Excluded Amounts, (ii) the related Equipment and, in the case of any Vendor Note, Applicable Security, including all proceeds from any sale or other disposition of such Equipment or Applicable Security, (iii) any documents delivered to the Seller or held by the Servicer on its behalf with respect to each such Contract (the "CONTRACT FILES"), (iv) all payments made or to be made in the future with respect to each such Contract and the Vendor thereunder under any Vendor Agreements with such Financing Originator and under any other guarantee or similar credit enhancement with respect to such Contracts, (v) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment (the "INSURANCE PROCEEDS") and
(vi) all income and proceeds of the foregoing (the foregoing are referred to collectively as the "TRANSFERRED ASSETS"). As of the related Cutoff Date the Seller will transfer and assign, among other things, the Transferred Assets to the Trust for the benefit of the Noteholders and the Trust will grant a lien on such Transferred Assets in favor of the Collateral Agent, pursuant to the Pooling Agreement. The Original Contracts and any Additional Contracts will be described on the list of Contracts attached to the related Supplement.

         Newcourt, as Servicer under the Pooling Agreement, will retain custody of (but not title to) the Contracts, the Contract Files and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts, except for any Contracts which are Instruments, as described below under "Certain Legal Aspects of the Contracts" or certain of the Contracts to be held by the Collateral Agent or other Custodian. Prior to each conveyance of Contracts to the Seller, each selling Financing Originator and Newcourt has caused (in the case of the Contracts sold under the Original Purchase Agreement) or will cause its computer accounting system to be marked to show that the Contracts transferred thereunder have been conveyed to the Seller, and prior to each transfer of any Trust Assets to the Trust pursuant to the Pooling Agreement each Financing Originator or the Seller, as appropriate, will file (i) UCC financing statements reflecting (A) the conveyance of the Transferred Assets to the Seller, (B) each sale of Trust Assets to the Trust pursuant to the Pooling Agreement and (C) the grant of a lien thereon in favor of the Collateral Agent (except that financing statements will be filed with respect to each conveyance of an interest in Equipment to the Seller by each Financing Originator and each sale of an interest in Equipment to the Trust by the Seller and each transfer of an interest in Equipment to the Collateral Agent by the Trust, in each case, to the extent the same may be viewed as inventory of such Financing Originator, the Seller and the Trust, respectively) and (ii) a filing under the Personal Property Security Act (Ontario) reflecting (A) each sale of Trust Assets to the Trust pursuant to the Pooling Agreement and (B) the grant of a lien thereon in favor of the Collateral Agent. Each Financing Originator and the Seller will mark its books and records, including the appropriate computer files relating to the Contracts, to indicate that all interests in the Contracts have been conveyed (i) to the Seller (ii) by the Seller to the Trust and (iii) by the Trust to the Collateral Agent. See "Certain Legal Aspects of the Contracts".

REPRESENTATIONS AND WARRANTIES

         Except as described below, Newcourt Financial USA Inc. has made certain representations and warranties in the Original Purchase Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date, and each Financing Originator will make certain representations and warranties in each Subsequent Purchase Agreement to which it is a party with respect to each Additional Contract transferred by it as of the related Cutoff Date, including that: (i) the information with respect to the Contract, any Secondary Contract securing the obligations under such Contract, and


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



the Equipment, if any, subject to the Contract delivered under the Applicable Purchase Agreement is true and correct in all material respects; (ii) immediately prior to the transfer of a Contract and any related Equipment (or security interest therein) or Applicable Security (or security interest therein) to the Seller, such Contract was owned by such Financing Originator free and clear of any adverse claim (other than with respect to any Residual Investment (other than a Guaranteed Residual Investment) or related Subordinated Residual Investment); (iii) the Contract did not have a Scheduled Payment that was a delinquent payment for more than 60 days, and the Contract is not otherwise a Defaulted Contract; (iv) no provision of the Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (iii) above); (v) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies); (vi) the Contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense and, to such Financing Originator's knowledge, no such rights have been asserted or threatened with respect to the Contract; (vii) the Contract, at the time it was made, did not violate the laws of the United States or any state, except for any such violations which do not materially and adversely affect the collectibility of the Contracts in the Contract Pool taken as a whole; (viii) (x) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by such Financing Originator to any other person (other than the sale of the Equipment to the End-User in connection with CSAs, Secured Notes and "non-true leases" and other than the Residual Investment, if any (other than a Guaranteed Residual Investment), and any related Subordinated Residual Interest) and, with respect to a Contract which is a "true lease", any Equipment related to such true lease is free and clear of any liens or encumbrances of any third parties (except for Permitted Liens) and (y) either (A) such Contract is secured by a fully perfected Lien of the first priority on the related Equipment or, in the case of any Vendor Note, related Applicable Security or (B) in the case of a Contract secured by vehicle(s) subject to state certificate of title statutes, either (1) within 30 calendar days of the origination or acquisition of such Contract by such Financing Originator an application was filed in the appropriate state office to note such Financing Originator's interest on the certificate of title for such vehicle and such interest will be so noted within 180 days of such acquisition or origination or (2) a certificate of title on which the Financing Originators' interest has been noted has been obtained; (ix) if the Contract constitutes either an "instrument" or "chattel paper" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract; (x) all filings necessary to evidence the conveyance or transfer of the Contract to the Seller have been made in all appropriate jurisdictions; (xi) the Obligor is not to such Financing Originator's knowledge, subject to bankruptcy or other insolvency proceedings;
(xii) the Obligor's billing address is in the United States and the Contract is a U.S. dollar-denominated obligation; (xiii) the Contract does not require the prior written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date, with respect to an Original Contract, or the Addition Date, with respect to an Additional Contract); (xiv) either (A) the obligations of the related Obligor under such Contract are irrevocable and unconditional and non-cancelable or (B) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either
(1) the Vendor which assigned such Lease to a Financing Originator is unconditionally obligated to repurchase such Lease from such Financing Originator for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the weighted average of the Series Discount Rates through the Distribution Date following such date of repurchase or (2) pursuant to the Applicable Purchase Agreement, the Financing Originator which sold such Lease to the Seller has indemnified the Seller against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the weighted average of the Series Discount Rates through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (1); (xv) the Contract has an original maturity of not greater than the term specified in the Pooling Agreement; (xvi) no adverse selection procedure was used in selecting the Contract for transfer; (xvii) the Obligor under the Contract is required to maintain casualty insurance with respect to the related Equipment or to self-insure against casualty with respect to the related Equipment in accordance with the Servicer's normal requirements; (xviii) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC; (xix) no Lease is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC; (xx) each Lessee has represented to such Financing Originator or the Vendor that it has accepted the related Equipment and that it has had a reasonable opportunity to inspect and test such Equipment and such Financing Originator has not been notified of any defects therein; (xxi) the Contract is not subject to any guarantee by Newcourt nor has such Financing Originator established any specific credit reserve with respect to the related Obligor; (xxii) each Lease is a "triple net lease" under which the Obligor is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment; (xxiii) each Vendor Note is secured by an Eligible Secondary Contract having an aggregate


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



Discounted Contract Balance for such Eligible Secondary Contract equal to the outstanding principal amount of such Vendor Note (and assuming the interest rate specified in such Vendor Note is the "Series Discount Rate" for purposes of calculating such Discounted Contract Balance); (xxiv) no provision of such Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition thereof (unless otherwise indemnified by the Vendor or the Financing Originator in an amount equal to the excess of the "Prepayment Amount" as calculated in accordance with the definition thereof over the amount otherwise payable upon a prepayment under such Contract) and (xxv) such other criteria with respect to Additional Contracts as are specified in a Supplement. The foregoing representations and warranties, as appropriate, will be reaffirmed by each Financing Originator with respect to any Additional Contract transferred by it to the Seller. A Contract which satisfies all of the above representations and warranties shall be termed an "ELIGIBLE CONTRACT" and Contracts with respect to which the representations in clauses (iii), (xv) and
(xxiv) are not true shall also be Eligible Contracts if the Seller shall have received confirmation from each Rating Agency that the discrepancy will not result in a Ratings Effect. In addition, each Financing Originator will represent and warrant to the Seller that the conveyance pursuant to the Applicable Purchase Agreement constitutes a valid sale and assignment to the Seller of all right, title and interest of such Financing Originator in the related Contracts (other than any Residual Investment that is not a Guaranteed Residual Investment), whether then existing or thereafter created, and the proceeds thereof, which is effective (i) as to each Existing Contract transferred under the Original Purchase Agreement, as of the date of execution of such agreement, (ii) as to each Additional Contract included within the Original Contracts, as of the First Closing Date and (iii) as to each Additional Contract as of the related Addition Date. As used above, "PERMITTED LIENS" shall mean (a) with respect to Contracts in the Contract Pool: (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (ii) liens in favor of the Seller created pursuant to a Purchase Agreement and transferred to the Issuer Trustee pursuant to the Pooling Agreement, (iii) liens in favor of the Issuer Trustee created pursuant to the Pooling Agreement and (iv) liens in favor of the Collateral Agent created pursuant to the Pooling Agreement; and (b) with respect to the related Equipment: (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (iii) liens in favor of the Seller created pursuant to a Purchase Agreement and transferred to the Issuer Trustee pursuant to the Pooling Agreement, (iv) liens in favor of the Issuer Trustee created pursuant to the Pooling Agreement; (v) liens in favor of the Collateral Agent created pursuant to the Pooling Agreement, (vi) Subordinated Residual Investments, (vii) other subordinated liens which are subordinated to the prior payment of the Notes on terms described in the Pooling Agreement and (viii) liens granted by the End-Users or Vendors which are subordinated to the interest of the Trust in such Equipment.

         In addition to the foregoing, each Financing Originator party thereto has (in the case of the Existing Contracts) or will represent and warrant in each Applicable Purchase Agreement with respect to each Secondary Contract securing a Vendor Note transferred by it under such Applicable Purchase Agreement as of the related Cutoff Date (unless otherwise indicated), among other things, (i) that each such Secondary Contract satisfies the representations set forth in the preceding paragraph (other than the representations set forth in clauses (ii), (viii) (with respect to ownership by the Financing Originator of the Contract) and (xxiii), and except that the term "Obligor" shall be deemed to be "End-User" in all such representations), (ii) that such Financing Originator holds a duly perfected lien of the first priority on such Secondary Contract and (iii) that the transfer of such Financing Originator's security interest in such Secondary Contract and the proceeds thereof to the Seller is effective to create in favor of the Seller a lien thereon and that such lien has been duly perfected (Secondary Contracts which satisfy all of the foregoing representations shall be termed "ELIGIBLE SECONDARY CONTRACTS").

         The Seller will represent and warrant in the Pooling Agreement, among other things, (i) that the transfer of the related Contracts, whether then existing or thereafter created, and the proceeds thereof is a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller therein and that all filings necessary to evidence the conveyance or transfer of the Contracts to the Trust have been made in all appropriate jurisdictions; (ii) that each Contract transferred by it to the Trust is an "Eligible Contract"; (iii) that each Secondary Contract (or interest therein) transferred by it to the Trust is an "Eligible Secondary Contract"; (iv) that the security interest granted on the related Contracts, whether then existing or thereafter created, and the proceeds thereof by the Trust to the Collateral Agent is effective to create in favor of the Collateral Agent a lien thereon and that such lien has been duly perfected; (v) that the Seller holds


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



a duly perfected lien of the first priority on each Secondary Contract and (vi) that the transfer of the Seller's security interest in each Secondary Contract and the proceeds thereof by the Trust to the Collateral Agent is effective to create in favor of the Collateral Agent a lien thereon and that such lien has been duly perfected.

         None of the Collateral Agent, the Indenture Trustees, the Trust, the Issuer Trustee or Chemical Bank Delaware, in its individual capacity (in such capacity, the "TRUST COMPANY"), shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust Assets or the transfers thereof by the Financing Originators, the Seller or the Trust.

         Under the terms of each Purchase Agreement and the Pooling Agreement, each Original Contract and each Additional Contract must be an Eligible Contract. The Collateral Agent shall reassign to the Seller and the applicable Financing Originator will be obligated to purchase from the Seller any Original Contract or Additional Contract transferred by it and any interest in Equipment transferred that is subject to such Contract no later than 90 days after such Financing Originator becomes aware, or receives written notice from the Servicer or the Seller, of the breach of any representation or warranty made by such Financing Originator in the Applicable Purchase Agreement that materially adversely affects the interests of the Seller or the Issuer Trustee or their successors or assigns in any Original Contract, Additional Contract or the related Contract File, which breach has not been cured or waived in all material respects (an "INELIGIBLE CONTRACT"). This purchase obligation will constitute the sole remedy against the Financing Originators available to the Seller, the Collateral Agent, each Indenture Trustee and the Noteholders for a breach of a representation or warranty under a Purchase Agreement made by the Financing Originator party thereto with respect to an Original Contract or Additional Contract. This purchase obligation also will constitute the sole remedy against the Seller available to the Collateral Agent, each Indenture Trustee and the Noteholders for a breach of a representation or warranty under the Pooling Agreement made by the Seller with respect to an Original Contract or Additional Contract.

         Pursuant to the Pooling Agreement, an Ineligible Contract shall be reassigned to the Seller and the Seller shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Discount Rate at the time such Ineligible Contract was transferred to the Trust) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Contract (the amount of such deposit being referred to herein as a "TRANSFER DEPOSIT AMOUNT") shall be considered payment in full of the Ineligible Contract. Any such Transfer Deposit Amount shall be treated as an Available Amount.

CONCENTRATION AMOUNTS

         In addition to the representations and warranties made by the Financing Originators and the Seller with respect to the Contracts as described above under "--Representations and Warranties", the Seller will represent and warrant as of each Cutoff Date as follows, and it will be a condition to the addition of any Additional Contracts that, after giving effect thereto, the following representations and warranties shall be true and correct:

         (i) the ADCB of all End-User Contracts with Obligors that are governmental entities or municipalities does not exceed 1% of the ADCB of the Contract Pool;

         (ii) the ADCB of all End-User Contracts which finance, lease or are related to Software will not exceed 20% of the ADCB of the Contract Pool;

         (iii) the aggregate principal amount of Guaranteed Residual Investments included in the Contract Pool will not exceed 5% of the ADCB of the Contract Pool; and

         (iv) in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are "true leases" does not exceed 10% of the ADCB of the Contract Pool.

         The Collateral Agent shall reassign to the Seller and the applicable Financing Originator will be obligated to purchase from the Seller any Original Contract or Additional Contract transferred by it (and any related Equipment or Applicable Security) (an "EXCESS CONTRACT") selected by the Servicer at such time as there is a breach of any of the foregoing representations or warranties, which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach. Such purchase shall occur no later than 90 days after the Seller or such Financing Originator becomes aware, or receives written notice from the Servicer or the Seller, of such breach. This purchase


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obligation will constitute the sole remedy against the Financing Originators available to the Seller, the Collateral Agent, each Indenture Trustee and the Noteholders for a breach of one of the foregoing representations or warranties.

         Pursuant to the Pooling Agreement, an Excess Contract shall be reassigned to the Seller and the Seller shall make a deposit in the Collection Account in immediately available funds in an amount (an "EXCESS CONCENTRATION AMOUNT") equal to the sum of the Discounted Contract Balance of the Excess Contract (together with accrued interest thereon at the weighted average of the Series Discount Rates) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Excess Contract shall be considered payment in full of the Ineligible Contract. Any such amount shall be considered a Transfer Deposit Amount and shall be treated as an Available Amount.

INDEMNIFICATION

         The Pooling Agreement provides that the Servicer will indemnify the Seller, the Trust, the Issuer Trustee, the Collateral Agent and each Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement. Pursuant to the Pooling Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Pooling Agreement and the other Operative Documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.

         Under the Pooling Agreement, the Seller has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder in the capacity of an investor in the Notes of any Series) arising out of or based on the arrangement created by the Pooling Agreement as though such agreement created a partnership under the New York Uniform Limited Partnership Act in which the Seller was a general partner. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of such successor Servicer.

         Except as provided in the two preceding paragraphs, the Pooling Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Issuer Trustee, the Collateral Agent, the Indenture Trustees, the holders of Notes of any Series, any provider of Credit Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

         In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of Noteholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

         Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts. See "Credit and Contract Servicing Procedures--Contract Collections".

         The Servicer pursuant to the Pooling Agreement also may advance Scheduled Payments with respect to any Contract (a "SERVICER ADVANCE") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract. The Servicer shall be


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entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any Prepayment Amount, Transfer Deposit Amount or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts included in the Trust, the Reserve Account or, unless otherwise provided in a Prospectus Supplement, other Credit Enhancement.

CERTAIN MATTERS REGARDING THE SERVICER

         The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Collateral Agent or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement.

         Any person into which, in accordance with the Pooling Agreement, Newcourt or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Newcourt or the Servicer is a party, or any person succeeding to the business of Newcourt or the Servicer, will be the successor to Newcourt, as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

SERVICER DEFAULT

         In the event of any Servicer Default, either the Collateral Agent or the Controlling Party, by written notice to the Servicer and the Issuer Trustee (and to the Collateral Agent and certain providers of Credit Enhancement, if given by the Noteholders) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Collateral Agent within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Collateral Agent shall offer the Seller the right at its option to accept retransfer of the Trust Assets. The purchase price for such a retransfer shall be equal to the sum of the Aggregate Principal Amount of all Series on such Distribution Date plus accrued and unpaid interest thereon at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the date of such retransfer.

         The Collateral Agent shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "SERVICE TRANSFER"), and if no successor Servicer has been appointed by the Collateral Agent and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Collateral Agent. Prior to any Service Transfer, the Collateral Agent will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Seller under the Pooling Agreement and any Supplement as holder of certain Partnership Notes and as holder of the beneficial interest in the Trust will not be affected by any Termination Notice or Service Transfer.

         A "SERVICER DEFAULT" refers to any of the following events:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Issuer Trustee or the Collateral Agent pursuant to the Pooling Agreement or any Supplement or to make any required drawing, withdrawal, or payment under any Credit Enhancement, or to deliver any Monthly Report on or before the date occurring two business days after the date such payment, transfer, deposit, withdrawal or drawing, or such instruction or notice or report is required to be made or given, as the case may be, under the terms of this Agreement; or

                  (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling Agreement or any Supplement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Collateral Agent, or to the Servicer and the Collateral Agent by the Noteholders


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         or the Applicable Indenture Trustee on behalf of such Noteholders of
         Notes aggregating not less than 25% of the Principal Amount of any Series adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof and such failure continues to materially adversely affect such Noteholders for such period; or

                  (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Issuer Trustee by the Collateral Agent, or to the Servicer, the Issuer Trustee and the Collateral Agent by Noteholders or by the Applicable Indenture Trustee on behalf of Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Series adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect such Holders for such period; or

                  (d) an Insolvency Event shall occur with respect to the Servicer; or

                  (e) the Servicer delegates any of its duties except to the extent such delegation is permitted under the Pooling Agreement and such delegation continues unremedied for 15 days.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b), (c) or (e) for a period of 60 days (in addition to any period provided in (a), (b), (c) or (e)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any related Supplement and the Servicer shall provide the Issuer Trustee, the Collateral Agent, the Seller and certain providers of Credit Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Collateral Agent in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

         The Pooling Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the related Contracts and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling Agreement and the applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

         The Pooling Agreement provides for delivery to the each Indenture Trustee, each Rating Agency and certain providers of Credit Enhancement on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

         Copies of all statements, certificates and reports furnished to the Applicable Trustee may be obtained by a request in writing delivered to the Applicable Trustee.

AMENDMENTS

         The Pooling Agreement may be amended from time to time by agreement of the Issuer Trustee, the Collateral Agent and the Seller without the consent of the Noteholders of any Series (or any Indenture Trustee) or the consent of the provider of any Credit Enhancement (i) to cure any ambiguity or (ii) to add any consistent provisions; provided, that


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



such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         The Pooling Agreement may also be amended from time to time by the Seller, the Servicer, the Collateral Agent and the Issuer Trustee with the consent of the Noteholders holding Notes evidencing not less than 66 2/3% of the Principal Amount of each and every Series of Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of Noteholders. No such amendment, however, may

         (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note of a Series without, the consent of each Noteholder, as applicable, affected thereby;

         (ii) change the definition of (or that of any definition included within the definition of) or the manner of calculating the "Applicable Class Percentage", the "Controlling Party", the "Class A Principal Payment Amount", the "Class B Principal Payment Amount", the "Class C Principal Payment Amount", the "Discounted Contract Balance", the "Principal Amount", the "Series Available Amount" or the "Series Allocation Percentage" without the consent of each Noteholder; or

         (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder; or

         (iv) modify, amend or supplement the provisions of the Pooling Agreement relating to the allocation of Available Amounts (see "Description of the Notes--Allocations") or transfers of the Non-Transferable Notes without the consent of each Noteholder; or

         (v) make any Note payable in money other than Dollars without the consent of each Noteholder.

 Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Issuer Trustee will furnish written notice of the substance of such amendment to each affected Noteholder.

THE ISSUER TRUSTEE

         Chemical Bank Delaware will be the Issuer Trustee under the Pooling Agreement. Newcourt and its affiliates may from time to time enter into banking and trustee relationships with the Issuer Trustee and its affiliates. Newcourt and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Issuer Trustee by the Noteholders as a group. The Issuer Trustee's address is 1201 Market Street, Wilmington, Delaware 19801, Attention: Trust Department.

         For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Issuer Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Issuer Trustee will be conferred or imposed upon and exercised or performed by such Issuer Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Issuer Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Issuer Trustee.

         The Issuer Trustee may resign at any time, in which event a successor Issuer Trustee will be appointed as provided in the Pooling Agreement. The Servicer may also remove the Issuer Trustee if such Issuer Trustee ceases to be eligible to continue as such under the Pooling Agreement. In such circumstances, a successor Issuer Trustee will be appointed as provided in the Pooling Agreement. Any resignation or removal of the Issuer Trustee and appointment of a successor Issuer Trustee does not become effective until acceptance of the appointment by the successor Issuer Trustee.

THE COLLATERAL AGENT

         Fleet National Bank will be the Collateral Agent under the Pooling Agreement. Newcourt and its affiliates may from time to time enter into banking and trustee relationships with the Collateral Agent and its affiliates. Newcourt and


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its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Collateral Agent by the Noteholders as a group. The Collateral Agent's address is 777 Main Street, 11th Floor, Hartford, Connecticut 06115, Attention:
Corporate Trust Administration.

         For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Collateral Agent will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent will be conferred or imposed upon and exercised or performed by such Collateral Agent and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Collateral Agent will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Collateral Agent.

         The Collateral Agent may resign at any time, in which event a successor Collateral Agent will be appointed as provided in the Pooling Agreement. The Servicer may also remove the Collateral Agent if such Collateral Agent ceases to be eligible to continue as such under the Pooling Agreement. In such circumstances, a successor Collateral Agent will be appointed as provided in the Pooling Agreement. Any resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent does not become effective until acceptance of the appointment by the successor Collateral Agent.


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                                 THE INDENTURES

GENERAL

         Each Series of Class A Notes will be issued pursuant to an Indenture among the Issuer Trustee, the Collateral Agent and the Indenture Trustee specified in the Prospectus Supplement related to the issuance of such Notes. Pursuant to the related Supplement the Indenture Trustee will obtain the benefits of the Pooling Agreement for itself and the Noteholders represented thereby. As used in this section of this Prospectus, "Class A Notes" shall refer only to the Class A Notes issued under the Applicable Indenture and "Indenture Trustee" shall refer to the Applicable Indenture Trustee thereunder.

PAYMENTS OF PRINCIPAL AND INTEREST

         Pursuant to each Applicable Indenture, each payment received by the Indenture Trustee as described above under "Description of the Notes--Allocations; Prior to an Event of Default" shall be promptly distributed in the following order of priority:

                  first, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A Notes shall be distributed to the Class A Noteholders ratably, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A Notes; and

                  second, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A Noteholders to pay in full the aggregate amount of the Class A Principal Payment then due pursuant to or in respect of the Class A Notes, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate unpaid principal amount of each Class A Note bears to the aggregate unpaid principal amount of all Class A Notes.

         Pursuant to each Applicable Indenture, each payment received by the Indenture Trustee as described above under "Description of the Notes--Allocations; Following an Event of Default" shall be promptly distributed in the following order of priority:

                  first, so much of such payment as shall be required to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by the Indenture Trustee (to the extent not previously reimbursed), (including, without limitation, the expense of sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon the Indenture Event of Default giving rise to such expenditures or advances) shall be applied by the Indenture Trustee in reimbursement of such expenses;

                  second, so much of such payment remaining as shall be required to reimburse the Noteholders in full for certain indemnity payments, if any, made by such Noteholders to the Indenture Trustee (to the extent not previously reimbursed) shall be distributed to the Noteholders, and, if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any Noteholder over any other, in the proportion that the aggregate amount of such unreimbursed indemnity payments made by each such Noteholder bears to the aggregate amount of such unreimbursed indemnity payments made by all Noteholders;

                  third, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class A Notes shall be distributed to the Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A Note


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         bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A Notes; and

                  fourth, the balance, if any, of such payment remaining thereafter shall be distributed to the Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate unpaid principal amount of each Class A Note bears to the aggregate unpaid principal amount of all Class A Notes.

EVENTS OF DEFAULT AND RESTRICTING EVENTS; REMEDIES

         Events of Default and Restricting Events under an Applicable Indenture shall include each of the Events of Default and Restricting Events, respectively, specified in the Pooling Agreement together with such additional Events of Default and/or Restricting Events as shall be specified in such Indenture.

         If an Event of Default referred to in subparagraphs (d) or (e) (see "Description of the Notes--Events of Default") has occurred, then and in every such case the unpaid principal of the Class A Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Class A Noteholders under the Applicable Indenture, shall immediately and without further act become due and payable.

         If any other Event of Default shall have occurred and be continuing, then and in every such case, the Applicable Indenture Trustee shall deliver written notice to the Collateral Agent specifying the percentage of Class A Notes (based upon outstanding principal amount thereof) desiring to declare the unpaid principal of the Class A Notes, together with accrued but unpaid interest thereon, and all other amounts due and payable to the Class A Noteholders to be immediately due and payable. As described above under "Description of the Notes--Events of Default" none of the Class A Notes issued under any Indenture will be accelerated unless Class A Noteholders representing more than 50% of the Aggregate Principal Amount of the Class A Notes of all Series declare that an Event of Default has occurred. See "Risk Factors--Limited Control".

THE INDENTURE TRUSTEES

         The Indenture Trustee with respect to each Series will be named in the Prospectus Supplement. Newcourt and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustees and their respective affiliates. Newcourt and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to any Indenture Trustee by the Noteholders as a group.

         The Indenture Trustee's responsibilities will be generally ministerial in nature, consisting principally of the distribution of monies received from the Collateral Agent, the authentication and registration of transfer of Notes issued under the Applicable Indenture, the delivery of certain information received from the Seller and the communication to the Collateral Agent of the percentage of Notes represented by such Indenture Trustee desirous of taking certain actions.

         For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, each Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon an Indenture Trustee will be conferred or imposed upon and exercised or performed by such Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of such Indenture Trustee.

         Each Indenture Trustee may resign at any time, in which event a successor Indenture Trustee will be appointed as provided in the Applicable Indenture. The Servicer may also remove an Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the Applicable Indenture. In such circumstances, a successor Indenture Trustee will be appointed as provided in the Applicable Indenture. Any resignation or removal of an Indenture Trustee


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and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

GOVERNING LAW

         Each Indenture will be governed by the laws of the State of New York.

AMENDMENTS

         At any time and from time to time, (i) the Issuer Trustee, the Seller, the Collateral Agent and the Applicable Indenture Trustee, with the written consent of a Majority in Interest of the Class A Noteholders represented thereby, may execute a supplement to the Applicable Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Applicable Indenture (including any appendix or schedule hereto) and (ii) the Applicable Indenture Trustee, with the written consent of a Majority in Interest of the Class A Noteholders represented thereby, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the Pooling Agreement or any Supplement; provided, however, that, without the consent of each Class A Noteholder under the Applicable Indenture, no such amendment, supplement, waiver or consent shall

                         (i) reduce the amount or extend the time of payment of any amount owing or payable under any Class A Note or (except as provided in this Indenture) increase or reduce the interest payable on any Class A Note (except that only the consent of the affected Noteholder shall be required for any decrease in an amount of or the rate of interest payable on such Class A Note or any extension for the time of payment of any amount payable under such Class A Note), or alter or modify the provisions of the Pooling Agreement with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution,

                        (ii) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Seller, or alter the definition of "Indemnitees" to exclude any Noteholder (except as consented to by each Person adversely affected thereby),

                       (iii) make any Class A Note payable in money other than U.S. dollars,

                        (iv) modify, amend or supplement the provisions of the Pooling Agreement relating to amendments, waivers and supplements to the Indentures, the Pooling Agreement or any other document, or

                         (v) modify the definition of "Majority in Interest" (as defined in the Applicable Indenture) or the percentage of Noteholders required to effect any modification of such Applicable Indenture.


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                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

TRANSFER OF CONTRACTS

         As of each Cut-Off Date, all or certain of the Financing Originators will sell the Contracts to the Seller, which Contracts will be immediately sold to the Trust pursuant to the Pooling Agreement. Under commercial law, the transfer of the Contracts to the Trust is either a sale of the Contracts to the Trust or a grant of a security interest in such property to the Trust. The Seller has taken and will take all actions that are required under applicable law to perfect the Trust's interest in the Contracts in the event the transfer by the Seller to the Trust is deemed to be a loan for commercial law purposes, and it is the intent of the Seller that the Trust will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain exceptions. The Seller will represent and warrant upon the execution of the Pooling Agreement and as of each Closing Date and, with respect to Additional Contracts, as of each Addition Date that such sale to the Trust constitutes a valid sale to the Trust of all right, title and interest of the Seller in and to the Original Contracts and any Additional Contracts. The Seller will also represent and warrant to the Trust that, in the event the sale of such Contracts by the Seller to the Trust is deemed to create a security interest under the UCC (as in effect in California), there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the formation of the Trust with respect to the Original Contracts or at the Addition Date of any Additional Contracts, in favor of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Pooling Agreement Generally--Representations and Warranties".

         Financing statements covering the Contracts will be filed under the UCC as in effect in California by the Seller, the Trust and the Collateral Agent to perfect their respective interests in the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, Newcourt will indicate in its books and records, including the appropriate computer files relating to the Contracts that such Contracts have been transferred by the Financing Originators to the Seller, by the Seller to the Trust and by the Trust to the Collateral Agent, and stamp the related Contract Files or otherwise mark such Contracts with a legend to the effect that such Contracts have been transferred to the Trust and assigned to the Collateral Agent and deliver to the Collateral Agent a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Trust and all Secondary Contracts in which a security interest is then being transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the related Cut off Date.

         There are certain limited circumstances under applicable federal law in which prior transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Collateral Agent's interest. A tax or other government lien on property of Newcourt or the Seller arising prior to the time a Contract or interest in a Secondary Contract is conveyed to the Trust may also have priority over the interest of the Trust and the Collateral Agent in such contract. In addition, a lien on a Contract in favor of a third party arising subsequent to the Closing Date on which such Contract is transferred to the Trust may have priority over the interests of the Noteholders of each subsequently issued Series in such Contract. In such event, because the proceeds of each Contract would be shared pro rata among all outstanding Series of Notes, each Noteholder of an outstanding Series (including each outstanding Series issued prior to the creation of such lien) could be adversely affected thereby. Under the Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the Existing Contracts) or will warrant to the Seller, and, under the Pooling Agreement, the Seller will warrant to the Collateral Agent, that the Contracts have been transferred free and clear of the lien of any third party (other than the Subordinated Residual Interest, if any, assigned to any Residual Assignee) and that the interests in Secondary Contracts transferred thereunder have been transferred free and clear of the lien of any third party. Each Financing Originator, the Seller, the Issuer Trustee and the Trust Company will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract included in the Trust, other than transfers to the Trust and by the Trust to the Collateral Agent and assignments of a Subordinated Residual Interest related to any Residual Investment. In addition, as described above under "The Seller", the Seller has been organized as a "bankruptcy-remote" entity which is not engaged in any business or activities unrelated to the transactions described herein.


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SECURITY INTERESTS IN FINANCED VEHICLES

         The Contracts will include CSA's for transportation equipment, including vehicles, subject to state certificate of title statutes. Security interests in vehicles registered in most states may be perfected by a notation of the secured party's lien on the certificate of title for such vehicle, depending on state law. With respect to CSA's for vehicles, such liens would be noted in the name of the related Financing Originator. The Financing Originator has been designated as the first and sole lien holder on the certificate of title. In the event the Vendor fails, due to clerical errors or for any other reason, to effect such notation of the Financing Originator's interest in a vehicle, the Financing Originator would not have a perfected first priority security interest in such vehicle. As a result, the only recourse of the Financing Originator vis-a-vis third parties would be against the Obligor or the related Vendor on an unsecured basis. However, the Financing Originator believes that it has obtained a perfected first priority security interest by notation with respect to almost all of the vehicles.

         Each Financing Originator will assign its security interest in the individual vehicle to the Trust. However, because of the significant administrative burden and expense, neither the Financing Originator nor the Trustee will amend the certificates of title to identify the Trust as the new secured party and, accordingly, the Financing Originator will continue to be named as the secured party on the certificates of title relating to the vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the Financing Originator's rights as the secured party as against creditors of the Obligor. In certain states, the Trustee may not have a perfected security interest in the vehicle. In such an event or in the event that the Financing Originator did not have a perfected first priority security interest in the vehicle, the only recourse of the Trust vis-a-vis third parties would be against an Obligor on an unsecured basis or against the Financing Originator pursuant to its repurchase obligation. However, each Financing Originator will execute a power of attorney to the Trustee authorizing the Trustee to designate the Trust as the first and sole lien holder on the certificate of title.

         In the absence of fraud or forgery by an Obligor or administrative error by state recording officials, the notation of the lien of the Financing Originator on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a vehicle or a designation as first lienholder by lenders who take a security interest in the vehicle. If there are any vehicles as to which the Financing Originator has failed to perfect the security interest assigned to the Trust (i) such security interest would be subordinate to, among others, holders of perfected security interests and (ii) subsequent purchasers of such vehicles would take possession free and clear of such security interest. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

         In the event that the owner of a vehicle moves to a state other than the state in which such vehicle is registered, under the laws of most states the perfected security interest in the vehicle would continue for four months after such relocation and thereafter until the owner titles the vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the Financing Originator must surrender possession if it holds the certificates of title to such vehicle or, in the case of vehicles originally registered in a state which provides for notation of lien but does not require possession of the certificate of title by the holder of the security interest in the related motor vehicle, the Financing Originator would receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the Financing Originator would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle CSA's, the Financing Originator takes steps to effect such reperfection upon receipt of notice of re-registration of information from the Obligor as to relocation. Similarly, when an Obligor sells a vehicle, the Financing Originator must surrender possession of the certificates of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Pooling Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the vehicles.

         Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. In each Applicable Purchase Agreement, each Financing Originator


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



party thereto has (in the case of the Existing Contracts) or will represent, and the Seller will represent in the Pooling Agreement that it is has no knowledge of any such liens with respect to any vehicle. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee in the event such a lien arises.

         The Servicer on behalf of the Trust may take action to enforce the Trust's security interest by repossession and resale of the vehicles securing the related Contracts. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" (i.e., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a vehicle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

         Certain other federal and state statutory provisions, including bankruptcy law, insolvency laws, and other laws affecting the rights of creditors and debtors generally as well as general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         In addition, the Contracts may also include Leases of vehicles where the Financing Originator is identified on the certificate of title as the owner of the vehicle. All right, title and interest of the Financing Originator in each Lease and the related leased vehicle will be assigned to the Seller pursuant to the Applicable Purchase Agreement. Pursuant to the Pooling Agreement, the Seller will transfer all of its right, title and interest in each Lease and the related leased vehicle to the Trust. Because of the significant administrative burden and expense, neither the Financing Originator nor the Trustee will amend the certificates of title to identify the Trust as the owner of the leased vehicle. However, each Financing Originator will execute a power of attorney in favor of the Trustee, authorizing the Trustee to re-register the leased vehicles naming the Trust as the owner thereof on the certificate of title.

CERTAIN CONTRACTS TO BE HELD BY COLLATERAL AGENT OR OTHER CUSTODIAN

         The Seller will not be permitted to maintain Instruments in the United States of America or any State thereof unless (i) a custody or similar agreement (a "CUSTODY AGREEMENT") shall have been executed pursuant to which the Collateral Agent or an authorized agent thereof which is not an affiliate of the Seller (the Collateral Agent or such authorized agent, a "CUSTODIAN") shall have agreed to possess all such Instruments on terms satisfactory to the Collateral Agent, each Rating Agency and the Servicer, (ii) there shall have been delivered to the Collateral Agent and each Rating Agency an Opinion of Counsel to the effect that the Custody Agreement (together with any filings necessary or desirable under the UCC) is effective to perfect the Lien of the Collateral Agent in the Instruments and (iii) the Collateral Agent shall have received confirmation from each Rating Agency that the maintenance of the Instruments pursuant to the Custody Agreement will not result in a Ratings Effect.

CERTAIN MATTERS RELATING TO BANKRUPTCY

         Each Financing Originator will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Seller. In addition to the foregoing, certain of the Existing Contracts were acquired by Newcourt from various Vendors and sold to Newcourt Financial USA Inc. pursuant to an Asset Transfer Agreement dated December 20, 1995 (the "ASSET TRANSFER AGREEMENT"). The Discounted Contract Balance of such Contracts (the "PURCHASED CONTRACTS") represents less than 8% of the Discounted Contract Balance of all Existing Contracts. If the acquisition of an End-User Contract by a Financing Originator or Newcourt is treated as a sale of such Contract from the applicable Vendor to such Financing Originator or Newcourt, as applicable, except in certain limited


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



circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Financing Originator or Newcourt, as applicable, was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of End-User Contracts to Newcourt or to the Financing Originators as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Financing Originator's interest in the Contracts. No law firm will, in connection with any offering of the Notes, express any opinion as to the issues discussed above.

         Further, if the acquisition of a Purchased Contract by Newcourt Financial USA Inc. is treated as a sale of such Contract from Newcourt to such Financing Originator, except in certain limited circumstances, such Contract would not be part of Newcourt's bankruptcy estate and would not be available to Newcourt's creditors. If Newcourt became a debtor in a bankruptcy case then, in the case of Purchased Contracts, if the transfer thereof pursuant to the Asset Transfer Agreement is not treated as a sale, such Contract would be available to satisfy claims against Newcourt. Special Canadian counsel to Newcourt has delivered on the Bridge Closing Date a reasoned legal opinion that, based on the assumptions and qualifications contained therein, under the laws of the Province of Ontario and the federal laws of Canada creditors of Newcourt could not look successfully to the Purchased Assets to satisfy a claim which they may have against the Seller, whether before or after a bankruptcy or insolvency of the Seller, or in any proceeding instituted by or against the Seller under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada).

         In each Applicable Purchase Agreement, each Financing Originator party thereto has (in the case of the existing Contracts) or will warrant to the Seller that the conveyance of the Contracts by it to the Seller is a valid sale and transfer of such Contracts to the Seller. In addition, each Financing Originator and the Seller will treat the transactions described herein as a sale of the Contracts to the Seller and each Financing Originator will take all actions that are required under applicable law to perfect the Seller's ownership interest in the Contracts sold by it and the Seller's security interest in the Secondary Contracts securing Vendor Notes sold by it. Notwithstanding the foregoing, if a Financing Originator became a debtor in a bankruptcy case and an unpaid creditor of such Financing Originator or a representative of creditors of such Financing Originator, such as a trustee in bankruptcy, or such Financing Originator acting as a debtor-in- possession, were to take the position that the sale of Contracts to the Seller was ineffective to remove such Contracts from such Financing Originator's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Financing Originator), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Financing Originator, reductions in the amount of such payments could result. If the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Financing Originator arising before the Contracts came into existence may have priority over the Seller's interest in the Contracts. If the transactions contemplated herein are treated as a sale of Contracts to the Seller, except in certain limited circumstances, the Contracts would not be part of any Financing Originator's bankruptcy estate and would not be available to such Financing Originator's creditors.

         In a recent decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit held that, under the UCC, accounts sold by a debtor remain property of the debtor's estate under Section 541 of the Bankruptcy Code. In the event of a bankruptcy of a Financing Originator, or, in the case of Contracts originated by a Vendor and purchased by a Financing Originator, a bankruptcy of a Vendor, and a determination by a court that the sale of the Contracts to the Seller or to the Financing Originator, respectively, should be recharacterized as a pledge of such Contracts to secure a borrowing, not as a "true sale," including as a result of the application by a court of the Octagon court's reasoning to a Financing Originator's sale of Contracts to the Seller or to a Vendor's sale of Contracts to a Financing Originator, delays in distributions on Notes, and possible reductions in the amount of distributions, could occur.

         The Seller will warrant in the Pooling Agreement (i) that the conveyance of the Contracts to the Trust is a valid sale of the Contracts to the Trust and (ii) that the security interest thereon granted by the Trust in favor of the Collateral Agent is a valid and duly perfected security interest, and will take all actions that are required under applicable law to


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



perfect the Trust's and the Collateral Agent's respective interests in the Contracts and the Secondary Contracts securing Vendor Notes sold by it. Nevertheless, if the Seller were to become a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust was ineffective to remove such Contract's from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Seller, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Noteholder's interest in the Contracts.

         If the transactions contemplated herein are treated as a sale of Contracts, except in certain limited circumstances, the Contracts would not be part of the transferor's estate and would not be available to such transferor's creditors.

         A bankruptcy trustee or debtor in possession under the United States Bankruptcy Code (Title 11 U.S.C. Section101 et seq.) (the "BANKRUPTCY CODE") has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "true lease" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

         Certain End-User Contracts will be "true leases" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such End-User Contract originated by a Financing Originator or acquired by a Financing Originator in a transaction whereby such Financing Originator is the "lessor" thereunder, will be subject to rejection by such Financing Originator, as debtor in possession, or by such Financing Originator's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the Credit Enhancement, if any, and security interests in the related Equipment is insufficient to cover the losses. In addition, any End-User Contract which is a "true lease" originated by a Vendor and transferred to a Financing Originator in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to a Financing Originator of a security interest in such End-User Contract or a transfer by a Vendor to a Financing Originator of an interest in the right to payments only under any such End-User Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the Credit Enhancement, if any, and security interests in the related Equipment are insufficient to cover the losses.

         Certain restrictions have been imposed on the Seller and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Seller or the Trust. These restrictions include incorporating the Seller as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Seller may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Seller is solvent and does not reasonably foresee becoming insolvent. The Seller's certificate of incorporation requires that the Seller have at all times at least one independent director. In addition, the Seller has no intent to file, and Newcourt and Newcourt USA have represented that they have no intent to cause the filing of, a voluntary application under the insolvency laws with respect to the Seller, as long as the Seller is solvent and does not reasonably foresee becoming insolvent. However, no assurance can be given that insolvency proceedings involving either the Seller or the Trust will not occur. In the event the Seller becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets, the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Newcourt USA or either Financing Originator would not lead to insolvency proceedings of either, or both, of the Seller or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indentures, the Pooling Agreement and the Note Documents could occur, although the Noteholders would continue to have the benefit of the Collateral Agent's security interest in the Trust Assets under the Pooling Agreement.


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



         The right of the Collateral Agent, as secured party under the Pooling Agreement for the benefit of the Noteholders to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Seller, before or possibly even after the Collateral Agent has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

         If an Insolvency Event with respect to the Seller were to occur, then an Event of Default would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Additional Contracts would not thereafter be transferred to the Trust and, assuming the Trust Assets were not then subject to being involved in a bankruptcy case, the Collateral Agent would sell the Contracts, thereby causing early termination of the Trust and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Class A Notes to the extent and in the order of priority described under "Description of the Notes--Allocations--Following an Event of Default". The Class A Noteholders would suffer a loss if the sum of (i) the proceeds of the sale allocable to the Class A Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Class A Noteholders is insufficient to pay the Class A Noteholders in full.

         The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default. If no other Servicer Default other than the occurrence of an Insolvency Event with respect to the Servicer exists, an unpaid creditor of the Servicer or a representative of creditors of the Servicer, such as a trustee in bankruptcy, or the Servicer acting as a debtor-in-possession, would have the power to prevent either the Indenture Trustees, the Collateral Agent or the Noteholders from appointing a successor Servicer.

         State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract or Secondary Contract include the failure to file financing statements to perfect the Financing Originator's, Seller's, Issuer Trustee's or Collateral Agent's security interest, as applicable, in the Equipment or other Applicable Security, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses if the Credit Enhancement, if any, is insufficient to cover the delayed payments and losses.

         If a court, in a lawsuit by an unpaid creditor of a Financing Originator or by a representative of creditors of such Financing Originator, such as a trustee in bankruptcy, or by such Financing Originator acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by such Financing Originator of Contracts pursuant to a Purchase Agreement, (i) (A) such Financing Originator entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) such Financing Originator received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) such Financing Originator
(A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Seller or to the Trust, or


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



substantively consolidate the Seller, the Trust and such Financing Originator, or subordinate the rights of the Noteholders to the rights of unsecured creditors of such Financing Originator, or take other actions that would be adverse to the Noteholders.

         The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. Each Financing Originator believes that it is entering into these transactions (including the transfers of Contracts pursuant to each Applicable Purchase Agreement to which it is a party) for proper purposes and in good faith and that the purchase price for the Contracts identified in each Purchase Agreement to which it is a party do and will represent reasonably equivalent value or fair consideration for the transfers of such Contracts to the Seller.

         The Seller will receive, on the First Closing Date, a certificate from Newcourt Financial USA Inc. to the effect that (i) such Financing Originator did not intend, in entering into the Original Purchase Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which such Financing Originator was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold under the Original Purchase Agreement represented reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Seller. Prior to the consummation of a further sale of Contracts under a Subsequent Purchase Agreement the Seller will receive a certificate from each Financing Originator to the effect that (i) such Financing Originator did not intend, in entering into such Purchase Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which such Financing Originator was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts to be sold under such Purchase Agreement represents reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Seller. There can be no assurance, however, that a court would reach the same conclusion.

         No law firm will, in connection with any offering of the Notes, express any opinion as to federal or state laws relating to fraudulent transfers.

         Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee". However, in each Applicable Purchase Agreement each Financing Originator party thereto has (in the case of the Existing Contracts) or will represent that (i) no Contract is a "consumer lease" and (ii) each Obligor has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified such Financing Originator of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.

VENDOR NOTES AND VENDOR RECOURSE CONTRACTS

         The Vendor Notes are, by their terms, payable solely from the proceeds of the Secondary Contracts securing such Vendor Notes, and do not generally represent obligations of the Vendor (except that Secondary Contracts may be covered by such Vendor's UNL Pool or other forms of Vendor recourse). Consequently, Noteholders must rely solely upon the Secondary Contracts and any other Applicable Security, if any, for the payment of principal of, and interest on, the related Vendor Notes. As noted above, any Secondary Contract which is a "true lease" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected Secondary Contract may terminate and the Noteholders may be subject to losses if the Credit Enhancement, if any, and security interests in the related Equipment are insufficient to cover the losses. Further, as noted under above, a tax or government lien on the property of the pledging Vendor arising before a Secondary Contract came into existence may have priority over the Financing Originator's interest in such Secondary Contract.

          Certain Vendor Assignments and certain Program Assignments provide that the Financing Originator has recourse to the related Vendor for all or a portion of the losses the Financing Originator may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Assignment. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to the Financing Originators pursuant to such Vendor Assignments or Program Assignments as loans to the Vendor from the Financing Originator secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Assignment would be subject to the risks described herein for Vendor Notes. In such case the Contracts sold under such Vendor Assignment or Program Assignment would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Assignment.

                       CERTAIN FEDERAL INCOME TAX MATTERS

         Set forth below is a general discussion of the federal income tax consequences to holders of Class A Notes of each Series offered hereby. Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Seller ("TAX COUNSEL") has delivered its opinion to the Seller as of the date of this Prospectus to the effect that the discussion set forth below, subject to the qualifications set forth therein, accurately describes the material federal income tax consequences to holders of Class A Notes, under existing law and the assumptions stated therein. The discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Class A Notes in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, securities dealers, life insurance companies and tax-exempt organizations). The discussion does not, moreover, purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of Class A Notes, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Class A Notes.

         The discussion assumes that a Class A Note is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Class A Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Class A Notes (i.e., any excess of the principal amount of the Class A Note over its issue price) does not exceed a de minimis amount (i.e., 1/4% of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID Regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

TREATMENT OF THE CLASS A NOTES AS INDEBTEDNESS

         The Seller will agree, and the Class A Noteholders will agree by their purchase of a Series of Class A Notes, to treat the Class A Notes as debt for federal income tax purposes. Unless otherwise specified in the related Prospectus Supplement, Tax Counsel will deliver an opinion at closing that the Class A Notes of a Series will be classified as debt for federal income tax purposes. The discussion below assumes that the Class A Notes of each Series will be characterized as debt.

TREATMENT OF THE TRUST

         In the opinion of Tax Counsel, the Trust will not be an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, such Trust will not be subject to federal income tax.

U.S. INVESTORS

         Assuming the Class A Notes of a Series are debt obligations for federal income tax purposes, based on the above assumptions they will not be considered issued with OID. Interest thereon will be taxable as ordinary interest income when received or accrued by holders utilizing the cash or accrual methods of accounting, respectively. Under the OID regulations, a holder of a Class A Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.


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



         Each Paying Agent will be required to report annually to the IRS, and to each Class A Noteholder of record, the amount of interest paid on Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Noteholder" of record is Cede, as nominee for DTC, Class A Noteholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than the related Paying Agent. Accordingly, each nonexempt Noteholder (other than a Non-U.S. Investor, as described below) will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt Class A Noteholder fails to provide the required certification, the Paying Agent (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         As described above, Tax Counsel has provided an opinion that the Trust will not be subject to federal income tax. However, such opinion is not binding on the IRS and thus no assurance can be given that such conclusion will prevail. If the IRS were to successfully contend that the Trust were an association (or publicly traded partnership) taxable as a corporation the Trust would be subject to federal income tax at corporate rates on its taxable income generated by ownership of the Contracts. Moreover, distributions by the entity on the Class C Notes (and on any Class B Notes not treated as debt for federal income tax purposes) would not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to all Noteholders, and the holders of any Series of Notes that were treated as equity could also be liable for a share of such a tax.

NON-U.S. INVESTORS

         Assuming that the Class A Notes of a Series will properly be classified as debt for federal income tax purposes:

                  (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided, that the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Seller or the beneficial interests in the Trust, is not a controlled foreign corporation with respect to the Seller or the holder(s) of beneficial interests in the Trust, and does not bear certain relationships to holders of the Class C Notes (or in certain cases to holders of Class B Notes that are not debt for federal income tax purposes)). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Class A Notes stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Class A Notes or such owner's agent claiming an exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Class A Notes or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided, that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the U.S. entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

                  (b) a holder of a Class A Note of a Series who is a nonresident alien or foreign corporation will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of such Class A Note, provided, that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and
         (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

                  (c) a Class A Note held by an individual who at the time of death is a nonresident alien will not be subject to U.S. federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Seller, and does not bear certain relationships to holders of the Class C Notes or to certain holders of the Class B Notes that are not debt for federal income tax purposes, and (ii) the holding of such Class A Note was not effectively connected with the conduct by the decedent of a trade or business in the United States.

         If the Trust were treated as an association (or publicly traded partnership) taxable as a corporation, distributions to Noteholders could be reduced as described under "--United States Investors", and interest on any Notes characterized as equity for federal income tax purposes could be treated as dividends subject to U.S. withholding tax.

                        STATE, LOCAL AND FOREIGN TAXATION

         The discussion above does not address the tax treatment of the Trust, the Class A Notes of any Series, the Class A Noteholders under state and local tax laws or foreign tax laws. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Trust and the Class A Notes, and the consequences of purchase, ownership or disposition of the Class A Notes under any state or local tax law or any foreign tax law, if applicable.


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



                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain employee benefit plans ("BENEFIT PLANS") from engaging in specified transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were available, if a Note were viewed as debt of the Seller and the Seller was a disqualified person or a party in interest with respect to a Benefit Plan that acquired the Note.

         Moreover, additional prohibited transactions could arise if Trust Assets were deemed to constitute assets of any Benefit Plan that owned Notes. The Department of Labor ("DOL") has issued a final regulation concerning the definition of what constitutes "plan assets" subject to the fiduciary and prohibited transaction rules of ERISA and the Code (the "PLAN ASSET REGULATION"). Under the Plan Asset Regulation, the assets and properties of corporations, partnerships and certain other entities such as the Trust in which a Benefit Plan acquires "an equity interest" could be deemed to be plan assets subject to these rules in certain circumstances. Although it is anticipated that the Notes should be treated as debt rather than equity, no assurance can be given that this will in fact be the characterization of the Notes for these purposes. If the Notes were to be treated as equity interests rather than as debt, the Trust would be deemed to hold plan assets unless one of two exceptions described below were applicable to the Trust.

         The Plan Asset Regulation contains an exception to the "look through" treatment described in the preceding paragraph if a Benefit Plan acquires a "publicly-offered security". A publicly-offered security is a security that is
(i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. There are no restrictions imposed on the transfer of the Notes, which will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

         The offering of the Notes will likely not meet the criteria of the publicly-offered security exception under the Plan Asset Regulation, and no monitoring or other measures will be taken to determine whether such criteria are met.

         The Plan Asset Regulation also provides that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" is not "significant". Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity is held by benefit plan investors. For purpose of determining whether this limitation is met, the value of any equity interests held by any person, other than a benefit plan investor, with discretionary authority or control with respect the assets of the entity or any person who provides investment advice for a fee with respect to such assets, or any affiliate of such person, is excluded. No assurance can be given that the criteria for this exception will be satisfied at any particular time, and no monitoring or other measures will be taken to determine whether such criteria are met.

         If the Notes fail to meet the criteria of the exceptions discussed above and the Trust Assets are deemed to include plan assets subject to regulation under ERISA and the Code, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to investing Benefit Plans might be prohibited unless an exemption is available. Thus, for example, if the employer that maintains any Benefit Plan is an Obligor under one of the Contracts, under a DOL interpretation the purchase of such related Notes by such Benefit Plan could constitute a prohibited transaction. There can be no assurance that an exemption would apply to each transaction involving Trust Assets.

         IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ACQUISITION OF SUCH NOTES WOULD BE A PROHIBITED TRANSACTION, WHETHER TRUST ASSETS WHICH ARE REPRESENTED BY SUCH NOTES WOULD BE CONSIDERED PLAN ASSETS, THE CONSEQUENCES THAT WOULD APPLY IF THE TRUST ASSETS WERE CONSIDERED PLAN ASSETS AND THE APPLICABILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES.


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



                              PLAN OF DISTRIBUTION

         Upon the terms and subject to the conditions set forth in a note agency or underwriting agreement (any such agreement, an "UNDERWRITING AGREEMENT"), the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement and each of such underwriters will agree to purchase from the Seller the principal amount of Class A Notes set forth therein and in the related Prospectus Supplement.

         In each Underwriting Agreement, the several underwriters will agree, unless otherwise set forth in the related Prospectus Supplement, subject to the terms and conditions set forth therein, to purchase all the Class A Notes described therein which are offered hereby and by the related Prospectus Supplement if any of such Class A Notes are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

         Each Prospectus Supplement will either (i) set forth the price at which the related Series of Class A Notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Series of Class A Notes or (ii) specify that such Series of Class A Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Series of Class A Notes, the public offering price and such concessions may be changed.

         Each Underwriting Agreement will provide that Newcourt and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

         The Collateral Agent may, from time to time, invest the funds in the Collection Account, the Reserve Account and any other account maintained by the Collateral Agent pursuant to the Pooling Agreement or any Supplement in Eligible Investments acquired from the underwriters.

         The obligation of each underwriter to purchase any Series of Class A Notes will be subject to conditions precedent specified in the related Underwriting Agreement.

         The place and time of delivery for the Series of Class A Notes in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the Notes will be passed upon for the Seller and the Trust by Skadden, Arps, Slate, Meagher & Flom, New York, New York and for any underwriters, agents or dealers by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Certain federal income tax matters will be passed upon for the Seller by Skadden, Arps, Slate, Meagher & Flom, New York, New York.


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







                                 INDEX OF TERMS

                                                                            Page

Accrual Period................................................................37
ADCB..........................................................................37
Addition......................................................................40
Addition Date.................................................................40
Additional Contracts...........................................................6
Additional Series Enhancement.................................................49
Adjusted Scheduled Payments...................................................37
Aggregate Principal Amount....................................................37
Allocated Series Discounted Contract Balance..................................37
Applicable Class Percentage...................................................38
Applicable Indenture........................................................2, 9
Applicable Indenture Trustee...................................................2
Applicable Purchase Agreement.................................................57
Applicable Security...........................................................12
Article 2A................................................................21, 76
Asset Transfer Agreement..................................................17, 72
Available Amounts.............................................................44
Bankruptcy Code...........................................................18, 74
Benefit Plan..................................................................13
Benefit Plans.................................................................81
Bridge Closing Date...........................................................35
Business Day...................................................................9
Cede...........................................................................3
CEDEL.........................................................................54
Charge-Offs...................................................................52
Citibank......................................................................54
Class..........................................................................2
Class A Noteholder............................................................54
Class A Notes..................................................................2
Class A Principal Payment Amount..............................................38
Class B Noteholders...........................................................11
Class B Notes..................................................................2
Class B Principal Payment Amount..............................................38
Class C Noteholders...........................................................11
Class C Notes..................................................................2
Class C Principal Payment Amount..............................................38
Closing Date...................................................................5
Code..........................................................................78
Collateral Agent...............................................................1
Collection Account.........................................................7, 47
Collection Period ............................................................36
Commission.....................................................................4
Commitment Termination Date....................................................5
Contract Files................................................................58
Contract Pool..................................................................6
Contracts......................................................................2
Credit Enhancement............................................................11
Credit Enhancer...............................................................49
CSA............................................................................6

                                                                            Page

Custodian.....................................................................72
Custody Agreement ............................................................72
Cutoff Date....................................................................2
Defaulted Contract............................................................47
Definitive Class A Notes......................................................56
Depositaries..................................................................54
Depository....................................................................36
Determination Date............................................................42
Discounted Contract Balance...................................................39
Distribution..................................................................52
Distribution Date .............................................................9
DOL ..........................................................................81
DTC ...........................................................................3
Eligible Contract ............................................................60
Eligible Investments..........................................................48
Eligible Secondary Contracts..................................................60
End-User.......................................................................2
End-User Contracts.............................................................2
Equipment..................................................................2, 27
ERISA ........................................................................81
Euroclear Operator or Euroclear...............................................54
Event of Default..............................................................50
Excess Concentration Amount...................................................62
Excess Contract...............................................................61
Excess Spread Amount..........................................................39
Exchange Act...................................................................4
Excluded Amounts..............................................................24
Existing Contracts............................................................36
Existing Debt.................................................................35
FDIC..........................................................................48
Financed Items.............................................................2, 27
Financing Agreement............................................................6
Financing Originators..........................................................5
First Closing Date.............................................................5
Guaranteed Residual Investment................................................30
Hedging Counterparty..........................................................42
Holders.......................................................................56
Indenture......................................................................2
Indenture Trustee .............................................................2
Indirect Participants.........................................................55
Ineligible Contract...........................................................61
Initial Principal Amount......................................................36
Insolvency Event..............................................................20
Insolvency Laws...............................................................31
Insurance Proceeds............................................................58
Interest Rate.................................................................10
Interest Rate Hedge...........................................................42
IPA............................................................................6
IRS...........................................................................78
Issuer Trustee.................................................................1
L/C Issuer....................................................................49
LCS...........................................................................35

                                                                            Page

Lease..........................................................................6
Lender........................................................................35
Lessee.........................................................................6
Maturity Date.................................................................10
Minimum Amount................................................................52
Minimum Deposit................................................................7
Minimum Reserve Balance.......................................................43
MLA...........................................................................25
MLA Supplement................................................................25
Monthly Report................................................................53
Moody's.......................................................................13
Morgan........................................................................54
Net Pool Balance .............................................................42
New Issuance..................................................................40
Newcourt.......................................................................1
Newcourt Advance..............................................................42
Newcourt Entity...........................................................31, 32
Newcourt USA...................................................................5
Non-Transferrable Notes.......................................................57
Note Documents................................................................51
Noteholders...................................................................11
Notes..........................................................................1
NRC............................................................................1
Obligor........................................................................7
OID...........................................................................78
OID Regulations...............................................................78
Operative Documents...........................................................36
Opinion of Counsel............................................................41
Optional Prepayments..........................................................15
Original Contracts.............................................................5
Original Purchase Agreement...................................................36
Parrish.......................................................................34
Participants..................................................................54
Permitted Liens...............................................................60
Plan Asset Regulation.........................................................81
Pooling Agreement..............................................................1
Prepaid Contract..............................................................40
Prepayment....................................................................15
Prepayment Amount.............................................................40
Principal Amount..............................................................39
Program Agreement..............................................................8
Program Assignment............................................................21
Prospectus Supplement..........................................................1
Purchase Agreements...........................................................57
Purchased Contracts.......................................................17, 72
Qualified Institution.........................................................48
Rating Agency.................................................................13
Ratings Effect................................................................16
Record Date...................................................................52
Recoveries....................................................................47
Registration Statement.........................................................4
Required Holders..............................................................51

                                                                            Page

Required Percentage...........................................................22
Reserve Account............................................................7, 48
Reserve Account Allocation Amount.............................................44
Residual Assignee.............................................................30
Residual Investment.......................................................16, 29
Restricting Event.............................................................51
S&P...........................................................................13
Scheduled Payments............................................................39
Secured Note...............................................................6, 26
Secured or Unsecured Note......................................................6
Secured Parties...............................................................11
Securities Act.................................................................4
Seller.........................................................................1
Series.........................................................................1
Series ADCB...................................................................39
Series Allocation Percentage..................................................44
Series Arrearage..............................................................44
Series Available Amount.......................................................44
Series Discount Rate..........................................................39
Series Enhancement............................................................11
Series Expected Cash Flow.....................................................44
Series Issuance Date..........................................................36
Service Transfer..............................................................63
Servicer.......................................................................1
Servicer Advance..........................................................13, 62
Servicer Default..............................................................63
Services................................................................2, 7, 27
Servicing Fee.................................................................52
Servicing Fee Percentage......................................................52
Software................................................................2, 7, 27
Spread Account................................................................50
Subordinated Note Rate........................................................39
Subordinated Noteholders......................................................11
Subordinated Notes.............................................................2
Subordinated Residual Interest............................................16, 30
Subsequent Purchase Agreement.................................................57
Supplement.....................................................................2
Tax Counsel...................................................................78
Tax Opinion...................................................................41
Termination Notice............................................................63
Transfer Deposit Amount.......................................................61
Transfer Event................................................................51
Transferred Assets........................................................12, 58
Trust..........................................................................1
Trust Assets...................................................................5
Trust Company.................................................................61
Trust Termination Date........................................................57
UCC...........................................................................16
Underwriting Agreement........................................................82
UNL Pool......................................................................28
Unsecured Note.................................................................6
Vendor Agreements .............................................................8

                                                                            Page

Vendor Assignment .........................................................8, 29
Vendor Notes...............................................................2, 27
Vendors....................................................................8, 28

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NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                      ------------------------------------
                               TABLE OF CONTENTS

                                                       PAGE
                                                      ------
                   PROSPECTUS SUPPLEMENT
Summary of Series Terms.............................    S- 4
The Trust Assets....................................    S-13
Distribution of Transferred Contracts by Remaining
  Contract Term.....................................    S-14
Distribution of Transferred Contracts by Discounted
  Contract Balances.................................    S-15
Distribution of Transferred Contracts by Original
  Contract Term.....................................    S-15
Distribution of Transferred Contracts by End-User
  Industry..........................................    S-15
Geographic Distribution of Transferred End-User
  Contracts.........................................    S-16
Distribution of Transferred Contracts by Type of
  Collateral........................................    S-16
Distribution of Transferred End-User Contracts by
  Type of Contract..................................    S-16
The Servicer........................................    S-17
Delinquency Experience..............................    S-18
Loss Experience.....................................    S-18
Prepayment Table....................................    S-19
The Indenture Trustee...............................    S-20
The Issuer Trustee..................................    S-20
The Issuer..........................................    S-20
Description of The Series 1996-3 Notes..............    S-20
Certain Tax Considerations..........................    S-25
ERISA Considerations................................    S-26
Rating..............................................    S-26
Plan of Distribution................................    S-27
Legal Matters.......................................    S-27
General Information.................................    S-27
Annex 1.............................................    S-28
Index of Terms......................................    S-29
                         PROSPECTUS
Available Information...............................       4
Reports to Noteholders..............................       4
Incorporation of Certain Documents by Reference.....       4
Prospectus Summary..................................       5
Risk Factors........................................      15
The Contracts.......................................      24
The Trust...........................................      31
The Seller..........................................      31
The Servicer........................................      32
Credit and Contract Servicing Procedures............      33
Use of Proceeds.....................................      35
Description of the Notes............................      36
The Pooling Agreement Generally.....................      57
The Indentures......................................      67
Certain Legal Aspects of the Contracts..............      70
Certain Federal Income Tax Matters..................      78
State, Local and Foreign Taxation...................      80
ERISA Considerations................................      81
Plan of Distribution................................      82
Legal Matters.......................................      82
Index of Terms......................................      83

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                              NEWCOURT RECEIVABLES
                                  ASSET TRUST

                           $188,172,873 CLASS A 6.24%
                               ASSET BACKED NOTES
                                 SERIES 1996-3

                             PROSPECTUS SUPPLEMENT

                                  FIRST UNION
                             CAPITAL MARKETS CORP.
                            DEUTSCHE MORGAN GRENFELL
                                LEHMAN BROTHERS

UNTIL MARCH 9, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES 1996-3 CLASS A NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THE DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

DECEMBER 9, 1996
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